Exhibit 10.2

STONEMOR GP LLC,

STONEMOR PARTNERS L.P.,

STONEMOR OPERATING LLC, and

EACH OF THE SUBSIDIARY ISSUERS

LISTED ON THE SIGNATURE PAGES HEREOF

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated as of August 15, 2007

Up to $150,000,000 Uncommitted Private Shelf Facility

i

(continued)

(continued)

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SCHEDULE A	—	Information Relating to Purchasers

SCHEDULE A-1	—	Information Relating to Existing Series A Notes

SCHEDULE B	—	Defined Terms

SCHEDULE B-1	—	Authorized Officers

SCHEDULE 2.9	—	Fee Payment Instructions

SCHEDULE 4.1(d)(iii)	—	Local Counsel

SCHEDULE 5.8(c)	—	Real Property Owned By Each Credit Party and its Subsidiaries

SCHEDULE 5.8(d)(i)	—	Real Property Under Which A Credit Party or its Subsidiaries is a Lessee

SCHEDULE 5.8(d)(ii)	—	Real Property Under Which a Credit Party or its Subsidiaries is a Lessor

SCHEDULE 5.8(e)	—	Existing Investments

SCHEDULE 5.9	—	Environmental Compliance

SCHEDULE 5.12(d)	—	Multiemployer Plans

SCHEDULE 5.13(a)	—	Subsidiaries of the Credit Parties Ownership of Subsidiary Equity Interests Organization of Credit Parties

SCHEDULE 5.13(c)	—	Ownership of Issuer Equity Interests

SCHEDULE 5.14(a)		Existing Indebtedness

SCHEDULE 5.17	—	Intellectual Property; Licenses, etc.

v

(continued)

EXHIBIT A-1	—	Form of 7.66% Series A Senior Secured Note due September 20, 2009

EXHIBIT A-2	—	Form of 9.34% Series B Senior Secured Note due August 15, 2012

EXHIBIT A-3	—	Form of Shelf Note

EXHIBIT 1.6	—	General Partner/Parent Guarantee

EXHIBIT 1.7(a)	—	Security Agreement

EXHIBIT 1.7(b)	—	Pledge Agreement

EXHIBIT 2.4	—	Form of Request for Purchase

EXHIBIT 2.6	—	Form of Confirmation of Acceptance

EXHIBIT 4.1(d)(ii)	—	Form of Opinion of Blank Rome LLP, Counsel for the Credit Parties

EXHIBIT 4.1(d)(iii)	—	Form of Opinion of Each Local Counsel to the Credit Parties

EXHIBIT 4.1(e)	—	Form of Confirmation and Reaffirmation of General Partner/Parent Guarantee

EXHIBIT 4.1(g)	—	Form of Amended and Restated Intercreditor Agreement

EXHIBIT 4.1(h)(i)	—	Form of Confirmation Agreement

EXHIBIT 4.1(h)(ii)	—	Form of Modification

EXHIBIT 4.1(k)(iv)	—	Form of Compliance Certificate

EXHIBIT 4.2(a)(v)		Form of Shelf Opinion

EXHIBIT 10.2(h)	—	Form of Subordination Provisions in respect of Seller Subordinated Debt

STONEMOR GP LLC,

STONEMOR PARTNERS L.P.,

STONEMOR OPERATING LLC, and

EACH OF THE SUBSIDIARY ISSUERS

LISTED ON THE SIGNATURE PAGES HEREOF

155 Rittenhouse Circle

Bristol, PA 19007

(215) 826-2800

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Up to $150,000,000 Uncommitted Private Shelf Facility

New York, New York

as of August 15, 2007

Prudential Investment Management Inc.

The Prudential Insurance Company of America

Prudential Retirement Insurance and Annuity Company

Each Affiliate (as hereinafter defined) of Prudential

Investment Management Inc. which becomes bound

by certain provisions of this Agreement (as hereinafter defined)

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

iStar Financial Inc.

SFT I, Inc.

Each Affiliate of iStar Financial Inc. which becomes

bound by certain provisions of this Agreement

1114 Avenue of the Americas

New York, NY 10036

Ladies and Gentlemen:

The undersigned, STONEMOR GP LLC, a Delaware limited liability company (the “General Partner”), STONEMOR PARTNERS L.P., a Delaware limited partnership (the “Parent”), STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), and each other Subsidiary of the Parent listed on the signature pages hereof under the heading “Subsidiary Issuers” (individually a “Subsidiary Issuer” and collectively the “Subsidiary Issuers”; and the Subsidiary Issuers and the Company individually an “Issuer” and collectively the “Issuers”) hereby agree with each of you (individually a “Purchaser” and collectively the

“Purchasers”) as set forth below. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to Sections are, unless otherwise specified, to Sections of this Agreement.

1.	AMENDMENT AND RESTATEMENT; AUTHORIZATION OF SHELF NOTES; THE GUARANTEES AND SECURITY FOR THE SHELF NOTES.

1.1.	Prior Issuances.

Pursuant to that certain Note Purchase Agreement, dated as of September 20, 2004, by and between the Company and each of the parties listed on Schedule A thereto as holders of the Series A Notes (the “Series A Holders”) (as amended by that certain First Amendment to Note Purchase Agreement, dated as of November 12, 2004 and as in effect immediately prior to the Series B Closing Date, the “Existing Note Agreement”), the Company issued $80,000,000 aggregate principal amount of its 7.66% Senior Secured Notes due September 20, 2009 (the “Existing Series A Notes”). The Existing Series A Notes are currently outstanding and held (beneficially or of record) by the Series A Holders. The Company has requested that the Series A Holders agree to amend various provisions of the Existing Note Agreement. The Series A Holders have, subject to the satisfaction of the conditions set forth in Section 4 of this Agreement, consented to such request. The mutual agreement of the parties as to such matters is set forth in the amendment and restatement of the Existing Note Agreement and the Existing Series A Notes provided for in this Agreement.

1.2.	Authorization of Amendment and Restatement of Existing Note Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series A Holder, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in its entirety of the Existing Note Agreement by this Agreement, and the Existing Note Agreement shall be deemed so amended and restated. Subject to the satisfaction of the conditions set forth in Section 4 of this Agreement, each Series A Holder, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Existing Series A Notes, on the terms set forth in Section 1.3. Notwithstanding the foregoing, the representations and warranties set forth in Section 5 and Section 6 of the Existing Note Agreement shall be deemed to survive the amendment and restatement of the Existing Note Agreement, and the representations and warranties set forth in Section 5 and Section 6 of this Agreement shall be deemed to be additional representations and warranties made as of the date of this Agreement. The provisions of Section 1 through 3 (inclusive) of the Existing Note Agreement, insofar as they apply to the original issuance of the Existing Series A Notes on the Effective Date, shall be deemed to survive the amendment and restatement of the Existing Note Agreement.

1.3.	Exchange of Existing Series A Notes.

The Existing Series A Notes, as amended and restated by Exhibit A-1 to this Agreement, shall be hereinafter referred to, individually, as a “Series A Note” and, collectively, as the “Series A Notes.” Any Series A Note issued on or after the Series B Closing Date shall be in the form of Exhibit A-1 to this Agreement.

On or before the Series B Closing Date, the Issuers will deliver to the holders’ special counsel, Bingham McCutchen LLP at One State Street, Hartford, CT 06103, one or more Series A Notes, in the denominations specified below such Series A Holder’s name on Schedule A-1 hereto, dated as of the most recent interest payment in respect thereof, and payable to such Series A Holder or as otherwise indicated on Schedule A hereto, against delivery by such Series A Holders of the Existing Series A Notes identified as held by such Series A Holder on Schedule A-1 hereto (or notice of lost note in accordance with Section 13.3) on or before the Series B Closing Date to Bingham McCutchen LLP at One State Street, Hartford, CT 06103. On the Series B Closing Date, Bingham McCutchen LLP will forward each of the Series A Notes to the Series A Holders as directed in Schedule A hereto and the Existing Series A Notes (or the notice of lost note) to the Company for cancellation. All amounts owing under, and evidenced by, the Existing Series A Notes as of the Series B Closing Date shall continue to be outstanding under, and shall after the Series B Closing Date be evidenced by, the Series A Notes, and shall be repayable in accordance with this Agreement and the Series A Notes.

1.4.	Authorization of Issue of Series B Notes.

The Issuers will authorize the issue of their senior secured promissory notes (the “Series B Notes”) in the aggregate principal amount of $35,000,000, to be dated the date of issue thereof, to mature August 15, 2012, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 9.34% per annum and on overdue principal, Make-Whole Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-2 attached hereto. The Series B Notes shall constitute Shelf Notes hereunder and the terms “Series B Note” and “Series B Notes” as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any such Series B Note pursuant to any such provision.

1.5.	Authorization of Issue of Shelf Notes.

The Issuers will authorize the issue of their senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of up to $150,000,000 (inclusive of the Series A Notes and the Series B Notes), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 5 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 5 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2.6, and to be substantially in the form of Exhibit A-3 attached hereto. The terms “Shelf Note” and “Shelf Notes” as used herein shall include, collectively, each Series A Note, each Series B Note and each other Shelf Note, as applicable, delivered pursuant to any provision of this Agreement (it being understood that the Series A Notes and the Series B Notes shall contain the terms set forth therein and shall have been issued on or prior to the Series B Closing Date), and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. Shelf Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Shelf Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Shelf Note issued in exchange for another Shelf Note, shall be deemed for these purposes to be the date on which such Shelf Note’s ultimate predecessor Shelf Note was issued), are herein called a “Series” of Shelf Notes.

1.6.	The General Partner/Parent Guarantee.

The obligations of the Issuers under this Agreement and the Shelf Notes will be unconditionally guaranteed by the General Partner and the Parent (of which the Company is a wholly-owned subsidiary) pursuant to a guarantee in the form of Exhibit 1.6 (“General Partner/Parent Guarantee”).

1.7.	Security for the Shelf Notes.

The Shelf Notes will be secured by the Collateral on the terms set forth in the Security Documents, including, inter alia (a) that certain Security Agreement, dated the Effective Date, between the Credit Parties and the Collateral Agent, in the form of Exhibit 1.7(a) (as amended by the Confirmation Agreement and as further amended, restated, modified, extended, renewed, replaced or supplemented from time to time, the “Security Agreement”), (b) that certain Pledge Agreement, dated the Effective Date, between the Credit Parties and the Collateral Agent, in the form of Exhibit 1.7(b) (as amended by the Confirmation Agreement and as further amended, restated, modified, extended, renewed, replaced or supplemented from time to time, the “Pledge Agreement”) and (c) the Mortgages, and the respective rights of the holders of the Shelf Notes and the Lenders with respect to the Collateral and other matters shall be governed by the Intercreditor Agreement.

2.	PURCHASE AND SALE OF SHELF NOTES.

2.1.	Facility.

Prudential and iStar are willing to consider, in their respective sole discretion and within limits which may be authorized for purchase by them or their Affiliates from time to time following the Series B Closing Date, the purchase of Shelf Notes by them or their Affiliates pursuant to this Agreement. The willingness of Prudential and iStar to consider such purchase of Shelf Notes is herein called the “Facility”. With respect to purchases by Prudential or Prudential Affiliates, at any time, the remainder of $75,000,000 minus the aggregate principal amount of Shelf Notes purchased and sold to Prudential or one of its Affiliates pursuant to this Agreement prior to such time minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder to Prudential or one of its Affiliates prior to such time, is herein called the “Prudential Available Facility Amount” at such time, and with respect to purchases by iStar or one of its Affiliates at any time, the remainder of $75,000,000, minus the aggregate principal amount of Shelf Notes purchased and sold to iStar or one of its Affiliates pursuant to this Agreement prior to such time minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder to iStar or one of its Affiliates prior to such time, is herein called the “iStar Available Facility Amount” at such time. Notwithstanding the foregoing, in determining the Prudential Available Facility Amount or the iStar Available Facility Amount, as applicable, the Series A Notes that have been paid or prepaid in full or in part shall, to the extent of such payment or prepayment, be excluded from the determination of the aggregate principal amount of Shelf Notes purchased hereunder.

NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL AND iSTAR TO CONSIDER PURCHASES OF SHELF NOTES BY THEM OR THEIR AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL, iSTAR NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL, iSTAR OR ANY OF THEIR RESPECTIVE AFFILIATES.

2.2.	Issuance Period.

Shelf Notes may be issued and sold pursuant to this Agreement from time to time following the Series B Closing Date until the earlier of (a) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (b) the thirtieth day after either Prudential or iStar shall have given to the Company and either Prudential or iStar (whichever shall not have given such notice), or the Company shall have given to both Prudential and iStar, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2.3.	Periodic Spread Information.

Provided no Default or Event of Default exists, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period, the Company may request by telecopier or telephone, and each of Prudential, if there is a Prudential Availability Facility Amount on such Business Day, and iStar, if there is an iStar Availability Facility Amount on such Business Day, will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential, iStar or any of their respective Affiliates might be interested in purchasing Shelf Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every ten Business Days or such other period as shall be mutually agreed to by the Company, Prudential and iStar. The amount and content of information so provided shall be in the separate sole discretion of each of Prudential and iStar but it is the intent of both to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Shelf Notes, and neither Prudential, iStar nor any of their respective Affiliates shall be obligated to purchase Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Each of Prudential and iStar may suspend or terminate providing information pursuant to this Section 2.3 for any reason, including its determination that the credit quality of any Issuer has declined since the date of this Agreement.

2.4.	Request for Purchase.

The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes by delivering a completed request substantially in the form of Exhibit 2.4 (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to each of Prudential and iStar by telecopier or overnight delivery service, and shall (a) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than the lesser of $5,000,000 and the undrawn portion of the Available Facility Amount if less than $5,000,000, and not be greater than the Prudential Available Facility Amount, in the case of Prudential, or the iStar Available Facility Amount, in the case of iStar, at the time such Request for Purchase is made, (b) specify the principal amounts, final maturities and principal prepayment dates and amounts of the Shelf Notes covered thereby, (c) specify the use of proceeds of such Shelf Notes, (d) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (e) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (f) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (g) be substantially in the form of Exhibit 2.4 attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by both Prudential and iStar. For the avoidance of doubt, the terms of the Requests for Purchase delivered to Prudential and iStar in respect of a particular issuance of Shelf Notes shall be identical.

2.5.	Rate Quotes.

Not later than five Business Days after the Company shall have given both Prudential and iStar a Request for Purchase pursuant to Section 2.4, each of Prudential and iStar may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as either may elect) interest rate quotes for the several principal amounts, maturities and principal prepayment schedules of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on such Shelf Notes at which Prudential, iStar or one or more of their respective Affiliates would be willing to purchase such Shelf Notes at 100% of the principal amount thereof. If in response to a Request for Purchase, both Prudential and iStar provide interest rate quotes, then the quotes from Prudential and iStar must be identical or the Company may not accept such quotes pursuant to Section 2.6. If such quotes are not identical, then Prudential and iStar will consult with one another and the Company in an effort to conform the quotes, and will endeavor to provide identical quotes as promptly as possible, provided, however, neither Prudential nor iStar shall have any obligation to agree on or provide identical quotes.

2.6.	Acceptance.

Within 30 minutes after both Prudential and iStar shall have provided any interest rate quotes pursuant to Section 2.5 or such shorter period as either may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to Section 2.7, elect to accept such interest rate quotes as to not less than $5,000,000 (or such lesser amount as is equal to the undrawn portion of the Available Facility Amount) aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential and iStar by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates, provided that if both Prudential and iStar have provided interest rate quotes, and there is sufficient availability in both Available Facility Amounts, then the Company must accept 50% of such principal amount from Prudential and 50% from iStar. If there is availability in both Available Facility Amounts, but not sufficient availability for the Company to comply with the preceding sentence, then it shall accept the full amount of the availability from either Prudential or iStar, whichever has the smaller Available Facility Amount, and the balance from the other. If either Prudential or iStar has not provided interest rate quotes and the other has, or there is remaining availability in one Available Facility Amount, but not the other, then the Company may accept the interest rate quotes that have been provided up to the remaining availability in the applicable Available Facility Amount. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential and iStar do not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to Section 2.7 and the other terms and conditions hereof, the Issuers agree to sell to Prudential, iStar or one or more of their respective Affiliates, and Prudential and iStar agree to purchase or cause the purchase by one or more of their respective Affiliates of, the Accepted Notes at 100% of the principal amount of such Shelf Notes. As soon as practicable following the Acceptance Day, the Company and each Purchaser which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 2.6 attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential and iStar, within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, either Prudential or iStar may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company and Prudential or iStar (whichever should not be canceling such closing) in writing. If the Company shall execute a Confirmation of Acceptance with respect to such Accepted Notes, the third preceding sentence shall apply.

2.7.	Market Disruption.

Notwithstanding the provisions of Section 2.6, if Prudential and iStar shall have provided interest rate quotes pursuant to Section 2.5 and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential and iStar in accordance with Section

2.6, the domestic market for U.S. Treasury securities or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential or iStar of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential and/or iStar (whichever shall have received such Acceptance) shall promptly notify the Company that the provisions of this Section 2.7 are applicable with respect to such Acceptance.

2.8.	Facility Closings.

Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Issuers will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group specified on the first page hereof, if such Purchaser is Prudential or one of its Affiliates, or at the offices of iStar specified on the first page hereof, if such Purchaser is iStar or one of its Affiliates, the Accepted Notes to be purchased by such Purchaser in the form of one or more Shelf Notes in such authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the account specified by the Company in the Request for Purchase of such Shelf Notes. If the Issuers fail to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this Section 2.8 or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential and iStar (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential and iStar (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.9(c) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, either Prudential or iStar (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than two occasions, unless Prudential and iStar shall have otherwise consented in writing.

2.9.	Fees.

(a) Facility Fee. On the Series B Closing Date, the Company will pay to Prudential and iStar in immediately available funds, a fee (herein called the “Facility Fee”) in the aggregate amount of $100,000, half of which shall be paid to Prudential and half to iStar.

(b) Issuance Fee The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day (including, without limitation, the Series B Closing Date) in an amount equal to 1% of the aggregate principal amount of Shelf Notes sold to and purchased by such Purchaser on such Closing Day. For the avoidance of doubt, no issuance fee will be payable in respect of the Existing Series A Notes.

(c) Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note following the Series B Closing Date is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to the Purchaser of such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential and iStar on the date Prudential and iStar receive notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential and iStar each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 2.8.

(d) Cancellation Fee. If the Company at any time notifies Prudential and iStar in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note following the Series B Closing Date, or if Prudential, iStar or any of their respective Affiliates notifies the Company in writing under the circumstances set forth in the penultimate sentence of Section 2.6 or the penultimate sentence of Section 2.8 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the

“Cancellation Date”), the Company will pay the Purchasers in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential and iStar) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential and iStar) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in Section 2.9(c). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data). Each price shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

(e) Non-Renewal Fee.

(i) For purposes of this Section 2.9(e) only, at the written request of the Company, each of Prudential and iStar agrees that it will, on or about August 20, 2009, send a written notice to the Company setting forth the indicative spread for a fixed rate senior secured note of the Company with a five year bullet maturity (a “Quote”). Without limiting the obligations of the parties set forth in the other provisions of this Agreement (including, without limitation those set forth in Section 2) and for purposes of this Section 2.9(e) only, each of Prudential and iStar agrees, upon written request of the Company, to use its good faith efforts in the next thirty (30) days to provide the Company one or more additional Quotes using substantially similar methodology to that used to determine the Quote provided above, subject to market conditions at the time of making such additional Quote or Quotes.

(ii) If, on or before September 20, 2009, the Company does not sell Shelf Notes hereunder, the proceeds of which are used to repay the Series A Notes in full, then the Company, on September 20, 2009, shall pay to each of Prudential and iStar its portion of a fee (the “Non-Renewal Fee”) in a total amount equal to 3% of $80,000,000 (one-half payable to Prudential and one-half payable to iStar), unless either of the following shall have occurred: (A) subject to clause (iii) and clause (iv) of this Section 2.9(e), Prudential or iStar, as the case may be, shall be unwilling or unable to provide Quotes to the Company as set forth in Section 2.9(e)(i) or to purchase any such Shelf Notes or (B) the Quote provided by Prudential or iStar, as the case may be, on or about August 20, 2009, is not substantially similar to Quotes which other QIBs in the institutional private placement market would be willing to offer at such time to other issuers operating in the death care industry with substantially similar credit ratings as the Company (or if there are not at least three similarly rated issuers operating in the death care industry at such time, issuers which have substantially similar credit ratings as the Company and operate in one or more service industries specified by iStar and Prudential which are viewed by the credit markets as being reasonably similar to the death care industry).

(iii) The failure of either Prudential or iStar to fulfill its obligations set forth in this Section 2.9(e) will not excuse the Company from its obligations (A) to repay to all holders of the Series A Notes in accordance with their terms, or (B) to pay the portion of the Non-Renewal Fee that is due to either Prudential or iStar if it shall have performed its obligations set forth in this Section 2.9(e), regardless of whether the other shall have so performed.

(iv) Notwithstanding anything in this Section 2.9(e) to the contrary, nothing in this Section 2.9(e) creates, or is intended to create, a commitment on the part of either Prudential or iStar to provide financing to the Company. For the avoidance of doubt it is agreed and understood that, if either Prudential or iStar, or both of them, is unwilling or unable to perform its obligations set forth in Section 2.9(e)(i), then the only consequence of its failure is that it shall be ineligible to receive its portion of the Non-Renewal Fee as contemplated above.

3.	PURCHASE OF SERIES B NOTES; THE CLOSING.

Subject to the terms of this Agreement, the Issuers hereby agree to issue and sell to each Purchaser specified in Schedule A hereto (each Purchaser of Series B Notes, a “Series B Purchaser”), and each Series B Purchaser agrees to purchase from the Issuers, Series B Notes in the aggregate principal amount set forth opposite its name in Schedule A hereto at a price of 100% of the principal amount thereof. The Series B Purchasers’ obligations hereunder are several and not joint obligations and no Series B Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Series B Purchaser hereunder.

The closing of the sale and purchase of the Series B Notes to be purchased under this Agreement shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, NY 10022, at 10:00 A.M., New York City time, on August 15, 2007, or at such other location or on such later date as shall be mutually satisfactory to the Company and the Series B Purchasers (the “Series B Closing Date”). On the Series B Closing Date the Issuers will deliver to each Series B Purchaser the Notes to be purchased by it in the form of a single Note (or such greater number of Shelf Notes in denominations of at least $100,000 as such Series B Purchaser may request prior to such closing), registered in such Series B Purchaser’s name or the name of its nominee and dated the Series B Closing Date against delivery by such Series B Purchaser to the Issuers or their order of the purchase price therefor by wire transfer of immediately available funds for the account of Bank of America, N.A., 225 N. Calvert Street, Baltimore, MD 21202-3575, ABA NO. 026009593, Credit to: StoneMor Operating LLC Concentration Account Acct. No. 003921313200. If at such closing the Issuers shall fail to tender such Shelf Notes to any Series B Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Series B Purchaser’s satisfaction, such Series B Purchaser shall, at such Series B Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Series B Purchaser may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

4.1.	Amendment and Restatement; Series B Notes Closing.

The amendment and restatement of the Existing Note Agreement, and the obligation of each Series B Purchaser to purchase the Series B Notes to be purchased by it hereunder, shall be subject to the fulfillment to the satisfaction of such Series A Holder or Series B Purchaser on or before the Series B Closing Date of the following conditions (the Series A Holders and the Series B Purchaser being referred to collectively as the “Series A/B Noteholders”):

(a) Representations and Warranties. The representations and warranties of the Credit Parties in this Agreement and in the other Finance Documents shall (except as expressly affected by the transactions contemplated hereby) be correct on the Series B Closing Date.

(b) Performance; No Default. Each of the Credit Parties shall have performed and complied with all agreements and conditions contained in this Agreement and the other Finance Documents on their respective parts required to be performed or complied with under this Agreement and the other Finance Documents on or prior to the Series B Closing Date; since

December 31, 2006, no Credit Party shall have consolidated with, merged into, or sold, leased, transferred or otherwise disposed of its properties as an entirety or substantially as an entirety to, any Person other than another Credit Party, and after giving effect to the issue and sale of the Series B Notes (and the substantially concurrent application of the proceeds thereof to repay Indebtedness as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

(c) Certificates.

(i) Officer’s Certificates. Each Credit Party shall have delivered to each Series A/B Noteholder an Officer’s Certificate, dated the Series B Closing Date, certifying that the conditions specified in Sections 4.1(a) and 4.1(b) have been fulfilled and that the Credit Parties, on a consolidated basis, will be Solvent after giving effect to the Transaction.

(ii) Secretary’s Certificates. Each Credit Party shall have delivered to each Series A/B Noteholder a certificate (i) either (1) attaching a certified copy of each Credit Party’s Organizational Documents or (2) certifying that no changes have been made to the copies delivered under the Existing Note Agreement, (ii) attaching resolutions authorizing the Transaction, each, in form and substance satisfactory to the Series A/B Noteholders, and (iii) attaching incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Series A/B Noteholders may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Finance Documents to which such Credit Party is a party or is to be a party.

(iii) Other Certifications. Such documents and certifications as the Series A/B Noteholders may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in (i) its jurisdiction of incorporation or organization and (ii) each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d) Opinions of Counsel. Each Series A/B Noteholder shall have received opinions of counsel, each dated the Series B Closing Date and addressed to it, from

(i) Bingham McCutchen LLP, who are acting as the Series A/B Noteholders’ special counsel in connection with this transaction, in form and substance satisfactory to such Series A/B Noteholder,

(ii) Blank Rome LLP, counsel for the Credit Parties, substantially in the form of Exhibit 4.1(d)(ii), and

(iii) each firm listed on Schedule 4.1(d)(iii), substantially in the form of Exhibit 4.1(d)(iii) hereto (with appropriate variations for each state, as contemplated by said Exhibit and such other variations as may be approved by each Series A/B Noteholder or its counsel), and each such opinion shall cover such other matters incident to this transaction as such Series A/B Noteholder may reasonably request. The Credit Parties hereby instruct such counsel referred to in clauses (ii) and (iii) to deliver their respective opinions to the Series A/B Noteholders.

(e) Confirmation and Reaffirmation of General Partner/Parent Guarantee. Each Series A/B Noteholder shall have received a confirmation and reaffirmation of General Partner/ Parent Guarantee, dated on or before the Series B Closing Date (“Confirmation and Reaffirmation of General Partner/Parent Guarantee”), duly executed and delivered by the General Partner and the Parent in the form of Exhibit 4.1(e) hereto.

(f) Credit Agreement The Credit Parties shall have entered into the Credit Agreement in form and substance satisfactory to such Series A/B Noteholder, and the Issuers shall have satisfied the conditions precedent to the initial Credit Extensions (as defined in the Credit Agreement) other than the effectiveness of the amendment and restatement of the Existing Note Agreement contemplated by this Agreement. Such Series A/B Noteholder shall have received true and complete copies of the Credit Agreement, each certificate, opinion or other writing then or theretofore delivered to any party to the Credit Agreement in respect of the satisfaction of such conditions precedent (without duplication as to conditions specifically set forth in this Section 4.1).

(g) Intercreditor Agreement Each Series A/B Noteholder shall have received the Intercreditor Agreement, dated the Series B Closing Date, duly executed and delivered in the form attached hereto as Exhibit 4.1(g) and such Series A/B Noteholder shall have received a counterpart thereof executed by the Collateral Agent.

(h) Other Security Documents. Each of the following shall have occurred:

(i) Each Series A/B Noteholder shall have received the Confirmation Agreement, duly executed and delivered in the form attached hereto as Exhibit 4.1(h)(i), together with:

(A) stamped receipt copies of proper financing statements, duly filed on or before the Series B Closing Date under the Uniform Commercial Code of all jurisdictions that the Series A/B Noteholders may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, to the extent not previously received by the Series A/B Noteholders pursuant to the Existing Note Agreement,

(B) completed UCC lien search requests, not earlier than one hundred fifty (150) days prior to the Series B Closing Date, for such Credit Parties as may be agreed to between the Issuers and the Series A/B Noteholders, in their reasonable discretion,

(C) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Series A/B Noteholders may deem necessary or desirable in order to perfect the Lien created thereby, and

(D) evidence that all other actions that any Series A/B Noteholder may deem necessary or desirable in order to perfect the Liens created under the Security Documents has been taken.

(ii) the Collateral Agent shall have received modifications to the existing Mortgages, in substantially the form of Exhibit 4.1(h)(ii) (with such changes as may be satisfactory to the Series A/B Noteholders and their counsel to account for local law matters) and covering the properties identified as mortgaged on Schedules 5.8(c), (d)(i) and (d)(ii) (the “Modifications”), duly executed by the appropriate Credit Party, together with:

(A) evidence that counterparts of the Modifications have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Series A/B Noteholders may deem necessary or desirable in order to create, together with the Mortgages, a valid and subsisting Lien on the property described therein in favor of the Collateral Agent and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid or an amount equal thereto has been remitted to the title insurers described in clause (B) below;

(B) modifications to the Mortgage Policies, with endorsements and in amounts acceptable to the Series A/B Noteholders, issued, coinsured and reinsured by title insurers acceptable to the Series A/B Noteholders, insuring the Mortgages, as modified by the Modifications, to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Finance Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Finance Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property), affidavits of no change with respect to surveys and such other documents as the Series A/B Noteholders or title insurer may deem necessary or desirable; and

(C) evidence that all other action that the Series A/B Noteholders may deem necessary or desirable in order to create valid subsisting Liens on the property described in the Mortgages has been taken, subject only to Permitted Encumbrances.

(i) Solvency. Such Series A/B Noteholder shall have such evidence reasonably requested by such Series A/B Noteholder of the solvency of the Credit Parties on a consolidated basis after giving effect to the Transaction.

(j) Legality. On the Series B Closing Date the purchase of Shelf Notes by such Series A/B Noteholder shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation

(including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Series A/B Noteholder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Series A/B Noteholder, it shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as it may reasonably specify to enable it to determine whether such purchase is so permitted.

(k) Other Documents. Each Series A/B Noteholder shall have received the following:

(i) Audited Financial Statements, in form and substance reasonably satisfactory to such Series A/B Noteholder;

(ii) a certificate signed by a Responsible Officer of the Issuers certifying, (a) that there has been no event or circumstance since December 31, 2006, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (b) all materials and information provided to the Series A/B Noteholders by the Credit Parties in connection with the Transaction was, at the time provided, and continues to be complete and correct in all material respects as of the Series B Closing Date; and (c) either (i) attaching copies of all consents, licenses and approvals required in connection with the consummation by the Credit Parties of the Transaction and the execution, delivery and performance by each such Credit Party and the validity against each such Credit Party of the Finance Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

(iii) evidence that all insurance required to be maintained pursuant to the Finance Documents has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Series A/B Noteholders, as a mortgagee, additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Credit Parties that constitutes Collateral; and

(iv) such other assurances, certificates, documents, consents or opinions as the any Series A/B Noteholder may reasonably may require.

(l) Private Placement Number. A private placement number shall have been obtained with respect to the Series B Notes from S&P’s CUSIP Service Bureau.

(m) Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Issuers shall have paid on or before the Series B Closing Date the fees, charges and disbursements of the Series A/B Noteholders’ special counsel referred to in Section 4.1(d)(i) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Series B Closing Date.

(n) Funding Instructions. At least three Business Days prior to the Series B Closing Date such Series A/B Noteholder shall have received written instructions signed by a

Responsible Officer of the Company on letterhead of the Company reciting the details as specified in Section 3 of the manner of payment of the purchase price for the Series B Notes to be purchased on the Series B Closing Date.

(o) Other Purchases. All Series B Purchasers (other than such Series A/B Noteholder if it is a Series B Purchaser) shall have purchased Series B Notes in the respective principal amounts to be purchased by them under this Agreement as specified in Schedule A.

(p) Facility Fee. The Company shall have paid the Facility Fee pursuant to Section 2.9(a) in immediately available funds to the account or accounts of the holders of Notes as specified below such holders’ name in Schedule 2.9 attached hereto.

(q) Issuance Fee. The Company shall have paid the Issuance Fee pursuant to Section 2.9(b) in immediately available funds to the account or accounts of the holders of Notes as specified below such holders’ name in Schedule 2.9 attached hereto.

(r) Proceedings Satisfactory. All proceedings taken in connection with the amendment and restatement of the Existing Note Agreement and the Existing Series A Notes, the issue of the Series B Notes and the consummation of the transactions contemplated hereby and by the other Finance Documents and all documents and instruments incident to such transactions shall be satisfactory to such Series A/B Noteholder and its special counsel, and such Series A/B Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents, all in form and substance satisfactory to such Series A/B Noteholder and the Series A/B Noteholders’ special counsel, as such Series A/B Noteholder or such special counsel may reasonably request in connection therewith.

4.2.	Conditions to Closing Each Purchase of Shelf Notes Following the Series B Closing Date.

The obligation of any Purchaser to purchase and pay for any Shelf Notes following the Series B Closing Date is subject to the satisfaction, on or before the Closing Day for such Shelf Notes, of the following conditions:

(a) Certain Documents. Such Purchaser shall have received the following, each dated the applicable Closing Day:

(i) the Shelf Note(s) to be purchased by such Purchaser;

(ii) certified copies of the resolutions of the board of directors or managing members of the Issuers authorizing the execution, delivery and issuance of the Shelf Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Shelf Notes;

(iii) a certificate of the Secretary or an Assistant Secretary and one other officer of the Issuers certifying the names and true signatures of the officers of the Issuers authorized to sign the Shelf Notes and the other documents to be delivered hereunder;

(iv) a certificate (i) either (1) attaching a certified copy of each Credit Party’s Organizational Documents or (2) certifying that no changes have been made to the copies delivered under this Agreement since the Series B Closing Date;

(v) a favorable opinion of Blank Rome LLP, special counsel of the Issuers (or such other counsel designated by the Issuers and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit 4.2(a)(v) attached hereto and as to such other matters as such Purchaser may reasonably request. Each of the Credit Parties hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Shelf Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

(vi) a Private Placement Number issued by S&P’s CUSIP Service Bureau (in connection with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Shelf Notes to be purchased; and

(vii) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

(b) Opinion of Purchaser’s Special Counsel. Such Purchaser shall have received from Bingham McCutchen LLP or such other counsel who is acting as special counsel for it in connection with the issuance of such Shelf Notes, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

(c) Representations and Warranties; No Default. The representations and warranties contained in Section 5 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Credit Parties shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to both such effects.

(d) Purchase Permitted by Applicable Laws. The purchase of and payment for the Shelf Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Shelf Notes by the Issuers) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

(e) Payment of Fees. The Company shall have paid the Issuance Fee due to such Purchaser pursuant to Section 2.9(b) in respect of its purchase of such Shelf Notes, as well as any Delayed Delivery Fee due pursuant to Section 2.9(c).

(f) Payment of Closing Expenses. The Issuers shall have paid at the closing the fees and disbursements of the special counsel to the Purchasers as presented by such counsel in a statement on the Closing Day and for which the Issuers are responsible in accordance with Section 15.1.

(g) Proceedings. All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES.

Each Credit Party represents and warrants to the Purchasers that:

5.1.	Existence, Qualification and Power.

Each of the Credit Parties and its Subsidiaries (a) is a duly organized or formed, validly existing and as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Agreement Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.2.	Authorization; No Contravention.

Neither the execution, delivery or performance by any Credit Party of the Finance Documents or the Credit Agreement Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein:

(a) on the Series B Closing Date, (i) will contravene, conflict with or result in a breach or default under any applicable Law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) will contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party;

(b) at any time after the Series B Closing Date, (i) will contravene, conflict with or result in a breach or default under any material provisions of any material applicable Law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) will contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party; or

(c) will at any time, contravene, conflict with or result in a breach or default under any registration, license, permit or certificate to conduct any cemetery or funeral home business issued by any Governmental Authority.

5.3.	Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Finance Document, or for the consummation of the Transaction, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents, or (d) the priority of such Liens required under the Finance Documents.

5.4.	Binding Effect.

This Agreement has been, and each other Finance Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto. This Agreement constitutes, and each other Finance Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.5.	Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Parent and its Subsidiaries dated March 31, 2007, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated budgets of the Parent and its Subsidiaries for 2007 delivered pursuant to the Existing Note Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent’s best estimate of its and its Subsidiaries future financial condition and performance, it being recognized by the Purchasers that such forecasts are not to be viewed as facts and that actual results during the period or periods covered by any such forecasts may differ from the projected results contained therein and such differences may be material.

5.6.	Litigation.

There are no actions, suits, proceedings or investigations pending or, to any Credit Party’s knowledge, threatened against or affecting, nor has any Credit Party received any notices of a claim, (a) with respect to any Finance Document or Credit Agreement Document, or any portion of the Transaction, or (b) against any Credit Party (i) as of the Series B Closing Date, as to which the amount in controversy is in excess of the Threshold Amount or (ii) that if adversely determined could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of the purchase and sale of the Shelf Notes or the other transactions contemplated hereby or by any other Finance Document.

5.7.	No Default.

Neither any Credit Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Finance Document.

5.8.	Ownership of Property; Liens; Investments.

(a) Each of the Credit Parties and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The property of each Credit Party and each of its Subsidiaries is subject to no Liens other than Permitted Liens.

(c) Schedule 5.8(c) sets forth a complete and accurate list of all real property owned by each of the Credit Parties and its Subsidiaries as of the Series B Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof. Each of the Credit Parties and its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Credit Party or such Subsidiary, free and clear of all Liens, other than Permitted Liens.

(d) (i) Schedule 5.8(d)(i) sets forth a complete and accurate list of all leases of real property under which any Credit Party or any Subsidiary of a Credit Party is the lessee as of the Series B Closing Date (other than intercompany leases among the Credit Parties), showing as of such date the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law) and (ii) Schedule 5.8(d)(ii) sets forth a complete and accurate list of all leases of real property under which any Credit Party or any Subsidiary of a Credit Party is the lessor as of the Series B Closing Date (other than intercompany leases among the Credit Parties), showing as of such date the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(e) Except as set forth on Schedule 5.8(e), no Credit Party or Subsidiary thereof maintains any Investments other than Investments permitted under Section 10.3 hereof.

5.9.	Environmental Compliance.

(a) The Credit Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Credit Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as (i) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) otherwise set forth in Schedule 5.9: (A) none of the properties currently or formerly owned or operated by any Credit Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Credit Party or any of its Subsidiaries or, to the best of the knowledge of the Credit Parties, on any property formerly owned or operated by any Credit Party or any of its Subsidiaries; (C) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Credit Party or any of its Subsidiaries; and (D) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries.

(c) Except as (i) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) otherwise set forth on Schedule 5.9: (A) neither any Credit Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Credit Party or any of its Subsidiaries.

5.10.	Insurance.

The properties of each Issuer and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Credit Party, in such amounts, with such deductibles and covering such risks as (a) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Issuer or the applicable Subsidiary operates and (b) are necessary to ensure that Uninsured Liabilities of any Credit Party and/or any Subsidiary are not reasonably likely to result in a Material Adverse Effect.

5.11.	Taxes.

The Credit Parties and their Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except for (a) the filing of tax returns (other than Federal tax returns), the failure of which to file could not reasonably be expected to be material in relation to the business, properties, assets, operations, liabilities, prospects or financial condition of the Credit Parties taken as a whole, and (b) the payment of taxes and assessments (i) the amount of which is not individually, or in the aggregate, material in relation to the business, properties, assets, operations, liabilities, prospects or financial condition of the Credit Parties taken as a whole or (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Credit Party, threatened by any authority regarding any taxes relating to any Credit Party. No Credit Party knows of any basis for any other taxes or assessments that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Credit Party has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any Credit Party, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Credit Party not to be subject to the normally applicable statute of limitations. The income of the Parent, of the Company and of the Subsidiaries of the Company that are intended by the Parent to be treated as disregarded entities pursuant to Treas. Reg. Section 301.7701-3, is not subject to federal income tax at the company level. Neither any Credit Party nor any Subsidiary thereof is party to any Tax Allocation Agreement.

5.12.	ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter, or a favorable opinion letter in the case of a prototype Plan from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Issuers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Issuer and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Issuers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or could reasonably be expected to occur, which would result in liabilities, individually or in the aggregate, in excess of the Threshold Amount; (ii) no Pension Plan has any Unfunded Pension Liability in excess of the Threshold Amount; (iii) neither any Issuer nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability in excess of the Threshold Amount under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent, its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability in excess of the Threshold Amount (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Parent, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d) Except as provided on Schedule 5.12(d), none of the Plans is a Multiemployer Plan. Schedule 5.12(d) sets forth, as of the Series B Closing Date, the total number of employees of any Issuer or ERISA Affiliate who are participants in each such Multiemployer Plan listed on Schedule 5.12(d) and the total number of participants in each such Multiemployer Plan.

(e) The execution and delivery of this Agreement and the issuance and sale of the Shelf Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Credit Parties to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Shelf Notes to be purchased by such Purchaser.

5.13 .	Subsidiaries; Equity Interests; Credit Parties.

(a) No Credit Party has any Subsidiaries other than those (i) specifically disclosed in Schedule 5.13(a) or (ii) formed or acquired after the Series B Closing Date in accordance with Section 10.3, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and, to the extent applicable, non-assessable and are owned by a Credit Party in the amounts specified on Schedule 5.13(a) (or any update thereto) free and clear of all Liens except those created under the Security Documents. Schedule 5.13(a) is a complete and accurate list of all Credit Parties as of the Series B Closing Date, showing (as to each such Credit Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.

(b) No Credit Party has any equity investments in any other corporation or entity (other than a Subsidiary) other than those (i) specifically disclosed in Schedule 5.8(e) or (ii) formed or acquired after the Series B Closing Date in accordance with Section 10.3.

(c) All of the outstanding Equity Interests in the Issuers have been validly issued, are fully paid and, to the extent applicable, non-assessable and are owned by the Credit Parties and in the amounts specified on Schedule 5.13(c) free and clear of all Liens except those created under the Security Documents.

(d) The copy of the Organizational Documents of each Credit Party, and each amendment thereto, provided pursuant to the Existing Credit Agreement and this Agreement, is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14.	Use of Proceeds; Margin Regulations; Investment Company Act; Federal Power Act.

(a) The proceeds of the Series B Notes shall be utilized by the Issuers to repay a portion of the Existing Indebtedness under the Existing Credit Agreement and fees and expenses incurred in connection with the Transaction.

(b) No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(c) None of the Issuers, any Person Controlling any Issuer, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15.	Disclosure.

(a) The Credit Parties have disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b) As of the Series B Closing Date, no Material Contracts (other than the Credit Agreement Documents), Shareholders’ Agreements or Tax Allocation Agreements exist, and no Management Agreements exist other than Cemetery Management Agreements.

(c) The reports, financial statements, certificates and other factual information, taken as a whole, furnished (whether in writing or orally) by or on behalf of any Credit Party to any Purchaser in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Finance Document (in each case as modified or supplemented by other information so furnished) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Purchasers that such projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results contained therein and such differences may be material.

5.16.	Compliance with Laws.

Each of the Credit Parties and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17.	Intellectual Property; Licenses, Etc.

Each of the Credit Parties and its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and Schedule 5.17 sets forth a complete and accurate list of (a) all such IP Rights owned by any Credit Party and registered with any Governmental Authority (other than trade names), and (b) all material trade names of the Credit Parties (whether or not registered), each as of the Series B Closing Date. To the best knowledge of the Credit Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Credit Party or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Issuers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18.	Solvency.

Each of the Parent and the Company is, individually and together with its Subsidiaries on a consolidated basis, in each case taking into account any rights of subrogation and contribution among the Credit Parties, Solvent.

5.19.	Casualty, Etc.

Neither the businesses nor the properties of any Credit Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20.	Labor Matters.

No Credit Party is engaged in any unfair labor practice that has had or could reasonably be expected to have, a Material Adverse Effect. There is no (a) unfair labor practice complaint pending against any Credit Party or, to the knowledge of any Credit Party, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the knowledge of any Credit Party, threatened against any of them, (b) strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the knowledge of any Credit Party, threatened against any Credit Party and (c) union representation question existing with respect to the employees of any Credit Party and no union organizing activities are taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as has not had and could not reasonably be expected to have, a Material Adverse Effect.

5.21.	Security Documents.

The provisions of the Security Documents are effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Credit Parties in the Collateral described therein. Except for filings completed on or prior to the Series B Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22.	Capitalization.

On the Series B Closing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the outstanding Equity Interests in the Parent shall consist of (i) the general partner interest in the Parent, (ii) the “incentive distribution rights” (as defined in the Partnership Agreement) issued to the General Partner in connection with the transfer of all of its membership interests in the Company to the Parent, (iii) 4,795,750 Partnership Common Units, (iv) 4,239,782 Partnership Subordinated Units and (v) rights of directors, consultants and employees of the General Partner to acquire Partnership Common Units or their equivalent pursuant to the Parent’s Long Term Incentive Plan. On the Series B Closing Date, and after giving effect to the Transaction and the other transactions contemplated hereby, all outstanding Equity Interests in the Parent have been duly and validly issued and are fully paid and free of any preemptive rights. As of the Series B Closing Date, the Parent does not have outstanding any securities convertible into or exchangeable for its units or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims for the issuance of the Partnership Common Units.

5.23.	Common Enterprise.

Each Issuer is engaged solely in a Permitted Business as of the Series B Closing Date. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Issuers, as required for the continued successful operation of the Issuers as a whole. The Issuers have requested the Purchasers to purchase the Shelf Notes hereunder for the purposes set forth in Section 5.14(a). Each Credit Party expects to derive benefit, directly or indirectly, from a proceeds of the Shelf Notes hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Credit Parties is dependent on the continued successful performance of the functions of the group as a whole. The Credit Parties acknowledge that, but for the agreement by each of the Credit Parties to execute and deliver this Agreement, the Purchasers would not purchase the Shelf Notes on the terms set forth herein.

5.24.	Compliance with Cemetery Laws.

Each of the Credit Parties has complied in all material respects with, and on each Closing Day is in material compliance with, all applicable Laws governing the operation of its cemeteries and funeral homes, the providing of cemetery and funeral services, and the sale of Cemetery Property and other cemetery and funeral merchandise, including, without limitation: (a) obtaining and maintaining valid registrations, licenses, permits, and certificates to conduct each cemetery and funeral home business from each applicable Governmental Authority; (b) employing qualified representatives, employees, and sales agents who are registered with the appropriate governmental authorities; (c) submitting all required notices, records, statements, affidavits, financial reports and other documents, each in form and substance satisfactory to the appropriate Governmental Authorities; (d) making all required disclosures in accordance with applicable Laws; (e) using contracts, agreements, and other documents in form, wording and substance that comply with applicable Laws; (f) establishing, funding and administering trust or escrow accounts, including, but not limited to, Trust Accounts, in accordance with applicable Laws; (g) appointing qualified trustees and escrow agents to manage and administer trust funds established under applicable Laws; (h) maintaining and caring for cemeteries with the standard of care required by applicable Laws; (i) constructing columbaria and mausoleums in accordance with applicable Laws; (j) canceling contracts for cemetery and funeral services and merchandise, including making refunds to consumers, in accordance with applicable Laws; (k) owning no more than the maximum amount of land permitted for cemetery and burial use under applicable Laws; and (l) establishing cemeteries in areas permitted by applicable Laws. Furthermore, there are no material pending or, to the knowledge of any Credit Party, threatened claims or suspensions against any Credit Party, by any Person, entity or Governmental Authority which relate to the operation of any cemetery or funeral home, the providing of any cemetery or funeral services or the sale of any Cemetery Property or other cemetery or funeral merchandise.

5.25.	Private Offering by the Company.

Neither the Issuers nor anyone acting on their behalf has offered the Series B Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Series B Notes at a private sale for investment. Neither the Issuers nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Shelf Notes to the registration requirements of Section 5 of the Securities Act.

5.26.	Foreign Assets Control Regulations, etc.

Neither the amendment and restatement of the Existing Note Agreement, the sale of the Series B Notes or the Shelf Notes by the Issuers hereunder nor any Issuer’s use of the proceeds thereof will violate (a) the Trading with the Enemy Act, as amended, or (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter

V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, no Credit Party (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such person. The Issuers are in compliance with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act (USA Patriot Act of 2001).

6.	REPRESENTATIONS OF THE PURCHASERS

6.1.	Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Shelf Notes to be purchased by it for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser understands that the Shelf Notes have not been registered under the Securities Act or any applicable state securities or “blue sky” laws and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available (including, without limitation, a sale to qualified institutional buyers pursuant to (and as such term is defined in) Rule 144A under the Securities Act), except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuers are not required to register the Shelf Notes.

6.2.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by it to pay the purchase price of the Shelf Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account”, as such term is defined in Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995), and there is no employee benefit plan with respect to which the aggregate amount of such general account’s reserves and liabilities for the contracts held by or on behalf of such plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed in such Purchaser’s state of domicile) as of the Series B Closing Date; or

(b) the Source is a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Parent and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Parent and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	INFORMATION AS TO THE PARENT AND THE ISSUERS.

7.1.	Information Covenants.

So long as any of the Shelf Notes remain outstanding or the Facility is available, the Parent will furnish, or will cause to be furnished, to each holder of Shelf Notes that is an Institutional Investor, in form and detail reasonably satisfactory to such holder:

(a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to such holder, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event within 35 days after the end of each month (or 45 days after the end of each month ending a fiscal quarter) of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such month and for the portion of the Parent fiscal year then ended setting forth in each case in comparative form for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent; and

(d) as soon as available, but in any event not later than 60 days after the end of each fiscal year of the Parent, an annual business plan and budget of the Parent and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Parent, in form reasonably satisfactory to such holder, of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a quarterly basis for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 7.2(d), the Issuers shall not be separately required to furnish such information under Section 7.1(a) or (b)

above, but the foregoing shall not be in derogation of the obligation of the Issuers to furnish the information and materials described in Sections 7.1(a) and (b) above at the times specified therein.

7.2.	Certificates; Other Information.

So long as any of the Shelf Notes remain outstanding or the Facility is available, the Parent shall furnish or will cause to be furnished to each holder of Shelf Notes that is an Institutional Investor, in form and detail reasonably satisfactory to such holder:

(a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent;

(c) promptly after any request by such holder, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Credit Party by independent accountants in connection with the accounts or books of any Credit Party or any of its Subsidiaries, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the holders of the Parent Common Units, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the holders pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Credit Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the holders pursuant to Section 7.1 or any other clause of this Section 7.2;

(f) promptly after any request by such holder, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Credit Party and its Subsidiaries and containing such additional information as the requesting Person may reasonably specify;

(g) promptly, and in any event within five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(h) not later than five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Credit Agreement Document and, from time to time upon request by such holder, such information and reports regarding the Credit Agreement Documents and other Material Contracts as such holder may reasonably request;

(i) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to (i) have a Material Adverse Effect, (ii) result in cleanup, removal or remedial costs in excess of the Threshold Amount or (iii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(j) promptly after any request by such holder, (i) a report supplementing any of the real property-related Schedules described in Section 5.8, including an identification of all owned and leased real property disposed of by the Parent or any Subsidiary thereof since such Schedules were previously delivered, a list and description (including the street address, county or other relevant jurisdiction, state and record owner thereof and, in the case of leases of property, lessor, lessee and expiration date thereof) of all real property acquired or leased since such Schedules were previously delivered and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; (ii) a report supplementing Schedule 5.17, setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Credit Party or any Subsidiary thereof since such Schedule was previously delivered and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Credit Party or any Subsidiary thereof since such Schedule was previously delivered and the status of each such application; and (iii) a report supplementing any other Schedules described in Section 5.8 and Section 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete if made as of the date of such request, each such report to be signed by a Responsible Officer of the Issuers and to be in a form reasonably satisfactory to such holder;

(k) as soon as available, but in any event within 30 days after the end of each month, a summary describing all investments of Trust Funds as at the end of such month, duly certified by the Parent’s investment advisors; and

(l) promptly after any request by such holder, such additional information regarding the business, financial, legal or corporate affairs of any Credit Party or any Subsidiary thereof, or compliance with the terms of the Finance Documents, as such holder may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the following website address: www.stonemor.com; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each holder has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Issuers shall deliver paper copies of such documents to any holder that requests in writing that the Issuers deliver such paper copies until a written request to cease delivering paper copies is given by the such holder and (ii) the Issuers shall notify each holder (by telecopier or electronic mail) of the posting of any such documents and provide to the holders by electronic mail electronic versions (i.e., soft copies) of such documents, if requested by such holder. Notwithstanding anything contained herein, in every instance the Issuers shall be required to provide paper copies of the Compliance Certificates required by Section 7.2(b) to the holders.

7.3.	Notices.

So long as any of the Shelf Notes remain outstanding or the Facility remains available, the Credit Parties shall promptly notify each holder:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, to the extent applicable, (i) breach or non-performance of, or any default under, a Contractual Obligation of any Credit Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Credit Party or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) any change or intended change in the individual holding any Senior Manager position;

(e) of any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary thereof,

(f) of the occurrence of any Prepayment Event;

(g) of the occurrence of any action, suit, proceeding or investigation pending or, to any Credit Party’s knowledge, threatened against or affecting, any Credit Party in which the amount in controversy is in excess of the Threshold Amount;

(h) of any Issuer or ERISA Affiliate becoming obligated to contribute to any Multiemployer Plan that is not set forth on Schedule 5.12(d);

(i) of any Issuer or any ERISA Affiliate failing to make an installment payment with respect to its withdrawal liability under any Multiemployer Plan, on the date such payment is due, provided that the failure to make such installment payment prior to the expiration of the sixty-day (60) time period described in Section 4219(c)(5)(A) of ERISA could reasonably be expected to result in the acceleration of withdrawal liability pursuant to Section 4219(c)(5) of ERISA, individually or in the aggregate, in excess of the Threshold Amount;

(j) of any Issuer or any ERISA Affiliate failing to make a required employer contribution under any Multiemployer Plan, on the date such payment is due, provided that such required employer contribution exceeds the Threshold Amount; and

(k) of any IP Rights that are reasonably necessary for the operation of any Credit Party’s respective businesses or material trade names of the Credit Parties, to the extent not otherwise set forth on Schedule 5.17.

Each notice pursuant to this Section 7.3 (other than Section 7.3(e) or (f)) shall be accompanied by a statement of a Responsible Officer of the Issuers setting forth details of the occurrence referred to therein and stating what action the Issuers have taken and propose to take with respect thereto. Each notice pursuant to Section 7.3(a) shall describe with particularity any and all provisions of this Agreement and any other Finance Document that have been breached. Each notice pursuant to Section 7.3(h) shall be made within fifteen (15) Business Days prior to incurring such contribution obligation. Each notice pursuant to Section 7.3(i) or 7.3(j) shall be made within ten (10) Business Days following the date such installment payment or contribution was otherwise due. Each notice pursuant to Section 7.3(k) shall be made within thirty (30) days following the date such IP Right or trade name is created or acquired (or, if later, becomes necessary or material).

7.4.	Inspection.

So long as any of the Shelf Notes remain outstanding or the Facility is available, without limiting any additional similar requirements set forth in any Security Document, the Parent will, and will cause each of its Subsidiaries to, permit representatives and independent contractors of the holders of the Shelf Notes to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Issuers and up to twice in any calendar year at the expense of the Issuers with respect to all reasonable out-of-pocket expenses of the holders of the Shelf Notes; provided, however, that when an Event of Default exists any holder of Shelf Notes (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Issuers at any time during normal business hours and without advance notice.

8.	PAYMENT AND PREPAYMENT OF SHELF NOTES.

8.1.	Payment at Maturity.

(a) The entire unpaid principal amount of the Series A Notes and the Series B Notes shall be due and payable at the respective final maturity dates set forth therein.

(b) Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Shelf Notes of such Series.

(c) Any prepayments of the Shelf Notes pursuant to Section 8.2 or Section 8.3, to the extent applied to prepayment of Shelf Note, shall be applied pro rata in satisfaction of any remaining required payments of principal.

8.2.	Mandatory Prepayment From Available Proceeds.

(a) The Issuers will, promptly upon the occurrence of a Prepayment Event (except as provided in Section 8.2(b)), and in any event within five days thereafter, give written notice thereof to the holders of the Shelf Notes, which notice shall contain an irrevocable offer by the Issuers to apply to the prepayment of the Shelf Notes an amount (rounded to the nearest $1,000) equal to the Available Proceeds (as below defined), such prepayment to be made on a date (an “Available Proceeds Prepayment Date”) specified in such notice (which date shall be a Business Day not less than 15 days and not more than 30 days after the date of such notice), in each case at the principal amount so to be prepaid, together with accrued interest on such principal amount to the Available Proceeds Prepayment Date and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Each holder of a Shelf Note may reject such offer (in whole but not in part with respect to any Shelf Note) and shall be deemed to have accepted such offer unless such holder shall have rejected such offer by notice delivered to the Company in writing or by facsimile (or by telephone promptly confirmed in writing or by facsimile) at least five Business Days prior to the Available Proceeds Prepayment Date. If any such holder shall have rejected such prepayment offer, such holder shall not be deemed to have waived its rights under this Section 8.2 with respect to any later prepayment offer. A holder of more than one Shelf Note may accept or reject a prepayment offer under this Section 8.2 in respect of all or any one of its Shelf Notes. If any such holder rejects such prepayment offer in respect of any Shelf Note, then the Issuers shall promptly offer to all non-rejecting holders to prepay Shelf Notes on the Available Proceeds Prepayment Date in an additional principal amount (rounded to the nearest $1,000) equal to such non-rejecting holder’s ratable share (determined by reference to the principal amount of Shelf Notes held by such non-rejecting holder as a percentage of the principal amount of Shelf Notes held by all non-rejecting holders) of such Available Proceeds attributable to the Shelf Notes in respect of which such prepayment offer has been rejected by all rejecting holders. Unless a non-rejecting holder rejects such offer within one Business Day after receiving the same, such non-rejecting holder shall be deemed to have accepted such offer in respect of its pro rata share of such offer allocable among all non-rejecting holders.

(b) Notwithstanding Section 8.2(a):

(i) the aggregate Net Cash Proceeds from Dispositions received during any fiscal year may be retained by the Parent and its Subsidiaries without giving rise to an obligation to offer to prepay the Shelf Notes under Section 8.2(a), so long as no Default or Event of Default exists at the time such Net Cash Proceeds are received and a Responsible Officer of the Parent has delivered a certificate to the holders of Shelf Notes on or prior to such date stating that such Net Cash Proceeds (1) shall be used to purchase operating assets used or to be used in the businesses permitted pursuant to Section 10.7 or (2) to fund a Permitted Acquisition, so long as within 180 days after receipt of such Net Cash Proceeds, (A) such purchase or such Permitted Acquisition shall have been consummated or (B) a definitive agreement to consummate such purchase or Permitted

Acquisition within 180 days of the date of such agreement shall have been entered into. If all or any portion of such Net Cash Proceeds not required to be used to make an offer to prepay Shelf Notes under this Section 8.2(b)(i) are not so applied within the applicable period, the Issuers shall make an offer to prepay the Shelf Notes under Section 8.2(a) with such remaining portion on the last day of such applicable period (or such earlier date, if any, as the board of directors (or equivalent) of the Parent or such Subsidiary, as the case may be, determines not to so apply the Net Cash Proceeds relating to such Disposition as set forth above); and

(ii)(A) So long as no Event of Default shall have occurred and be continuing and the Net Cash Proceeds of any Extraordinary Receipt do not exceed $500,000, such proceeds shall not give rise to an obligation to offer to prepay the Shelf Notes under Section 8.2(a), if a Responsible Officer of the Credit Party receiving such proceeds has delivered a certificate to the holders on or prior to such date stating that such proceeds shall be applied or shall be committed to be applied within 180 days after the receipt thereof to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received (which certificate shall set forth the estimates of the proceeds to be so expended), and (B) so long as no Default or Event of Default shall have occurred and be continuing, if (x) the Net Cash Proceeds of any such Extraordinary Receipt exceed $500,000, and (y) a Responsible Officer of such Credit Party has delivered to the holders and the Collateral Agent a certificate (in the form described above in this clause (ii)) on or prior to the date prepayment of the Shelf Notes would otherwise be required pursuant to Section 8.2(a), then the entire amount of such proceeds and not just the portion in excess of $500,000 shall be deposited with the Collateral Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Required Holders and the Collateral Agent whereby such proceeds shall be disbursed to such Credit Party from time to time as needed to pay or reimburse such Credit Party in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Required Holders and the Collateral Agent), provided further, that at any time while a Default or an Event of Default has occurred and is continuing, the Required Holders may, subject to the terms of the Intercreditor Agreement, direct the Collateral Agent (in which case the Collateral Agent shall, and is hereby authorized by the Credit Parties to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the prepayment of the Shelf Notes pursuant to Section 8.2(a), and provided further, that if all or any portion of the Net Cash Proceeds of any Extraordinary Receipt not required to be applied as a mandatory repayment pursuant to subclause (A) or (B) of this clause (ii) are not applied as provided in such subclauses within 180 days after (1) the date received or (2) the date so committed to be used pursuant to a definitive agreement entered into within 180 days of the date received, then such remaining portion not used shall be applied on the final date of such 180 day period to the prepayment of the Shelf Notes pursuant to Section 8.2(a).

(c) The Company will, at least one Business Day prior to an Available Proceeds Prepayment Date, give each holder of Shelf Notes a notice specifying (i) the aggregate principal amount of all Shelf Notes to be prepaid on such Available Proceeds Prepayment Date, and (ii) the principal amount, if any, of each Shelf Note held by such holder to be prepaid on such Available Proceeds Prepayment Date.

(d) As used in this Section 8.2:

“Available Proceeds” means, at any date of determination with respect to a Prepayment Event, an amount equal to the Pro Rata Share of the holders of the Shelf Notes in respect of the Net Cash Proceeds resulting from such Prepayment Event.

“Prepayment Event” means (a) any Credit Party or any of its Subsidiaries receives Net Cash Proceeds from any Disposition (other than a Disposition permitted by any of Sections 10.5(a) to (i), inclusive, or Section 10.5(k)), (b) the Parent or any of its Subsidiaries issues or sells any Equity Interests (other than any sales or issuances of Equity Interests (i) to the Parent or any of its Subsidiaries, (ii) required by the express terms of the Partnership Agreement, (iii) for the express purpose of financing all or a portion of any Permitted Acquisition completed within 180 days before or 365 days after receipt of such Net Cash Proceeds, (iv) to the General Partner in order for the General Partner to continue to hold two percent (2%) of the issued Partnership Common Units, or (v) to directors, consultants and employees of the General Partner pursuant to the Parent’s Long Term Incentive Plan) or (c) any Credit Party or any of its Subsidiaries receives or is paid (directly or for its account) any Extraordinary Receipt.

“Pro Rata Share” means, in relation to any amount, with respect to the holders of the Shelf Notes, a share of such amount determined by multiplying such amount by a fraction, the numerator of which shall be the aggregate unpaid principal amount of Shelf Notes at the time outstanding plus any Make-Whole Amount then due, and the denominator of which shall be the sum of (a) the aggregate unpaid principal amount of the Shelf Notes at the time outstanding plus any Make-Whole Amount then due plus (b) the aggregate principal amount of outstanding loans under the Acquisition Facility. For purposes of determination of the principal amount of the outstanding loans under the Acquisition Facility, a portion of the Current Swap Obligations (as defined in the Intercreditor Agreement) shall be deemed to be principal in the manner contemplated by the definition of “Pro Rata Basis” in the Intercreditor Agreement.

The Company will furnish to the holders of the Shelf Notes, concurrently with the financial statements and other information furnished pursuant to Sections 7.1(a) and (b), a certificate of a Senior Financial Officer of the Company containing computations in reasonable detail showing whether any Net Cash Proceeds existed during the fiscal period covered by such financial statements, the source of such Net Cash Proceeds and the resulting amount or amounts of Available Proceeds.

(e) Anything contained in Section 8.2 to the contrary notwithstanding, so long as any Indebtedness is outstanding under any Credit Agreement Document, if the Intercreditor Agreement governs the initial application of any Net Cash Proceeds, the terms of the Intercreditor Agreement with regard to such application shall apply.

8.3.	Optional Prepayments.

The Issuers may, at their option, upon notice as provided in Section 8.4, prepay at any time all, or from time to time any part (in a principal amount not less than $1,000,000 and in integral multiples of $100,000) of the Shelf Notes, at the principal amount so to be prepaid together with accrued interest on such principal amount to the date of such prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

8.4.	Notice of Prepayments.

The Company will give each holder of Shelf Notes written notice of each prepayment under Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Shelf Notes to be prepaid on such date, the principal amount of Shelf Notes held by such holder to be prepaid (determined in accordance with Section 8.5) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Each such notice of prepayment pursuant to Section 8.3 shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation (such certificate and computation to be reasonably acceptable to the Required Holders). Two Business Days prior to such prepayment, the Company shall deliver to each holder of Shelf Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.5.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Shelf Notes pursuant to Section 8.2 or Section 8.3, the principal amount of the Shelf Notes to be prepaid shall be allocated among all of the Shelf Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, without regard to the Series of such Shelf Notes.

8.6.	Maturity; Surrender, etc.

In the case of each prepayment of Shelf Notes pursuant to this Section 8, the principal amount of each Shelf Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuers shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Shelf Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Shelf Note shall be issued in lieu of any prepaid principal amount of any Shelf Note.

8.7.	Shelf Note Purchase Prohibition.

The Issuers will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Shelf Notes except upon the payment or prepayment of the Shelf Notes in accordance with the terms of this Agreement and the Shelf Notes. Each Issuer will promptly cancel all Shelf Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Shelf Notes pursuant to any provision of this Agreement and no Shelf Notes may be issued in substitution or exchange for any such Shelf Notes.

8.8.	Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Shelf Note of any Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Shelf Note of such Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Shelf Note of any Series, the principal of such Shelf Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Shelf Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series of Shelf Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Shelf Note of any Series, 1.00% (100 basis points) over the yield to maturity implied by the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Bloomberg Financial Markets Page “PX1” (or such other display as may replace Bloomberg Financial Markets Page “PX1”) for actively traded U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the remaining life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the remaining life. The Reinvestment Yield shall be rounded upwards to the same number of decimals points as the number of decimal points set forth in the Shelf Notes for the interest rate.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Shelf Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Shelf Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Shelf Note of any Series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.	AFFIRMATIVE COVENANTS.

Each of the Credit Parties jointly and severally covenants and agrees that so long as any of the Shelf Notes shall remain outstanding, it shall and shall (except in the case of Section 9.7) cause each Subsidiary to:

9.1.	Payment of Obligations.

Pay and discharge as the same shall become due and payable: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except as expressly permitted under Section 5.11; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not otherwise permitted under Section 10.1; and (c) except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, all Indebtedness and other Contractual Obligations, as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

9.2.	Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except as permitted by Sections 10.4 or 10.5.

(b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

9.3.	Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

9.4.	Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of any Credit Party, insurance with respect to its properties and business against loss or damage (i) of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and (ii) in such amounts, with such deductibles and covering such risks as are necessary to ensure that Uninsured Liabilities of any Credit Party and/or any Subsidiary are not reasonably likely to result in a Material Adverse Effect, and (iii) providing for not less than 30 days’ (or 10 days’ notice in the case of non-payment of premiums) prior notice to the Collateral Agent of termination, lapse or cancellation of such insurance.

(b) At all times keep all of its property (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, any Credit Party) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers’ compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days (or 10 days in the case of non-payment of premiums) prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be delivered to the Collateral Agent.

(c) If any Credit Party shall fail to maintain all insurance in accordance with this Section 9.4, or if any Credit Party shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deliver all certificates with respect thereto, the Collateral Agent and/or the Required Holders shall have the right (but shall be under no obligation), upon five (5) Business Days prior written notice to the Parent, to procure such insurance, and the Credit Parties agree jointly and severally to reimburse the Collateral Agent or the Required Holders, as the case may be, for all costs and expenses of procuring such insurance.

(d) The provisions of this Section 9.4 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

9.5.	Compliance with Laws.

Each Credit Party will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, regulations, administrative orders and other orders referred to in Section 5.24), except to the extent any failures to comply with the above requirements, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.6.	Books and Records.

Maintain proper books of record and account (a) in conformity with GAAP consistently applied, and (b) in material conformity with all applicable requirements of Law or any Governmental Authority having regulatory jurisdiction over such Credit Party or such Subsidiary, as the case may be.

9.7.	Use of Proceeds.

The proceeds of the Series B Notes shall be used by the Issuers as permitted in Section 5.14.

9.8.	Covenant to Become Issuer and Give Security.

(a) Prior to or concurrently with the formation or acquisition of any new direct or indirect Subsidiary by any Credit Party (or in the case of formation of any new Subsidiary in connection with a Permitted Acquisition, prior to or concurrently with the earlier of (x) the consummation of such Permitted Acquisition and (y) the date such Subsidiary otherwise acquires material assets), then the Issuers shall, at the Issuers’ expense:

(i) cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the holders a joinder to the Finance Documents as an additional Issuer under the Finance Documents, together with a certified copy of its Organizational Documents and resolutions authorizing the above actions, each in form and substance satisfactory to the Required Holders,

(ii) furnish to the holders a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Required Holders,

(iii) to the fullest extent permitted by applicable Laws, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Collateral Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Required Holders (including delivery of all Pledged Debt and Pledged Equity in and of such Subsidiary), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Finance Documents and constituting Liens on all such real and personal properties (other than Excluded Collateral),

(iv) to the fullest extent permitted by applicable Laws, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Required Holders to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and security and pledge agreements delivered pursuant to this Section 9.8, enforceable against all third parties in accordance with their terms,

(v) deliver to the Collateral Agent and the holders, upon the request of the Required Holders in their sole discretion, signed copies of favorable opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel(s) for the Credit Parties reasonably acceptable to the Required Holders as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Required Holders may reasonably request, and

(vi) deliver, upon the request of any holder in its sole discretion, to the holders with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Required Holders, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the holders.

(b) Prior to or concurrently with the acquisition of any property by any Credit Party, if such property, in the judgment of the Required Holders, shall not already be subject to a perfected first priority security interest (subject to any Permitted Liens) in favor of the Collateral Agent, then the Issuers shall, at the Issuers’ expense:

(i) furnish to the holders a description of the property so acquired in detail satisfactory to the Required Holders;

(ii) to the fullest extent permitted by applicable Laws, cause the applicable Credit Party to duly execute and deliver to the Collateral Agent (with copies to the Purchasers) deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Required Holders, securing payment of all the Obligations of the applicable Credit Party under the Finance Documents and constituting Liens on all such properties (other than Excluded Collateral),

(iii) to the fullest extent permitted by applicable Laws, cause the applicable Credit Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Required Holders to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv) deliver to the Collateral Agent and the Required Holders, upon the request of the Required Holders in their sole discretion, signed copies of favorable opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel(s) for the Credit Parties reasonably acceptable to the Required Holders as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Required Holders may reasonably request, and

(v) deliver, upon the request of the Required Holders in their sole discretion, to the Collateral Agent and the holders with respect to such real property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Required Holders, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent and the Required Holders,

(c) Upon the request of the Required Holders following the occurrence and during the continuance of a Default, the Issuers shall, at the Issuers’ expense, promptly:

(i) furnish to the Collateral Agent and the holders a description of the real and personal properties of the Credit Parties and their respective Subsidiaries in detail satisfactory to the Required Holders; and

(ii) deliver, upon the request of the Required Holders in their sole discretion, to the Collateral Agent and the holders with respect to each parcel of real property owned or held by any Credit Party or its Subsidiaries, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Required Holders; provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent and the holders.

(d) At any time upon request of the Required Holders, promptly execute and deliver any and all further instruments and documents and take all such other action as the Required Holders may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and other security and pledge agreements.

9.9.	Compliance with Environmental Laws.

Comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except to the extent any failures to comply with the above requirements, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.10.	Preparation of Environmental Reports.

At the request of the Required Holders from time to time, provide to the holders within 60 days after such request, at the expense of the Issuers, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Required Holders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Required Holders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Required Holders may retain an environmental consulting firm to prepare such report at the expense of the Issuers, and the Issuers hereby grant and agree to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Required Holders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment; provided that in no event shall such request for any report described in this Section 9.10 be made unless (a) a Default exists or (b) a notice has been delivered under Section 7.2(i).

9.11.	Further Assurances.

Promptly upon request by the Required Holders, (a) correct any material defect or error that may be discovered in any Finance Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Required Holders may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Finance Documents, (ii) to the fullest extent permitted by applicable Law, subject any Credit Party’s or any of its Subsidiaries’ properties, assets, rights or interests (other than Excluded Collateral) to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Finance Document or under any other instrument executed in connection with any Finance Document to which any Credit Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

9.12.	Compliance with Terms of Leaseholds.

Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Credit Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the holders of any default by any party with respect to such leases and cooperate with the holders in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

9.13.	Material Contracts.

Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Required Holders and, upon request of the Required Holders, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.14.	Maintenance of Company Separateness.

The Parent will, and will cause each of its Subsidiaries to, satisfy customary corporate and other organizational formalities, including, as applicable, the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting (or other legal equivalents thereof) and the maintenance of offices, books and records. Neither the Parent nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate legal existence of the Parent or any of its Subsidiaries being ignored, or in the assets and liabilities of the Parent or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

9.15.	Maintenance of Trust Funds and Trust Accounts.

Each Issuer shall set aside in the appropriate Trust Account, all applicable Trust Funds at the time such funds are received by such Issuer, and such Issuer shall establish and maintain all of the funding obligations of each of the Trust Accounts in accordance with applicable Law.

9.16.	Amendment to Credit Agreement Documents Covenants.

If the Credit Parties shall at any time after the date of this Agreement, amend or modify any Credit Agreement Document in a manner that requires any Credit Party to make a mandatory prepayment, comply with a covenant or add an event of default or change any related definition that either is not at such time included in this Agreement or, if such mandatory prepayment, covenant or event of default shall already be included in this Agreement, is more restrictive upon any Credit Party than such existing mandatory prepayment, covenant or event of default, each such mandatory prepayment, covenant and each event of default, definition and other provision relating to such mandatory prepayment, covenant or event of default in such Credit Agreement Document (as amended or modified from time to time thereafter) shall be automatically deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full. Promptly after any such amendment or modification, the Credit Parties will (a) furnish to the holders a copy of each such mandatory prepayment, covenant and each event of default, definition and other provisions related thereto and (b) execute and deliver to the holders an instrument, in form and substance reasonably satisfactory to the Required Holders, modifying this Agreement by adding or modifying, as the case may be, the full text of such mandatory prepayment, covenant and the events of default, definitions and other related provisions.

10.	NEGATIVE COVENANTS.

Each of the Credit Parties jointly and severally covenants and agrees that, so long as any of the Shelf Notes shall remain outstanding, it shall not, nor shall it permit any Subsidiary to, directly or indirectly, and solely in the case of Section 10.16, the General Partner and the Parent shall not:

10.1.	Liens.

Create, incur, assume, sign, file or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign any accounts or other right to receive income, other than the following (collectively, “Permitted Liens”):

(a) Liens pursuant to any Finance Document;

(b) Liens in favor of an insurance company or agent which secure insurance premium financing arrangements with such Person, to the extent permitted under Section 10.2(e), provided that such Liens are limited to the insurance contracts with respect to which related premiums are being financed;

(c) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) Liens in respect of property or assets of a Credit Party imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Credit Party or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) Permitted Encumbrances;

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11(h), provided that no cash or other property shall be pledged by any Credit Party as security therefor;

(i) Liens securing Indebtedness permitted under Section 10.2(g) and Liens securing accounts payable for the purchase of pre-assembled mausoleums and crypts; provided that (A) such Liens only serve to secure the payment of Indebtedness or accounts payable arising under such related obligation, (B) the Liens encumbering the assets giving rise to such obligations do not encumber any other asset of any Credit Party, and (C) such Liens do not secure aggregate lease payments, principal amounts and accounts payable in excess of the limitation set forth in Section 10.2(g);

(j) Licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of any Credit Party;

(k) Liens arising from or related to precautionary UCC financing statements regarding operating leases entered into by any Credit Party;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) bankers liens and customary rights of setoff, revocation and chargeback under deposit or credit card agreements entered into in the ordinary course of business; and

(n) any Lien or other restriction on the use of property (including cash) deposited in any Trust Fund, to the extent imposed by law or by the terms of the agreement governing such Trust Fund.

10.2.	Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (it being agreed that cross-default, setoff and other customary provisions under any Swap Contract shall be permitted);

(b) (i) Indebtedness of the Credit Parties incurred pursuant to this Agreement and the other Finance Documents and (ii) Indebtedness of the Credit Parties incurred pursuant to the Credit Agreement Documents in an aggregate outstanding principal amount not to exceed $65,000,000 (the “Aggregate Credit Facility Cap”) at any time divided between an Acquisition Facility not to exceed $40,000,000 (the “Acquisition Facility Cap”) at any time and a Revolving Credit Facility (as such term is defined in the Credit Agreement) not to exceed $25,000,000 (the “Revolving Facility Cap”) at any time (in each case as from time to time reduced by principal repayments thereof, other than repayments of revolving loans which may by their terms be reborrowed); provided, however, that with the approval (such approval not to be unreasonably withheld, conditioned or delayed) of the Required Holders, the Aggregate Credit Facility Cap may be increased up to $90,000,000, the Acquisition Facility Cap may be increased up to $55,000,000 and the Revolving Facility Cap may be increased up to $35,000,000;

(c) loans and advances from (i) the Parent to any Issuer, (ii) any Issuer to any other Issuer, (iii) any Issuer to the Parent made for the purpose of making payments permitted pursuant to Section 10.6 and (iv) any Issuer or the Parent to the Parent or the General Partner for the purpose of paying ordinary business expenses of the Parent and the General Partner;

(d) Indebtedness under the Finance Documents;

(e) Insurance premium financing arrangements made on customary and reasonable terms;

(f) Guarantees of any Issuer in respect of Indebtedness otherwise permitted hereunder of any Issuer;

(g) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 10.1(i); provided, however, that the aggregate lease payments and principal amounts of all such Indebtedness at any one time outstanding shall not exceed $7,500,000;

(h) Seller Subordinated Debt, provided that (i) such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Required Holders and substantially in the form set forth on Exhibit 10.2(h) hereto, and (ii) at the time of the related Permitted Acquisition, such Indebtedness does not exceed 25% of the total value of (A) the assets so acquired or (B) the assets of the Acquired Person, as the case may be;

(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

(j) Indebtedness of the Issuers evidenced by completion guarantees, performance bonds and surety bonds incurred in the ordinary course of business for purposes of insuring the performance of the Issuers;

(k) Indebtedness of a type described in clause “(g)” of the definition of Indebtedness, to the extent payment of such Indebtedness is permitted under Section 10.6;

(l) Unsecured Indebtedness of the General Partner issued solely for the purpose of financing Investments permitted pursuant to Section 10.3(k); and

(m) Other unsecured Indebtedness not otherwise permitted above, in an aggregate principal amount outstanding not to exceed $1,000,000 at any time.

10.3.	Investments.

Make or hold any Investments, except:

(a) Investments held by any Credit Party in the form of Cash Equivalents;

(b) loans and advances by any Credit Party to officers and employees of such Credit Party, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount for all Credit Parties not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(c) (i) Investments by any Credit Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Credit Party and its Subsidiaries in any Issuer, (iii) additional Investments by Subsidiaries of the Issuers that are not Credit Parties in other Subsidiaries that are not Credit Parties, and (iv) without duplication, Investments in the form of loans and advances permitted under Section 10.2(c);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or from account debtors in settlement of delinquent accounts to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 10.2;

(f) Investments existing on the date hereof (other than those referred to in Section 10.3(c)(i)) and set forth on Schedule 5.8(e);

(g) Investments by any Issuer in Swap Contracts permitted under Section 10.2(a);

(h) Permitted Acquisitions by any Issuer; provided that, with respect to each such Permitted Acquisition:

(i) the Credit Parties shall furnish to the holders projections, for the two years following such acquisition, of revenue, and costs attributable to the property proposed to be acquired,

(ii) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 9.8;

(iii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Issuers in the ordinary course;

(iv) such Permitted Acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Parent, or the Parent and its Subsidiaries taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Company if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(v) updated schedules to the Finance Documents to reflect the transactions related to such Permitted Acquisition shall be delivered prior to such acquisition, and upon consummation thereof all representations and warranties contained herein and in the other Finance Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(vi) the Aggregate Consideration paid by or on behalf of the Issuers for any such Permitted Acquisition (other than Dignity 2007) shall not exceed $2,500,000, on an individual basis, or $20,0000,000, when aggregated with the total Aggregate Consideration paid by or on behalf of the Issuers for all other Permitted Acquisitions (other than Dignity 2007) which closed in the immediately preceding 365 days, without the approval of the Required Holders (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, if the Issuers shall have delivered to each holder (1) the approval package and appraisals as required by Section 8(h)(viii) below and (2) a written request for such approval in connection therewith and have not received a written denial of such request from a holder within twenty (20) days from delivery, then such holder will be deemed to have given such approval;

(vii) immediately before and immediately after giving pro forma effect to any such Permitted Acquisition or other acquisition, on a Pro Forma Basis (for the related Calculation Period), no Default shall have occurred and be continuing;

(viii) the receipt by each holder, not less than (A) thirty (30) days prior to such Permitted Acquisition (or such shorter period as the Required Holders may agree to in writing), of (1) the approval package to be presented to the Company’s board of managers and (2) all appraisals completed in connection therewith, for any such acquisition the consideration for which is greater than $5,000,000 and (B) ten (10) Business Days prior to Permitted Acquisition (or such shorter period as the Required Holders may agree to in writing), the approval package to be presented to the Company’s board of managers, for such acquisition the consideration for which is less than or equal to $5,000,000; and

(ix) the Issuers shall have delivered to each holder, at least five Business Days prior to the date on which any such Permitted Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Required Holders, (A) certifying that all of the requirements set forth in this clause (h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition, and (B) attaching a pro forma Compliance Certificate showing compliance, on a Pro Forma Basis (for the related Calculation Period), with the covenants set forth in Section 10.11 immediately after giving effect to the consummation of such Permitted Acquisition;

(i) Investments in newly formed wholly-owned Subsidiaries so long as, in each case, (i) at least 30 days prior written notice thereof is given to the Required Holders (or such lesser prior written notice as may be agreed to by the Required Holders in any give case), (ii) the Equity Interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such Equity Interests, together with appropriate transfer powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary promptly executes a counterpart hereto and of the Pledge Agreement and the Security Agreement, and (iv) all actions required pursuant to Section 9.8 have been taken;

(j) Bank deposits in the ordinary course of business;

(k) Investments of the General Partner in Partnership Common Units in order for the General Partner to continue to hold two percent (2%) of the issued Partnership Common Units;

(l) Disposition Notes issued in connection with Dispositions permitted under Section 10.5 where not less than 75% of the consideration was paid to the applicable Credit Party in cash; provided that, the aggregate principal outstanding amount of such Disposition Notes shall not exceed $1,500,000 at any time;

(m) Investments of Trust Funds, interest and other earnings thereon, in accordance with Section 10.17;

(n) Advances by the Issuers to their suppliers which are made in the ordinary course for the purpose of prepaying purchases of inventory; and

(o) Other Investments not otherwise permitted above, in an aggregate amount outstanding not to exceed $1,000,000 at any time.

10.4.	Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Issuer may merge with and into, may convert into or be dissolved or liquidated into, or may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Issuer, so long as (i) the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents in the assets of such Issuer shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, conversion, dissolution or liquidation) and (ii) such merger, conversion, dissolution or liquidation does not violate the terms of the Partnership Agreement or otherwise result in negative tax consequences for the Parent; and

(b) any Subsidiary that is not a Credit Party may Dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Credit Party or (ii) to a Credit Party.

10.5.	Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory and Cemetery Property in the ordinary course of business;

(c) Dispositions, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(d) Licenses, leases or subleases of property to third Persons, made in the ordinary course of business and not interfering in any material respect with the business of any Credit Party;

(e) Dispositions of tangible personal property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(f) Dispositions of real property by any Credit Party which is not otherwise permitted under clause (b) above; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all such property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed $6,000,000 and (iii) the purchase price for such property shall be paid to such Credit Party in cash (and any Disposition Note permitted by Section 10.3(l));

(g) Dispositions by any Credit Party to any other Credit Party, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

(h) Dispositions of Equity Interests in the Parent by the General Partner, to the extent required under the terms of the Partnership Agreement or any employee benefit plan of a Credit Party;

(i) Dispositions constituting Permitted Liens or permitted by Section 10.4;

(j) Dispositions of tangible property (real or personal), so long as (i) no Default then exists or would result therefrom, (ii) each such sale is in an arm’s-length transaction and the applicable Credit Party receives at least fair market value (as determined in good faith by such Credit Party), (iii) the total consideration received by such Credit Party is paid at the time of the closing of such sale in cash (and any Disposition Note permitted by Section 10.3(l)), and (iv) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 8.2; and

(k) Dispositions of Cash Equivalents made in the ordinary course of business.

To the extent the Required Holders waive the provisions of this Section 10.5 with respect to any Disposition of Collateral, or any Collateral is Disposed of as permitted by this Section 10.5, such Collateral (unless transferred to a Credit Party) shall be Disposed of free and clear of the Liens created by the Security Documents and the holders will direct the Collateral Agent to take such actions as are appropriate in connection therewith.

10.6.	Restricted Payments; Equity Issuances.

(a) Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i) each Subsidiary may make Restricted Payments to any Issuer or the Parent; and

(ii) the Parent and the General Partner shall be permitted to make regularly scheduled quarterly distributions to its general and limited partners or members, as applicable, to the extent set forth in the Partnership Agreement and the GP Agreement, respectively, each as in effect as of the Series B Closing Date, to the extent that (A) at the time such distribution is made no Default exists, or would exist after giving effect to such distribution, and (B) for the fiscal quarter most recently ended prior to the date of such distribution, the chief financial officer of the Parent or General Partner, as applicable, delivers to the holders a certificate that the above conditions have been satisfied; or

(b) Issue or sell any Equity Interests (including by way of sales of treasury stock), except for:

(i) Issuances by the Parent and the General Partner of Equity Interests which are not mandatorily redeemable;

(ii) transfers to any Credit Party and replacements of then outstanding shares of capital stock or other Equity Interests of any Issuer (subject to the delivery of any documents required by the Pledge Agreement or any other Finance Document);

(iii) stock splits, stock dividends and additional issuances by any Issuer which does not decrease the percentage ownership of the Parent or any of its Subsidiaries in any class of the Equity Interests of such Issuer (or otherwise adversely affect the Lien of the Collateral Agent in the Equity Interests of such Issuer);

(iv) any issuances made to qualify directors to the extent required by applicable Law; and

(v) issuances of Equity Interests by Subsidiaries formed after the Series B Closing Date pursuant to Section 9.8 (to the extent in accordance with the requirements of Section 9.8); provided that all Equity Interests issued in accordance with this clause (v) shall, to the extent required by the Pledge Agreement or any other Finance Document, be delivered to the Collateral Agent.

10.7.	Change in Nature of Business.

Engage in any line of business other than the Permitted Business.

10.8.	Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of any Credit Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Credit Party as would be obtainable by such Credit Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among Credit Parties that are entered into pursuant to the reasonable business requirements of the Credit Parties and that are not prohibited under this Agreement or any other Finance Document; (iii) the payment of consulting or other fees to any Credit Party in the ordinary course of business; (iv) customary fees to non-officer directors (or equivalents) of the General Partner; (v) the Credit Parties may perform their respective obligations under any Employment Agreements, employee benefit plans of any Credit Party and other employment arrangements with respect to the procurement of services with their respective officers and employees, in each case so long as any such employment arrangements are entered into in the ordinary course of business; (vi) Restricted Payments may be paid by Credit Parties to the extent permitted by Section 10.6; (vii) payments may be made pursuant to any Tax Allocation Agreement; (viii) Credit Parties may enter into transactions with employees and/or officers of the Credit Parties in the ordinary course of business so long as any such material transaction has been approved by the governing bodies of such Credit Parties; and (ix) the Credit Parties may perform their respective obligations under (A) the Omnibus Agreement, dated as of the Series B Closing Date, among certain Credit Parties and certain of their Affiliates, and (B) the Assignment Agreement, dated as of the Effective Date, between McCown De Leeuw & Co. IV, L.P. and the Parent. In no event shall any management, consulting or similar fee be paid or payable by the Parent or any of its Subsidiaries to any Affiliate, except as specifically provided in this Section 10.8.

10.9.	Burdensome Agreements.

Enter into or permit to exist any Contractual Obligation that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or Intercompany Loan payments to any Credit Party or to otherwise transfer property to or invest in any Credit Party, except for (A) this Agreement, the other Finance Documents, and the Credit Agreement Documents, (B) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Issuer, or (C) the Partnership Agreement; provided, however, that this clause (a) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 10.2(g) solely to the extent any such negative pledge relates to the property financed by the holder of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

10.10.	Use of Proceeds.

Use the proceeds of the Shelf Notes, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

10.11.	Financial Covenants.

(a) Minimum EBITDA. The Parent will not permit Consolidated EBITDA for any Measurement Period to be less than the sum of (i) $26,900,000 plus (ii) 80% of the aggregate of all Consolidated EBITDA for each Permitted Acquisition completed after the Series B Closing Date (the “Permitted Acquisition Step-Up”).

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any Measurement Period to be less than 3.50 to 1.0.

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio for any Measurement Period to be greater than 3.50 to 1.0.

10.12.	Amendment of Partnership Units and Organizational Documents.

(a) Amend or modify, or permit the amendment or modification of, any provision of any Partnership Common Unit or Partnership Subordinated Unit or of any agreement (including, without limitation, certificate of designation) relating thereto in a manner that is inconsistent with the Partnership Agreement or that could reasonably be expected to be adverse in any material respect to the interests of the holders; or

(b) amend modify or change in any way adverse to the interests of the holders in any material respect the Partnership Agreement, the GP Agreement or any other Credit Party’s Organizational Documents, or any Shareholders’ Agreement, Tax Allocation Agreement or Management Agreement, or enter into any new Organizational Document, Shareholders’ Agreement, Tax Allocation Agreement or Management Agreement which could reasonably be expected to be adverse in any material respect to the interests of the holders or, in the case of any Management Agreement, which involves the payment by any Credit Party of any amount which could give rise to a violation of this Agreement; provided that, the foregoing clause shall not restrict (i) the ability of Parent or the General Partner to amend the Partnership Agreement or the GP Agreement, respectively, to authorize the issuance of Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement, or (ii) the ability of the Parent to amend its Organizational Documents to adopt customary takeover defenses for a public company, such as classification of its board of directors, requirements for notice of acquisition of shares and other similar measures.

10.13.	Accounting Changes.

Make any material change in any accounting policies or reporting practices, except as required by GAAP, or make any change in its fiscal year.

10.14.	Prepayments, Etc. of Indebtedness.

Make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person, money or securities before due for the purpose of paying when due), or any prepayment or redemption (except as expressly required under the terms of the relevant agreement) as a result of any asset sale, Change of Control or similar event of any Indebtedness pursuant to the Credit Agreement Documents or, after the incurrence or issuance thereof, any Seller Subordinated Debt, except that revolving loans under the Credit Agreement may be (i) prepaid at any time so long as no Event of Default is continuing or (ii) prepaid solely from the cash proceeds of Receivables Rights (as such term is defined in the Intercreditor Agreement) if an Event of Default then exists.

10.15.	Amendment of Finance Documents and Indebtedness.

(a) Amend, modify or change, in any way adverse to the interests of the holders, any Credit Agreement Document; or

(b) amend, modify or change in any way adverse to the interests of the holders in any material respect any Seller Subordinated Debt.

10.16.	Holding Company. In the case of the General Partner and the Parent:

(a) the General Partner will not itself: (i) engage in a Permitted Business; (ii) own any significant assets (other than (A) its general partnership Equity Interest in the Parent, (B) cash to be loaned, dividended, contributed and/or otherwise promptly applied for purposes not otherwise prohibited by this Agreement and (C) other assets used or held in connection with the performance of activities permitted to be conducted by the General Partner); or (iii) have any liabilities (other than those liabilities for which it is responsible under any Finance Document or Credit Agreement Document to which it is a party, the GP Agreement, and any other Indebtedness permitted to be incurred by the General Partner pursuant to Section 10.2); provided, however, the restrictions above shall not prohibit (or be construed to prohibit) the General Partner or its employees from conducting the activities contemplated to be conducted by the General Partner under the GP Agreement and the Partnership Agreement (each as in effect on the Series B Closing Date or as amended in accordance with this Agreement), and other administrative, management or ordinary course “holding company” activities necessary or desirable in connection with the operation of the Permitted Business through the General Partner and the Issuers (including, without limitation, intercompany management functions and the provision of umbrella insurance policies); and

(b) the Parent will not itself: (i) engage in a Permitted Business; (ii) own any significant assets (other than (A) the Equity Interests in the Company, (B) any Intercompany Loan permitted to be made by it pursuant to Section 10.2(c), whether or not evidenced by an Intercompany Note, (C) cash to be loaned, dividended, contributed and/or otherwise promptly applied for purposes not otherwise prohibited by this Agreement, and (D) other assets used or held in connection with the performance of activities permitted to be conducted by the Parent); or (iii) have any liabilities (other than those liabilities for which it is responsible under this Agreement, the Partnership Agreement, the Finance Documents and the Credit Agreement Documents to which it is a party, any Intercompany Loan permitted to be incurred by it pursuant to Section 10.2(c) and any other Indebtedness permitted to be incurred by the Parent pursuant to Section 10.2); provided, however, the restrictions contained above shall not prohibit (or be construed to prohibit) the Parent from conducting administrative and other ordinary course “holding company” activities necessary or desirable in connection with the operation of the Permitted Business through the Issuers.

10.17.	Trust Funds.

Except in accordance with reasonable business practices and applicable Law, (a) withdraw or otherwise remove any monies or other assets (whether principal, interest or other earnings) from any Trust Account except for the purpose of providing the merchandise or services which are intended to be provided out of such Trust Account or (b) make any investments of Trust Funds or interest or other earnings thereon.

11.	EVENTS OF DEFAULT.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Credit Party fails to (i) pay when and as required to be paid herein, any amount of principal of, or Make-Whole Amount on, any Shelf Note, or (ii) pay, within three days after the same becomes due, any interest on any Shelf Note, or (iii) pay, within five days after the same becomes due, any other amount payable hereunder or under any other Finance Document; or

(b) Specific Covenants. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.1, 7.2, 7.3, 7.4, 9.2, 9.7, 9.8, 9.14, 9.15, or 10;

(c) Other Defaults. Any Credit Party fails to perform or observe any other covenant or agreement (not specified in Section 11(a) or Section 11(b)) contained in any Finance Document on its part to be performed or observed and such failure continues unremedied for 30 days after notice thereof is provided to any Credit Party by any holder;

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Finance Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;

(e) Cross-Default. (i) Any Credit Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), but subject to any applicable grace or cure period, in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, but subject to any applicable grace or cure period, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (it being understood that a default or other event or condition described in this clause (B) shall cease to constitute an Event of Default if and when the same has been cured or otherwise ceases to exist, in each case prior to the taking of any action by the Required Holders pursuant to Section 12.1); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Credit Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Credit Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Credit Party or such Subsidiary as a result thereof is greater than the Threshold Amount;

(f) Insolvency Proceedings, Etc. Any Credit Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding;

(g) Inability to Pay Debts; Attachment. (i) Any Credit Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy;

(h) Judgments. There is entered against any Credit Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i) ERISA. (i) any ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result, individually or in the aggregate, in liability of any Issuer under Title IV of ERISA, to any Pension Plan, Multiemployer Plan or the PBGC, in excess of the Threshold Amount, (ii) any Issuer or any ERISA Affiliate fails to pay any installment payment with respect to any withdrawal liability pursuant to Section 4201 of ERISA, within a period of thirty (30) calendar days after such payment was otherwise due pursuant to Section 4219 of ERISA under any Multiemployer Plan, provided that the failure to make such installment prior to the expiration of the sixty-day (60) time period prescribed in Section 4219(c)(5)(A) of ERISA could reasonably be expected to result in the acceleration of withdrawal liability pursuant to Section 4219(c)(5) of ERISA, individually or in the aggregate, in excess of the Threshold Amount; or (iii) any Issuer or any ERISA Affiliate currently is, or is reasonably expected to be, in “default” under a Multiemployer Plan, as described in Section 4219(c)(5)(B), which has resulted, or could reasonably be expected to result, individually or in the aggregate, in withdrawal liability of such Issuer or ERISA Affiliate under Title IV of ERISA to the Multiemployer Plan in excess of the Threshold Amount;

(j) Invalidity of Finance Documents. Any provision of any Finance Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Finance Document; or any Credit Party denies that it has any or further liability or obligation under any provision of any Finance Document, or purports to revoke, terminate or rescind any provision of any Finance Document;

(k) Change of Control. There occurs any Change of Control;

(l) Intercreditor Agreement. The Intercreditor Agreement or any provision thereof shall cease to be in full force and effect;

(m) Security Documents. Any Security Document after delivery thereof pursuant to Section 4.1(h) or 9.8 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 10.1) on the Collateral purported to be covered thereby; or

(n) (i) The subordination provisions of any documents evidencing or governing any subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) any Credit Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the holders or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Credit Party, shall be subject to any of the Subordination Provisions.

12.	REMEDIES ON DEFAULT, ETC.

12.1.	Acceleration.

(a) If an Event of Default with respect to a Credit Party described in paragraph (f) of Section 11 has occurred, all the Shelf Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuers, declare all the Shelf Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) of Section 11 has occurred and is continuing, any holder or holders of Shelf Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuers, declare all the Shelf Notes held by it or them to be immediately due and payable.

Upon any Shelf Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Shelf Notes will forthwith mature and the entire unpaid principal amount of such Shelf Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuers acknowledge, and the parties hereto agree, that each holder of a Shelf Note has the right to maintain its investment in the Shelf Notes free from repayment by the Issuers (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuers in the event that the Shelf Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Shelf Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Shelf Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Shelf Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Shelf Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Issuers have paid all overdue interest on the Shelf Notes, all principal of and Make-Whole Amount, if any, on any Shelf Notes

that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and any overdue interest in respect of any Series of Shelf Notes, at the Default Rate for such Series, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Shelf Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Shelf Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Shelf Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Credit Parties under Section 15, the Credit Parties jointly and severally agree to pay to the holder of each Shelf Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF SHELF NOTES.

13.1.	Registration of Shelf Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Shelf Notes. The name and address of each holder of one or more Shelf Notes, each transfer thereof and the name and address of each transferee of one or more Shelf Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Shelf Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and no Issuer shall be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Shelf Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Shelf Notes.

13.2.	Transfer and Exchange of Shelf Notes.

Upon surrender of any Shelf Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder of such Shelf Note or such holder’s attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Shelf Note or part thereof), within five Business Days thereafter the Issuers shall execute and deliver, at the Credit Parties’ joint and several expense (except as provided below), one or more new Shelf Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Shelf Note. Each such new Shelf Note shall be payable to such QIB as such holder may request and shall be substantially in the form of Shelf Note for such Series as set forth in Exhibit A-1, Exhibit A-2 or Exhibit A-3, as the case may be. Each such new Shelf Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Shelf Note or dated the date of the surrendered Shelf Note if no interest shall have been paid thereon. The Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Shelf Notes. Shelf Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Shelf Notes, one Shelf Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Shelf Note registered in its name (or the name of its nominee), shall be deemed to have (a) made the representation set forth in the second sentence of Section 6.1 and in Section 6.2 and (b) represented to the Company that it is a QIB.

13.3.	Replacement of Shelf Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Shelf Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Shelf Note is, or is a nominee for, an original Purchaser or another holder of a Shelf Note with a minimum net worth of at least $10,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, the Issuers at their own joint and several expense shall execute and deliver, in lieu thereof, a new Shelf Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Shelf Note or dated the date of such lost, stolen, destroyed or mutilated Shelf Note if no interest shall have been paid thereon.

14.	PAYMENTS ON SHELF NOTES.

14.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Shelf Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time thereafter, by notice to each holder of a Shelf Note, change the place of payment of the Shelf Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

14.2.	Note Payments.

So long as a Purchaser or its nominee shall be the holder of any Shelf Note, and notwithstanding anything contained in Section 14.1 or in such Shelf Note to the contrary, the Issuers will pay all sums becoming due on such Shelf Note for principal, Make-Whole Amount, if any, and interest, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Schedule A attached hereto in the case of any Series A Note or Series B Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance in the case of any other Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Shelf Note, without the presentation or surrender of such Shelf Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Shelf Note, such Purchaser shall surrender such Shelf Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Shelf Note held by a Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Shelf Note to the Company in exchange for a new Shelf Note or Shelf Notes pursuant to Section 13.2. The Issuers will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Shelf Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Shelf Note as such Purchaser has made in this Section 14.2.

15.	EXPENSES, ETC.

15.1.	Transaction Expenses, etc.

Whether or not the transactions contemplated hereby are consummated, the Credit Parties jointly and severally agree to pay all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of Bingham McCutchen LLP and Katten Muchin Rosenman LLP, the Purchasers’ special counsel, and, if reasonably required, local counsel or other counsel) incurred by each Purchaser and each holder of a Shelf Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Shelf Notes or any other Finance Document (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the fees and expenses of the Collateral Agent and its counsel, (b) all filing and recording fees and taxes and title insurance provisions in connection with any Finance Document, (c) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Shelf Notes or any other Finance Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Shelf Notes or any other Finance Document, (d) the costs and expenses, including financial advisors’ fees, incurred in connection with a recapitalization of any Issuer or the insolvency or bankruptcy of any Issuer or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Shelf Notes and the other Finance Documents, (e) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization acceding to the authority thereof and (f) the costs and expenses incurred in connection with any action taken or considered under Section 12. Without limiting the generality of the foregoing, the Credit Parties jointly and severally agree to pay all reasonable costs and expenses incurred by any holder of a Shelf Note or the Collateral Agent in connection with the exercise of inspection rights pursuant to Section 7.4. The Credit Parties jointly and severally agree to pay, and will save each Purchaser and each other holder of a Shelf Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser).

In furtherance of the foregoing, on the Series B Closing Date the Issuers jointly and severally agree to pay or cause to be paid the reasonable fees and disbursements and other charges of Bingham McCutchen LLP and Katten Muchin Rosenman LLP, the Purchasers’ special counsel which are reflected in the statement or statements of such special counsel submitted to the Company on or before the Series B Closing Date. The Issuers also jointly and severally agree to pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the Series B Closing Date to the extent such disbursements and other charges exceed estimated amounts previously paid).

15.2.	Survival.

The obligations of the Credit Parties under this Section 15 will survive the payment or transfer of any Shelf Note, the enforcement, amendment or waiver of any provision of this Agreement or the Shelf Notes, and the termination of this Agreement.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Shelf Notes, the purchase or transfer by a Purchaser of any Shelf Note or portion thereof or interest therein and the payment of any Shelf Note, and may be relied upon by any subsequent holder of a Shelf Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Shelf Note, and shall continue in full force and effect as long as the principal of or any accrued interest or Make-Whole Amount on any Shelf Note or any other amount payable under this Agreement or any other Finance Document is outstanding and unpaid. All statements contained in any certificate or other instrument delivered by or on behalf of any Credit Party pursuant to this Agreement shall be deemed representations and warranties of such Credit Party under this Agreement. Subject to the preceding sentence, this Agreement, the Shelf Notes and the other Finance Documents embody the entire agreement and understanding between the Purchasers and the Credit Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.

17.1.	Requirements.

This Agreement and the Shelf Notes may be amended, and the observance of any term hereof or of the Shelf Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each Credit Party and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Shelf Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, any Series of the Shelf Notes, (ii) change the percentage of the principal amount of the Shelf Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 12, 17 or 20.

17.2.	Solicitation of Holders of Shelf Notes.

(a) Solicitation. The Credit Parties will provide each holder of the Shelf Notes (irrespective of the amount of Shelf Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Shelf Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Shelf Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Shelf Notes.

(b) Payment. No Credit Party will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Shelf Notes as consideration for or as an inducement to the entering into by any holder of Shelf Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Shelf Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Shelf Notes and is binding upon them and upon each future holder of any Shelf Note and upon the Credit Parties without regard to whether such Shelf Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Credit Party and the holder of any Shelf Note nor any delay in exercising any rights hereunder or under any Shelf Note shall operate as a waiver of any rights of any holder of such Shelf Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.	Shelf Notes held by Issuers, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Shelf Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Shelf Notes, or have directed the taking of any action provided herein or in the Shelf Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Shelf Notes then outstanding, Shelf Notes directly or indirectly owned by any Issuer or any of its Affiliates shall be deemed not to be outstanding.

18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to any Purchaser or such Purchaser’s nominee, to such Purchaser or such nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or such nominee shall have specified to the Company in writing,

(b) if to any other holder of any Shelf Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(c) if to any Credit Party, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Shelf Note in writing.

Notices under this Section 18 will be deemed given only when actually received. Any communication pursuant to a particular Section hereof shall be made by the method specified for such communication as specified therein, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in Schedule A or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including without limitation (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Purchasers in connection with any sale of Shelf Notes (except the Shelf Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Purchasers, may be reproduced by a Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. Each Credit Party agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Credit Party or any other holder of Shelf Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to a Purchaser by or on behalf of any Credit Party in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Credit Party, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by a Credit Party or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Shelf Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Shelf Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Shelf Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of any Credit Party (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Shelf Notes and this Agreement. In connection with the delivery or disclosure by a Purchasers of Confidential Information as permitted by clause (viii) above, such Purchaser shall as promptly as practicable, either before or after such delivery or disclosure, unless prohibited by law, notify the Company thereof. Each holder of a Shelf Note, by its acceptance of a Shelf Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Shelf Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company or applicable Credit Party embodying the provisions of this Section 20.

21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates which is a QIB (including any affiliated managed accounts or affiliated managed funds) as the purchaser of the Shelf Notes that it has agreed to purchase hereunder by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon substitution, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Shelf Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Shelf Notes under this Agreement.

22.	MISCELLANEOUS.

22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Shelf Note) whether so expressed or not.

22.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Shelf Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Shelf Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including (except at maturity) the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.	Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Credit Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Shelf Notes or any other Finance Document to which it is a party. To the fullest extent permitted by applicable law, each Credit Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Credit Party consents to process being served in any suit, action or proceeding of the nature referred to in Section 22.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such party specified in Section 18 or at such other address of which a Purchaser shall then have been notified pursuant to said Section. Each Credit Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.3 shall affect the right of any holder of Shelf Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Shelf Notes may have to bring proceedings against any Credit Party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) EACH CREDIT PARTY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE SHELF NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.4.	Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile or electronic transmission of an executed signature page shall be effective as delivery of an original.

22.6.	Accounting Terms; Changes in GAAP.

(a) Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect from time to time, applied on a consistent basis with that used in preparing the Audited Financial Statements

(so that, to the extent alternative definitions for such terms, or alternative treatments for such data, are permissible under GAAP, the particular definition or treatment chosen for the Audited Financial Statements shall continue to be used, unless use of such alternatives would not be material).

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Finance Document, and either the Company or the Required Holders shall so request, the holders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP used in preparing the Audited Financial Statements and (ii) the Company shall provide to the holders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made in accordance with GAAP used in preparing the Audited Financial Statements and made after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

22.7.	Indemnification.

(a) The Credit Parties shall indemnify each holder and its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Issuer or any other Credit Party arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Finance Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of any holder and its Related Parties only, the administration of this Agreement and the other Finance Documents, (b) any purchase of a Shelf Note or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of their Subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Issuer or any other Credit Party or any of the Issuer’s or such Credit Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Issuer or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Finance Document, if such Issuer or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each Issuer and each other Credit Party shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Finance Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any advance hereunder or the use of the proceeds thereof. No Indemnitee referred to in Section 22.7(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Finance Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(c) Survival. The agreements in this Section 22.7 shall survive any transfer of Shelf Notes, the replacement of any Purchaser, the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

22.8.	Governing Law.

This Agreement and the Shelf Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

22.9.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.	ISSUERS’ LIABILITY FOR PAYMENTS.

23.1.	Joint and Several Liability.

Each Issuer hereby agrees that it shall be jointly and severally liable with each other Issuer for all of the obligations under this Agreement and the Shelf Notes and the other Finance Documents, whether for principal, interest, Make-Whole Amount or any other amount whatsoever payable hereunder or thereunder, and whether now existing or hereafter from time to time arising. The Issuers agree that their obligations under this Section 23.1 and the other provisions of this Agreement and the Shelf Notes and the other Finance Documents shall, to the fullest extent permitted by applicable law, be primary (rather than secondary), absolute, irrevocable and unconditional under any and all circumstances. Without limiting the foregoing, each Issuer agrees that its obligations under this Agreement and the Shelf Notes and other Finance Documents shall be unconditional and shall remain unchanged and in effect irrespective of any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance, of the obligations under this Agreement or the Shelf Notes or any other Finance Document or any other agreement or instrument whatsoever relating thereto, any release of the obligations of any other Issuer, any bankruptcy or insolvency of any other Issuer, and any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. No holder of the Shelf Notes shall have any obligation to exhaust its remedies against any Issuer before proceeding against any other Issuer.

Notwithstanding anything set forth above or any other Finance Document, each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and the Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

23.2.	Rights of Contribution.

The Subsidiary Issuers agree that if any of them shall become an Excess Funding Issuer (as defined below) by reason of the payment by such Subsidiary Issuer of any obligations under this Agreement or the Shelf Notes or any other Finance Document, each other Subsidiary Issuer (a “Contributing Issuer”) shall, on demand of such Excess Funding Issuer (but subject to the next sentence), pay to such Excess Funding Issuer an amount equal to such Contributing Issuer’s Pro Rata Share (as defined below) of the Excess Payment (as defined below) in respect of such obligations. The payment obligation of a Subsidiary Issuer to an Excess Funding Issuer under this Section 23.2 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Person under this Agreement and the Shelf Notes and the other Finance Documents and no Excess Funding Issuer shall exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations.

For purposes of this Section 23.2: the term “Excess Funding Issuer” means, in respect of any obligations under this Agreement and the Shelf Notes, a Subsidiary Issuer that has paid an amount in excess of its Pro Rata Share of such obligations; the term “Excess Payment” means, in respect of any obligations under this Agreement and the Shelf Notes and the other Finance Documents, the amount paid by an Excess Funding Issuer in excess of its Pro Rata Share of such obligations; and the term “Pro Rata Share” means, for any Subsidiary Issuer, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all properties of such Issuer (excluding any shares of stock of any other Subsidiary Issuer) exceeds the amount of all the debts and liabilities of such Subsidiary Issuer (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Issuer under this Agreement and the Shelf Notes and the other Finance Documents and any obligations of any other Person that have been guaranteed by such Subsidiary Issuer) to (b) the amount by which the aggregate fair saleable value of all properties of the Subsidiary Issuers (excluding all shares of stock of any Subsidiary Issuer held by any other Subsidiary Issuer) exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Issuers under this Agreement and the Shelf Notes and the other Finance Documents and any obligations of any other Person that have been guaranteed by any Subsidiary Issuer) of the Subsidiary Issuers.

In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Issuer under Section 23.1 would otherwise, taking into account the provisions of Section 23.1, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 23.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Issuer or the holder of any Shelf Note, be automatically limited and reduced to the highest amount that would result in the obligations of such Subsidiary Issuer under Section 23.1 being valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

23.3.	Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Finance Document, the interest paid or agreed to be paid under the Finance Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Shelf Notes or, if it exceeds such unpaid principal, refunded to the Issuers. In determining whether the interest contracted for, charged, or received by a holder exceeds the Maximum Rate, such Person may, to the fullest extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

[Remainder of page intentionally left blank; next page is signature page.]

If you are in agreement with the foregoing, please sign the form of agreement on the a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Parent:

STONEMOR PARTNERS L.P.
By: STONEMOR GP LLC its General Partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Company:

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

[Signature Page to Amended and Restated Note Purchase Agreement]

Subsidiary Issuers

Alleghany Memorial Park LLC

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park LLC

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bedford County Memorial Park LLC

Bedford County Memorial Park Subsidiary LLC

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park LLC

Birchlawn Burial Park Subsidiary, Inc.

Blue Ridge Memorial Gardens LLC

Blue Ridge Memorial Gardens Subsidiary LLC

Butler County Memorial Park LLC

Butler County Memorial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments LLC

Cemetery Investments Subsidiary, Inc.

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Cemetery Management Services of Pennsylvania, L.L.C.

Chartiers Cemetery LLC

Chartiers Cemetery Subsidiary LLC

Clover Leaf Park Cemetery Association

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Columbia Memorial Park Subsidiary, Inc.

The Coraopolis Cemetery LLC

The Coraopolis Cemetery Subsidiary LLC

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia LLC

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Covenant Acquisition Subsidiary, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Glen Haven Memorial Park LLC

Glen Haven Memorial Park Subsidiary, Inc.

Green Lawn Memorial Park LLC

Green Lawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

[Signature Page to Amended and Restated Note Purchase Agreement]

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary, Inc.

Henry Memorial Park LLC

Henry Memorial Park Subsidiary, Inc.

J.V. Walker LLC

J.V. Walker Subsidiary LLC

Juniata Memorial Park LLC

Juniata Memorial Park Subsidiary LLC

KIRIS LLC

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery LLC

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South LLC

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park LLC

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Cemetery LLC

Laurelwood Cemetery Subsidiary LLC

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] LLC

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery LLC

Lorraine Park Cemetery Subsidiary, Inc.

Melrose Land LLC

Melrose Land Subsidiary LLC

Modern Park Development LLC

Modern Park Development Subsidiary, Inc.

Morris Cemetery Perpetual Care Company

Mount Lebanon Cemetery LLC

Mount Lebanon Cemetery Subsidiary LLC

Mt. Airy Cemetery LLC

Mt. Airy Cemetery Subsidiary LLC

Oak Hill Cemetery LLC

Oak Hill Cemetery Subsidiary, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland LLC

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Pennsylvania LLC

Osiris Holding of Pennsylvania Subsidiary LLC

Osiris Holding of Rhode Island LLC

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

[Signature Page to Amended and Restated Note Purchase Agreement]

The Prospect Cemetery LLC

The Prospect Cemetery Subsidiary LLC

Prospect Hill Cemetery LLC

Prospect Hill Cemetery Subsidiary LLC

PVD Acquisitions LLC

PVD Acquisitions Subsidiary, Inc.

Riverside Cemetery LLC

Riverside Cemetery Subsidiary LLC

Riverview Memorial Gardens LLC

Riverview Memorial Gardens Subsidiary LLC

Rockbridge Memorial Gardens LLC

Rockbridge Memorial Gardens Subsidiary Company

Rolling Green Memorial Park LLC

Rolling Green Memorial Park Subsidiary LLC

Rose Lawn Cemeteries LLC

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development LLC

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery LLC

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park LLC

Shenandoah Memorial Park Subsidiary, Inc.

Southern Memorial Sales LLC

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens LLC

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales LLC

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham LLC

Stitham Subsidiary, Incorporated

StoneMor Alabama LLC

StoneMor Alabama Subsidiary, Inc.

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Georgia LLC

StoneMor Georgia Subsidiary, Inc.

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

[Signature Page to Amended and Restated Note Purchase Agreement]

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Funeral Services, Inc.

StoneMor North Carolina Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Washington, Inc.

StoneMor Washington Subsidiary LLC

Sunset Memorial Gardens LLC

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park LLC

Sunset Memorial Park Subsidiary, Inc.

Temple Hill LLC

Temple Hill Subsidiary Corporation

Tioga County Memorial Gardens LLC

Tioga County Memorial Gardens Subsidiary LLC

Tri-County Memorial Gardens LLC

Tri-County Memorial Gardens Subsidiary LLC

Twin Hills Memorial Park and Mausoleum LLC

Twin Hills Memorial Park and Mausoleum Subsidiary LLC

The Valhalla Cemetery Company LLC

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service LLC

Virginia Memorial Service Subsidiary Corporation

WNCI LLC

W N C Subsidiary, Inc.

Westminster Cemetery LLC

Westminster Cemetery Subsidiary LLC

Wicomico Memorial Parks LLC

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

Woodlawn Memorial Gardens LLC

Woodlawn Memorial Gardens Subsidiary LLC

Woodlawn Memorial Park LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

[Signature Page to Amended and Restated Note Purchase Agreement]

The foregoing is hereby agreed to as of the date hereof. SFT I, INC.

By:	/s/ Peter Kofoed
Name:	Peter Kofoed
Title:	Senior Vice President

[Signature Page to Amended and Restated Note Purchase Agreement]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne Guajardo
Name:	Yvonne Guajardo
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.

By:	/s/ Yvonne Guajardo
Name:	Yvonne Guajardo
Title:	Vice President

[Signature Page to Amended and Restated Note Purchase Agreement]

SCHEDULE A

Name and Address of Series B Purchaser	Principal Amount of Series B Notes

SFT I, INC.

(1)    All payments on account of the Series B Notes shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

ABA #021000021

Account Name: SFT I, Inc.

Account No. 230-368913

Ref: Stonemor Debt Service

(2)    Address for all notices in respect of payments:

iStar Financial Inc.

1114 Avenue of the Americas

New York, New York 10036

Attn: Chief Operating Officer

Telephone: 212-930-9400

Facsimile: 212-930-9494

With a copy to:

1114 Avenue of the Americas

New York, New York 10036

Attn: Nina B. Matis, Esq./General Counsel

Telephone: 212-930-9406

Facsimile: 212-930-9492

With a copy to:

iStar Asset Services Inc.

180 Glastonbury Blvd., Suite 201

Glastonbury, Connecticut 06033

Attn: President

Telephone: 860-815-5958

Facsimile: 860-815-5902

Email: brubin@istarfinancial.com

(3)    Address for all other communications:

iStar Financial Inc.

1114 Avenue of the Americas

New York, New York 10036

Attn: Chief Operating Officer

Telephone: 212-930-9400

Facsimile: 212-930-9494

Series B Note No: RB-1 $17,500,000

Schedule A-1

With a copy to:

1114 Avenue of the Americas

New York, New York 10036

Attn: Nina B. Matis, Esq./General Counsel

Telephone: 212-930-9406

Facsimile: 212-930-9492

With a copy to:

iStar Asset Services Inc.

180 Glastonbury Blvd., Suite 201

Glastonbury, Connecticut 06033

Attn: Kyle R. Reed

Telephone: 860-815-5958

Facsimile: 860-815-5902

Email: kreed@istarfinancial.com

(4)    Address for Delivery of Series B Notes:

Michele R. van de Rijn

Paralegal

iStar Financial Inc.

1114 Avenue of the Americas

New York, NY 10036

P (212) 930-9463

F (646) 792-6046

mvanderijn@istarfinancial.com

(5)    Tax Identification No.: 06-1508876

Schedule A-2

Name and Address of Series B Purchaser	Principal Amount of Series B Notes

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1)    All payments on account of Series B Notes shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, New York

ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio

Account No. P86188

Ref: StoneMor Operating LLC, PPN, interest rate, series and maturity date and the due date and application (as among principal, interest and/or Make Whole Amount) of the payment being made.

(2)    Address for all notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, New Jersey 07102

Attention: Manager, Billings and Collections

(3)    Address for all communications and notices

(including copies of all notices relating to payments):

The Prudential Insurance Company of America

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, New York 10036

Fax: 212-626-2077

Phone: 212-626-2060

Attention: Managing Director

(4)    Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141

Facsimile: (888) 889-3832

Series B Note No. RB-3 $8,750,000

Schedule A-3

(5)    Address for Delivery of Series B Notes:

The Prudential Insurance Company of America

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Michael Fierro, Esq.

(6)    Tax Identification No.: 22-1211670

Schedule A-4

Name and Address of Series B Purchaser	Principal Amount of Series B Notes

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1)    All payments on account of Series B Notes shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, New York

ABA No.: 021-000-021

Account Name: Privest Plus

Account No. P86288

Ref: StoneMor Operating LLC, PPN, interest rate, series and maturity date and the due date and application (as among principal, interest and/or Make Whole Amount) of the payment being made.

(2)    Address for all notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, New Jersey 07102

Attention: Manager, Billings and Collections

(3)    Address for all communications and notices

(including copies of all notices relating to payments):

The Prudential Insurance Company of America

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, New York 10036

Fax: 212-626-2077

Phone: 212-626-2060

Attention: Managing Director

(4)    Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141

Facsimile: (888) 889-3832

Series B Note No. RB-3 $8,750,000

Schedule A-5

(5)    Address for Delivery of Series B Notes:

The Prudential Insurance Company of America

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Michael Fierro, Esq.

(6)    Tax Identification No.: 22-1211670

Schedule A-6

SCHEDULE A-1

Name and Address of Series A Holder	Principal Amount of Series A Notes

SFT I, INC.

(1)    All payments on account of the Series A Notes shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

ABA #021000021

Account Name: SFT I, Inc.

Account No. 230-368913

Ref: Stonemor Debt Service

(2)    Address for all notices in respect of payments:

iStar Financial Inc.

1114 Avenue of the Americas

New York, New York 10036

Attn: Chief Operating Officer

Telephone: 212-930-9400

Facsimile: 212-930-9494

With a copy to:

1114 Avenue of the Americas

New York, New York 10036

Attn: Nina B. Matis, Esq./General Counsel

Telephone: 212-930-9406

Facsimile: 212-930-9492

With a copy to:

iStar Asset Services Inc.

180 Glastonbury Blvd., Suite 201

Glastonbury, Connecticut 06033

Attn: Kyle R. Reed

Telephone: 860-815-5958

Facsimile: 860-815-5902

Email: kreed@istarfinancial.com

(3)    Address for all other communications:

iStar Financial Inc.

1114 Avenue of the Americas

New York, New York 10036

Attn: Chief Operating Officer

Telephone: 212-930-9400

Facsimile: 212-930-9494

Series A Note No: RA-1 $40,000,000

Schedule A-1-1

With a copy to:

1114 Avenue of the Americas

New York, New York 10036

Attn: Nina B. Matis, Esq./General Counsel

Telephone: 212-930-9406

Facsimile: 212-930-9492

With a copy to:

iStar Asset Services Inc.

180 Glastonbury Blvd., Suite 201

Glastonbury, Connecticut 06033

Attn: Kyle R. Reed

Telephone: 860-815-5958

Facsimile: 860-815-5902

Email: kreed@istarfinancial.com

(4)    Address for Delivery of Series A Notes:

Michele R. van de Rijn

Paralegal

iStar Financial Inc.

1114 Avenue of the Americas

New York, NY 10036

P (212) 930-9463

F (646) 792-6046

mvanderijn@istarfinancial.com

(5)    Tax Identification No.: 06-1508876

Schedule A-1-2

Name and Address of Series A Holder	Principal Amount of Series A Notes

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1)    All payments on account of Series A Notes shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, New York

ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio

Account No. P86188

Ref: StoneMor Operating LLC, PPN, interest rate, series and maturity date and the due date and application (as among principal, interest and/or Make Whole Amount) of the payment being made.

(2)    Address for all notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, New Jersey 07102

Attention: Manager, Billings and Collections

(3)    Address for all communications and notices

(including copies of all notices relating to payments):

The Prudential Insurance Company of America

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, New York 10036

Fax: 212-626-2077

Phone: 212-626-2060

Attention: Managing Director

(4)    Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141

Facsimile: (888) 889-3832

Series A Note No. RA-2 $35,000,000

Schedule A-1-3

(5)    Address for Delivery of Series A Notes:

The Prudential Insurance Company of America

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Michael Fierro, Esq.

(6)    Tax Identification No.: 22-1211670

Schedule A-1-4

Name and Address of Series A Holder	Principal Amount of Series A Notes

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

(1)    All payments on account of Series A Notes shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank

New York, NY

ABA No. 021000021

Account Name: PRIAC

Account No. P86329

Ref: StoneMor Operating LLC, PPN, interest rate, series and maturity date and the due date and application (as among principal, interest and/or Make Whole Amount) of the payment being made.

(2)    Address for all notices relating to payments:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Telephone: (973) 802-8107

Facsimile: (888) 889-3832

(3) Address for all other communications and notices:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, New York 10036

Fax: 212-626-2077

Phone: 212-626-2060

Attn: Managing Director

Series A Note No. RA-3 $5,000,000

Schedule A-1-5

(4)    Address for Delivery of Series A Notes:

The Prudential Insurance Company of America

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Michael Fierro, Esq.

(5)    Tax Identification No.: 06-1050034

Schedule A-1-6

SCHEDULE B

Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below:

“Acceptance” has the meaning specified in Section 2.6.

“Acceptance Day” has the meaning specified in Section 2.6.

“Acceptance Window” has the meaning specified in Section 2.6.

“Accepted Note” has the meaning specified in Section 2.6.

“Acquired Person” means any Person in which an Issuer has acquired Equity Interests through a Permitted Acquisition.

“Acquisition Facility” has the meaning specified in the Credit Agreement, provided that the aggregate amount of Acquisition Loans (as defined in the Credit Agreement) outstanding at any time shall not exceed the Acquisition Facility Cap at any time.

“Acquisition Facility Cap” has the meaning specified in Section 10.2(b).

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent and as collateral agent, as applicable, under any of the Credit Agreement Documents, or any successor administrative agent, appointed in accordance with this Agreement.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and shall include, without limitation, for purposes of Section 10.8, any Person that directly or indirectly owns more than 10% of the partnership interests or membership interests in the Parent or General Partner, as applicable, any Senior Manager, or any director or manager of any Credit Party.

“Aggregate Consideration” means, with respect to any Permitted Acquisition, the sum (without duplication) of (a) the fair market value of the Partnership Common Units (based on the average closing trading price of the Partnership Common Units for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which the Partnership Common Units are listed or, if the Partnership Common Units are not so listed, the good faith determination of the senior management of the General Partner) issued (or to be issued) as consideration in connection with such Permitted Acquisition, (b) the aggregate amount of all cash paid (or to be paid) by the Parent or any of its Subsidiaries as consideration in connection with such Permitted Acquisition (including, without limitation, payment, as consideration, of fees and costs and expenses in connection therewith) and the contingent cash purchase price or other earnout obligations of the Parent and its Subsidiaries incurred in connection therewith (as determined in good faith by the senior management of the General Partner), (c) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition, (d) the fair market value (as determined in good faith by the senior management of the General Partner) of any Preferred Equity issued in connection with such Permitted Acquisition and (e) the fair market value (determined in good faith by senior management of the General Partner) of all other consideration payable in connection with such Permitted Acquisition.

Schedule B-1

“Aggregate Credit Facility Cap” has the meaning specified in Section 10.2(b).

“Agreement” has the meaning specified in Section 17.3.

“Approved Installment Agreement” means a pre-need installment agreement, in a form approved for use by all applicable Governmental Authorities, and complying with all applicable Laws, between an Issuer and an individual pursuant to which such Issuer has agreed to provide for and sell to such individual cemetery services and/or Cemetery Property.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

“Authorized Officer” means (a) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an “Authorized Officer” of the Company in Schedule B-1 attached hereto or any vice president of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential and iStar, and (b) in the case of Prudential or iStar, any officer of Prudential or iStar designated as its “Authorized Officer” in Schedule B-1 or any officer of Prudential or iStar designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers and delivered to the Company. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential and iStar in good faith believe to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential or iStar by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential or iStar, as applicable, and whom the Company in good faith believes to be an Authorized Officer of Prudential or iStar, as applicable, at the time of such action shall be binding on Prudential or iStar even though such individual shall have ceased to be an Authorized Officer of Prudential or iStar.

Schedule B-2

“Available Facility Amount” means either or both the Prudential Available Facility Amount and the iStar Available Facility Amount, as the context requires.

“Available Proceeds” has the meaning specified in Section 8.2(d).

“Available Proceeds Prepayment Date” has the meaning specified in Section 8.2(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Calculation Period” means, as to any Permitted Acquisition, the most recent Measurement Period for which a Compliance Certificate is required to have been delivered (as of the date of such Permitted Acquisition).

“Cancellation Date” has the meaning specified in Section 2.9(d).

“Cancellation Fee” has the meaning specified in Section 2.9(d).

“Capitalized Lease Obligations” means all obligations under Capital Leases of the Parent or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Credit Party or any of its Subsidiaries free and clear of all Liens (other than Liens created under any Security Document):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) readily marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that at the time of acquisition such obligations have the highest rating obtainable from S&P or Moody’s;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $250,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

Schedule B-3

(d) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof;

(e) Investments, classified in accordance with GAAP as current assets of such Credit Party or Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition; and

(f) other short term investments approved in writing by the Required Holders in the exercise of their reasonable discretion.

“Cemetery Management Agreement” an agreement pursuant to which any Issuer agrees to manage the operations of any Person in the business of providing cemetery services and/or Cemetery Property.

“Cemetery Property” means, at any time as to any Issuer, such Issuer’s interest in its real or personal property of the type sold or transferred pursuant to Approved Installment Agreements which property (a) has not, at such time, been sold or transferred to, and (b) is not under contract to be sold or transferred to, any other Person.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the regulations promulgated and rulings issued thereunder.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Certificate of Indebtedness” means an agreement delivered to an Issuer from a non-profit cemetery which evidences an enforceable obligation to pay money together with a right to vote in connection with all shareholder decisions.

“Change of Control” means an event or series of events by which:

(a) any two of the individuals acting as chairman, chief executive officer or chief financial officer of the Parent on the Effective Date shall cease to hold such positions (unless replaced by individuals reasonably satisfactory to the Required Holders within 90 days after any such individual ceases to hold such position); or

(b) any Person or group of Persons, which do not, on the Effective Date, hold Equity Interests in the Parent or the General Partner, thereafter obtain beneficial ownership or voting control of thirty-three percent (33%) or more of the Equity Interests in the Parent or the General Partner; or

(c) the General Partner ceases to act as the sole general partner of the Parent; or

Schedule B-4

(d) the Parent ceases to own 100% of the Equity Interests in the Company; or

(e) except as otherwise expressly permitted by this Agreement, the Company ceases to own, directly or indirectly, 100% of the Equity Interest in each of the other Issuers.

“Closing Day shall mean, with respect to the Series B Notes, the Series B Closing Date and, with respect to an Accepted Note of any Series, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and all the Purchasers which are obligated to purchase Accepted Notes of such Series agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 2.8, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.9(c), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Security Documents and all of the other property that is under the terms of the Security Documents, subject to the Liens in favor of the Collateral Agent.

“Collateral Agent” means Bank of America, N.A. and its successors and assigns, as Collateral Agent under the Intercreditor Agreement and the Security Documents.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 4.1(k)(iv).

“Confirmation Agreement” means that certain Confirmation and Amendment Agreement, dated the Series B Closing Date, among the Credit Parties and the Collateral Agent.

“Confirmation of Acceptance” has the meaning specified in Section 2.6.

“Confirmation and Reaffirmation of General Partner/Parent Guarantee” has the meaning specified in Section 4.1(e).

“Confidential Information” has the meaning specified in Section 20.

“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income of the Parent and its Subsidiaries, plus, in each case to the extent actually deducted in determining Consolidated Net Income for such period, without duplication, (a) consolidated interest expense of the Parent and its Subsidiaries, (b) provision for income taxes, (c) depreciation and amortization expense, (d) non-cash cost for Cemetery Property and real property sold, (e) any extraordinary losses, (f) losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business, (g) other non-cash

Schedule B-5

items (including, without limitation, one-time charges associated with “cheap stock” compensation expense), and (h) reasonable fees, costs and expenses incurred in connection with the Transaction and the restructuring of the Existing Credit Agreement and the Existing Note Agreement, minus, in each case to the extent actually included in determining Consolidated Net Income for such period, without duplication, (i) any extraordinary gains, (ii) gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business, (iii) the amount of non-cash gains during such period (other than as a result of deferral of purchase price with respect to notes or installment sales contracts received in connection with sales of Cemetery Property); and (iv) other non-cash gains. Consolidated EBITDA shall be adjusted for any changes versus the prior period in net Deferred Revenue (excluding Deferred Margin), net Accounts Receivable (excluding any increase relating to any Permitted Acquisition made after the Series B Closing Date for the eight consecutive fiscal quarters immediately following the date such Permitted Acquisition is consummated), Merchandise Liability (including Merchandise Liabilities converted to Accounts Payable in the normal course of business and to be paid within 15 days of the date of determination) and Merchandise Trust (excluding any change in Trust Income Receivable), as each such term is defined in the consolidated balance sheet of the Parent, but excluding any increases pursuant to purchase accounting pursuant to future acquisitions; provided that, all calculations of Consolidated EBITDA shall additionally be adjusted on a Pro Forma Basis to account for any Permitted Acquisition then being consummated, if applicable, as well as any other Permitted Acquisition consummated, on or after the first day of any related Calculation Period or Measurement Period, as applicable (as if consummated on the first day of such applicable Calculation Period or Measurement Period), and provided further, that, for purposes of calculating the Permitted Acquisition Step-Up, Consolidated EBITDA for a Permitted Acquisition required by Section 10.11(a) shall be calculated (A) using the above method (including adjustments on a Pro Forma Basis) with respect to the Person or assets so acquired and (B) for the trailing 12 month period ending on the last day of the month immediately preceding the date of such Permitted Acquisition.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including, without limitation, (i) all Obligations hereunder, (ii) all Seller Subordinated Debt and (iii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments), (b) the outstanding principal amount of all purchase money Indebtedness, (c) all direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (e) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Parent or any of its Subsidiaries, and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or any of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Parent or such Subsidiary.

“Consolidated Interest Charges” means, for any period, (a) the total consolidated interest expense of the Parent and its Subsidiaries for such period (calculated without regard to

Schedule B-6

any limitations on payment thereof) payable in respect of any Indebtedness plus (b) without duplication, that portion of Capitalized Lease Obligations of the Parent and its Subsidiaries on a consolidated basis representing the interest factor for such period. All calculations of Consolidated Interest Charges shall additionally be adjusted on a Pro Forma Basis to account for any Permitted Acquisition then being consummated, if applicable, as well as any other Permitted Acquisition consummated, on or after the first day of any related Calculation Period or Measurement Period, as applicable (as if consummated on the first day of such applicable Calculation Period or Measurement Period).

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of the Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Consolidated Net Income” means, for any period, the net after tax income (or loss) of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, provided that in determining Consolidated Net Income of the Parent and its Subsidiaries (a) the net income of any Person which is not a Subsidiary of the Parent or is accounted for by the Parent by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash disbursements by such Person to the Parent or a Subsidiary of the Parent during such period, and (b) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary shall be excluded from such determination.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contributing Issuer” has the meaning specified in Section 23.2.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Non-Profit” means an Issuer which (a) is organized as a non-profit entity, whether pursuant to Section 501 of the Code or otherwise, or (b) which has contracted with any Issuer for the provisions of services under a Cemetery Management Agreement.

“Credit Agreement” the Amended and Restated Credit Agreement dated as of August 15, 2007, by and among the Issuers, the Lenders party thereto and Bank of America N.A., as agent for said Lenders, as amended, modified, supplemented or refinanced in accordance with the provisions of this Agreement (so long as in the case of any refinancing the lenders under such refinanced credit agreement have become parties to the Intercreditor Agreement and the Issuers comply with Section 9.16).

Schedule B-7

“Credit Agreement Documents” means the Credit Agreement, the Security Documents and the Intercreditor Agreement.

“Credit Party” means, individually, and “Credit Parties” means, collectively, each Issuer, the Parent, the General Partner, and each other Subsidiary of the Parent that shall be required to execute and deliver any joinder pursuant to Section 9.8.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means the rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in the first paragraph of the Shelf Notes and (b) 2% over the rate of interest publicly announced by Citibank, N.A. in New York City as its “base” or “prime” rate.

“Delayed Delivery Fee” has the meaning specified in Section 2.9(c).

“Dignity 2007” means the acquisition by one or more of the Credit Parties of certain operating assets of the cemetery and funeral home properties identified on Exhibit “A” attached to that certain letter of intent dated June 6, 2007, between the Company and Service Corporation International (the “LOI”), a copy of which has been delivered to Prudential and iStar prior to the Series B Closing Date, in accordance with the terms of the LOI.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Note” means a promissory note issued by a purchaser of assets in connection with a Disposition permitted under Section 10.5.

“Dollar” and “$” mean lawful money of the United States.

“Effective Date” means September 20, 2004.

“Employment Agreements” means all material employment agreements entered into by any Credit Party.

Schedule B-8

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein, and Certificates of Indebtedness), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Issuer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Issuer or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Issuer or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan (including notification to any Issuer of an intent to commence

Schedule B-9

such proceedings); (e) notification to any Issuer or any ERISA Affiliate of (i) the filing of a notice of intent to terminate a Multiemployer Plan, (ii) the treatment of a Plan amendment as the termination of a Multiemployer Plan under Section 4041A of ERISA, or (iii) the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Issuer or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 11.

“Excess Funding Issuer” has the meaning specified in Section 23.2.

“Excess Payment” has the meaning specified in Section 23.2.

“Excluded Collateral” has the meaning specified in the Security Agreement.

“Existing Credit Agreement” means the Credit Agreement dated as of September 20, 2004 by and among the Issuers, the Lenders party thereto and Bank of America, N.A. (successor by merger to Fleet National Bank), as agent for said Lenders, as amended by a First Amendment, dated November 12, 2004, a Second Amendment dated September 28, 2006, a Third Amendment dated May 7, 2007, a Fourth Amendment dated June 29, 2007, a Fifth Amendment dated July 31, 2007, and various joinders thereto.

“Existing Indebtedness” means Indebtedness described on Schedule 5.14(a).

“Existing Note Agreement” has the meaning specified in Section 1.1.

“Existing Series A Notes” has the meaning specified in Section 1.1.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person which represent proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and any payments in lieu thereof).

“Facility” has the meaning specified in Section 2.1.

“Facility Fee” has the meaning specified in Section 2.9(a).

“Finance Documents” means this Agreement, the Shelf Notes, the General Partner/Parent Guarantee, the Intercreditor Agreement, the Security Documents and the Confirmation and Reaffirmation of General Partner/Parent Guarantee.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute

Schedule B-10

of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” has the meaning specified in the introductory paragraph hereto.

“General Partner/Parent Guarantee” has the meaning specified in Section 1.6.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“GP Agreement” means that certain Amended and Restated Limited Liability Agreement of StoneMor GP LLC, a Delaware limited liability company, dated as of September 20, 2004, as may be amended, restated, modified, replaced or supplemented from time to time.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Schedule B-11

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note whose duration (as determined by Prudential or iStar, as the case may be) most closely matches the duration of such Accepted Notes.

“holder” means, with respect to any Shelf Note, the Person in whose name such Shelf Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses, in each case arising the ordinary course of business, and any other trade accounts payable and deferred rent not past due for more than 90 days);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, in each case prior to a date which is at least six months after the latest scheduled maturity date of any Shelf Note, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnitees” has the meaning specified in Section 22.7.

Schedule B-12

“INHAM Exemption” has the meaning specified in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Shelf Note, (b) any holder of a Shelf Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Shelf Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Shelf Note.

“Intercompany Loan” means a loan permitted pursuant to Section 10.2(c).

“Intercompany Note” means any promissory note evidencing an Intercompany Loan.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor and Collateral Agency Agreement, dated the Series B Closing Date, among the Credit Parties, the Lenders, the Purchasers, the Collateral Agent and the Administrative Agent, as amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“iStar” means iStar Financial, Inc.

“iStar Available Facility Amount” has the meaning specified in Section 2.1.

“Issuance Fee” has the meaning specified in Section 2.9(b).

“Issuance Period” has the meaning specified in Section 2.2.

“Issuer” has the meaning specified in the introductory paragraph.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” and “Lenders” have the meaning specified in the Credit Agreement.

Schedule B-13

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute (other than any unauthorized financing statement or other notice filing for which there is not otherwise any underlying Lien or secured obligation), and any lease having substantially the same effect as the foregoing).

“Make-Whole Amount” has the meaning specified in Section 8.8.

“Management Agreement” means any material agreement with respect to the management of any Credit Party, including, without limitation, any consulting agreement or other management advisory agreement, but excluding any employment agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Collateral Agent or any holder under any Finance Document, or of the ability of any Credit Party to perform its obligations under any Finance Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent and its Subsidiaries taken as a whole of any Finance Document.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of the Threshold Amount or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Maximum Rate” has the meaning specified in Section 23.3.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Parent.

“Merchandise Trust” means a trust fund, pre-need trust, pre-construction trust or other reserve, trust, escrow or any similar arrangement established and administered by an Issuer as required in accordance with applicable Law to receive and administer the aggregate of all amounts derived from the sale of services and personal property, such as foundations, markers, memorials, memorial bases, monuments, urns, vases, vaults and caskets, used in connection with the final disposition, memorialization, interment, entombment, or inurnment of human remains.

“Modifications” has the meaning specified in Section 4.1(h)(ii).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” means the title insurance policies delivered to the Collateral Agent in connection with the Mortgages, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

Schedule B-14

“Mortgages” means all deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and other similar documents and agreements delivered by the Credit Parties to the Collateral Agent, whether pursuant to the Existing Note Agreement, this Agreement or any other Finance Document, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Issuer or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Credit Party or any of its Subsidiaries, or any Extraordinary Receipt received by or paid to the account of any Credit Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Credit Agreement Documents or the Finance Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Credit Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b) with respect to the sale or issuance of any Equity Interest by any Credit Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Credit Party or such Subsidiary in connection therewith.

“Non-Renewal Fee” has the meaning specified in Section 2.9(e).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Finance Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, Make-Whole Amount and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the Obligations shall not include any obligations of the Credit Parties to the Lenders under the Credit Agreement Documents.

Schedule B-15

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of a Credit Party whose responsibilities extend to the subject matter of such certificate.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to (i) any entity organized under any non-U.S. jurisdiction and (ii) any Controlled Non-Profit); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 20, 2004, as amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Partnership Common Units” means the common units of the Parent.

“Partnership Subordinated Units” means the subordinated units of the Parent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Issuer or any ERISA Affiliate or to which any Issuer or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an acquisition by an Issuer of (a) the assets constituting a business unit or all or a substantial part of the business of any Person, other than a then existing Subsidiary of the Parent, that is organized under the laws of any political subdivision of the United States and transacts all of its material business within the United States (each a “Domestic Person”), or (b) 100% of the capital stock or other Equity Interests of any Domestic Person, which acquisition complies with each of the following requirements:

(i) such acquisition has been approved by the board of directors or similar governing body of the related Domestic Person;

(ii) the consideration paid by such Credit Party consists solely of (A) Partnership Common Units, (B) cash, and (C) Seller Subordinated Debt permitted hereunder;

Schedule B-16

(iii) any Acquired Person shall own no capital stock or other Equity Interests of any other Person unless the Acquired Person owns 100% of the capital stock or other Equity Interests of such other Person;

(iv) the assets or Person acquired are used in or constitute a Permitted Business; and

(v) the acquisition has been approved by the Company’s board of managers.

Notwithstanding anything to the contrary contained in the immediately preceding sentence, (i) an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Holders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement and (ii) Dignity 2007 shall constitute a Permitted Acquisition.

“Permitted Acquisition Step-Up” has the meaning specified in Section 10.11(a).

“Permitted Business” means any business engaged in or related to the cemetery and funeral home business in the United States and the provision of product and services in connection therewith.

“Permitted Encumbrances” (a) with respect to any property that is subject to a Mortgage, has the meaning specified in the related Mortgage, and (b) with respect to any real property not subject to a Mortgage, (i) those liens, encumbrances and other matters affecting title to such property and found reasonably acceptable by the Collateral Agent, (ii) such easements, encroachments, covenants, conditions, restrictions, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such property for the purpose for which it is held by the applicable Credit Party, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the applicable Credit Party of the premises, (iv) general real estate taxes and assessments not yet due and payable, and (v) such other similar items as the Collateral Agent may consent to (such consent not to be unreasonably withheld).

“Permitted Liens” has the meaning specified in Section 10.1.

“Perpetual Care Trust” means a trust fund, pre-need trust, pre-construction trust or other reserve, trust, escrow or any similar arrangement established and administered by an Issuer as required in accordance with applicable Law for the purpose of receiving the aggregate of all amounts derived from the sale of interests in real property, or fixtures, including, without limitation, mausoleums, niches, columbaria, urns, or crypts, used in connection with the final disposition, memorialization, interment, entombment, or inurnment of human remains and set aside in reserve, trust, escrow or any similar arrangement and administering such amounts for the perpetual care and maintenance of cemetery lots, graves, grounds, landscaping, roads, paths, parking lots, fences, mausoleums, columbaria, vaults, crypts, utilities, and other improvements, structures and embellishments.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Schedule B-17

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Credit Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” has the meaning specified in Section 1.7.

“Pledged Debt” means Indebtedness pledged by a Credit Party under the Pledge Agreement, including, without limitation, any Intercompany Note.

“Pledged Equity” means Equity Interests pledged by a Credit Party under the Pledge Agreement, including, without limitation, any Certificate of Indebtedness.

“Preferred Equity” as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common stock or units of such Person) of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

“Prepayment Event” has the meaning specified in Section 8.2(d).

“Pro Forma Basis” means, as of any date, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to the Indebtedness then being issued and/or Permitted Acquisition then being consummated, if applicable, as well as any other Permitted Acquisition consummated on or after the first day of any relevant Calculation Period (in each case, as if consummated on the first day of such Calculation Period and based on the best available historical financial information provided by the Person who is being or was, or whose assets are being or were, acquired in connection with each such Permitted Acquisition, whether prepared in accordance with GAAP or otherwise, and accepted by the Issuers in the exercise of their reasonable business judgment), and, in each case involving a Permitted Acquisition, adjusted to account for (a) expenses eliminated or reasonably expected to be eliminated by the Issuers pursuant to synergies and other efficiencies of each such acquisition, and (b) income, gains and losses from any Trust Accounts being acquired, using a net asset value of Perpetual Care Trusts multiplied by ten-year Treasury Rate plus 150 basis points and Merchandise Trusts multiplied by five-year Treasury Rate plus 150 basis points; provided that any such calculations delivered pursuant to Section 10.3(h)(ix) shall also give effect on a pro forma basis to (i) the incurrence of any Indebtedness by any Credit Parties on or after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period and (ii) the permanent repayment of any Indebtedness of any Credit Parties on or after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period (in each case, based on the historical financial information described above).

“Pro Rata Share” has the meaning specified in Section 23.2.

“Prudential” means Prudential Investment Management, Inc.

“Prudential Available Facility Amount” has the meaning specified in Section 2.1.

Schedule B-18

“PTE” has the meaning specified in Section 6.2(a).

“Purchasers” means the initial purchasers of the Shelf Notes, together with any successors thereto as holders of such Shelf Notes.

“QIB” means a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act as in effect on the Series B Closing Date.

“Quote” has the meaning specified in Section 2.9(e).

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Fund” means, with respect to any holder of any Shelf Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Request for Purchase” has the meaning specified in Section 2.4.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Holders” means, at any time, holders of at least a majority in principal amount of the Shelf Notes at the time outstanding (exclusive of Shelf Notes then owned by the Company or any of its Affiliates), provided, however, if Prudential or its affiliates is one of such holders or iStar or its affiliates is one of such holders (i) such majority must include Prudential or one or more of its affiliates and iStar or one or more of its affiliates (to the extent that iStar or one or more of its affiliates or Prudential or one or more of its affiliates is also a holder) and (ii) if the terms of the Agreement require the Credit Parties to deliver information or documentation at the request of the Required Holders, Prudential, iStar and any of their respective affiliates will also be deemed to constitute the Required Holders for the purposes of making such request.

“Rescheduled Closing Day” has the meaning specified in Section 2.8.

“Responsible Officer” means, with respect to (i) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the chief executive officer, the chief operating officer, the corporate controller, or any treasurer or other financial

Schedule B-19

officer of the General Partner and (ii) any other matter in connection with this Agreement or any other Finance Document, any officer (or a person or persons so designated by such officer) of the General Partner or the Company, as the case may be, in each case to the extent reasonably acceptable to the Required Holders.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolving Facility Cap” has the meaning specified in Section 10.2(b).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the holders, the Collateral Agent and the other Persons the obligations owing to which are secured by the Collateral under the terms of the Security Documents.

“Securities” or “Security” has the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Agreement” has the meaning specified in Section 1.7.

“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Mortgages, the Confirmation Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to the Existing Note Agreement or Section 9.8, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent, all as may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Seller Subordinated Debt” means Indebtedness of an Issuer to a seller of assets or Equity Interests acquired pursuant to a Permitted Acquisition.

“Senior Financial Officer” means, as to any Credit Party, the chief financial officer, principal accounting officer, treasurer or comptroller of such Credit Party, as applicable. Unless the context otherwise clearly requires, any reference to a “Senior Financial Officer” is a reference to a Senior Financial Officer of the Company.

Schedule B-20

“Senior Manager” means any chairman, president, chief executive officer, chief financial officer or similar officer of the General Partner, the Parent or the Company.

“Series” has the meaning specified in Section 1.5.

“Series A Holders” has the meaning specified in Section 1.1.

“Series A Notes” has the meaning specified in Section 1.3.

“Series A/B Noteholders” has the meaning specified in Section 4.1.

“Series B Closing Date” has the meaning specified in Section 3.

“Series B Notes” has the meaning specified in Section 1.4.

“Series B Purchaser” has the meaning specified in Section 3.

“Shareholders’ Agreement” means any agreement (including, without limitation, any shareholders’ agreement, subscription agreement or registration rights agreement, but excluding any Organizational Document) entered into by any Credit Party governing the terms and relative rights of the Equity Interests of the entity that is a party to such agreement and any agreement entered into by shareholders relating to any such entity with respect to its Equity Interests to which such entity is also a party.

“Shelf Notes” has the meaning specified in Section 1.5.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, in each case, taking into account any rights of subrogation and contribution to the Affiliates of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” has the meaning specified in Section 6.2.

“Subordination Provisions” has the meaning specified in Section 11(n).

Schedule B-21

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Subsidiary Issuer” has the meaning specified in the introductory paragraph hereto.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

Schedule B-22

“Tax Allocation Agreement” means any tax sharing or tax allocation agreement entered into by any Credit Party.

“Threshold Amount” means $2,000,000.

“Transaction” means, collectively, (a) the entering into by the Credit Parties of the Credit Agreement Documents and the Finance Documents, (b) the refinancing of the Existing Credit Agreement and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Trust Accounts” means, collectively, the Perpetual Care Trusts and Merchandise Trusts.

“Trust Funds” means, at the time of any determination thereof, in connection with the Trust Accounts, the aggregate of all amounts required by applicable Law to be set aside in reserve, trust, escrow or any similar arrangement.

“UCC” means the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uninsured Liabilities” shall mean any losses, damages, costs, expenses and/or, liabilities (including any losses, damages, costs, expenses or liabilities resulting from property damage or casualty, general liability, workers’ compensation claims and business interruption) incurred by any Credit Party or any Subsidiary which are not covered by insurance, but with respect to which insurance coverage is commercially available in the ordinary course of business to Persons engaged in the same or similar business as the Permitted Business.

“United States” and “U.S.” mean the United States of America.

Schedule B-23

SCHEDULE B-1

AUTHORIZED OFFICERS

With respect to Prudential: Any Assistant Vice President, Vice President or Senior Vice President

With respect to iStar: Any Senior Vice President or anyone above a Senior Vice President

Each of the following officers of StoneMor Operating LLC, a Delaware limited liability company (the “Company”), is designated as an “Authorized Officer” of the Company:

Lawrence Miller	Chairman, President, Chief Executive Officer and Assistant Secretary
William R. Shane	Chief Financial Officer, Treasurer, Executive Vice President and Secretary
Michael L. Stache	Senior Vice President, Chief Operating Officer
Gregg A. Strom	Senior Vice President - Business Development
Frank Milles	Vice President of Administration, Trust and Due Diligence, and Assistant Secretary
Paul Waimberg	Vice President - Finance and Assistant Secretary
Ken Lee, Jr.	Vice President of Funeral Home Operations
Robert P. Stache	Vice President - Sales
Jeffrey P. Bissonette	Vice President of Information Technology.

Schedule B-1-1

SCHEDULE 2.9

FEE PAYMENT INSTRUCTIONS

Wiring Information	Fee Amount
JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account Name: Prudential Managed Portfolio Account No.: P86188 Ref: StoneMor Fees	$87,500

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account Name: Privest Plus Account No.: P86288 Ref: StoneMor Fees	$112,500

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Acct. No.: 304232491 Acct. Name: TIMFEE Ref: StoneMor Fees	$25,000

JPMorgan Chase Bank ABA #021000021 Account Name: SFT I, Inc. Account No. 230-368913 Ref: Stonemor Debt Service	$225,000

Schedule 2.9-1

SCHEDULE 4.1(d)(iii)

LOCAL COUNSEL

Alabama	Sirote & Permutt, P.C. 2311 Highland Avenue South Birmingham, AL 35205

Colorado	Holland & Hart LLP 555 17th Street Suite 3200 Denver, CO 80202

Delaware	Young Conaway Stargatt & Taylor, LLP The Brandywine Building 1000 West Street, 17th Floor Wilmington, DE 19801

Georgia	McGuire Woods LLP The Proscenium 1170 Peachtree Street N.E., Suite 2100 Atlanta, Georgia 30309-7649

Illinois	McGuireWoods LLP 77 West Wacker Drive Suite 4100 Chicago, IL 60601-1815

Indiana	May Oberfell Lorber 4100 Edison Lakes Parkway Suite 100 Mishawaka, IN 46545

Kansas	Husch & Eppenberger, LLC 1200 Main Street Suite 2300 Kansas City, MO 64105

Kentucky	Keating Muething & Klekamp PLL One East Fourth Street Suite 1400 Cincinnati, OH 45202

Schedule 4.1(d)(iii)-1

Maryland	Adelberg, Rudow, Dorf & Hendler, LLC Wachovia Building 7 Saint Paul Street Suite 600 Baltimore, MD 21202

Michigan	Honigman Miller Schwartz and Cohn LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226-3506

Missouri	Husch & Eppenberger, LLC 1200 Main Street Suite 2300 Kansas City, MO 64105

North Carolina	Smith Anderson Blount Dorsett Mitchell & Jernigan LLP Post Office Box 2611 Raleigh, North Carolina 27602-2611

Ohio	Keating Muething & Klekamp PLL One East Fourth Street Suite 1400 Cincinnati, OH 45202

Oregon	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128

Rhode Island	Brennan, Recupero, Cascione, Scungio & McAllister, LLP 362 Broadway Providence, RI 02909

Tennessee	Boult, Cummings, Conners & Berry, PLC 1600 Division Street, Suite 700 Nashville, Tennessee 37203

Virginia	Christian Barton LLP 909 East Main Street Suite 1200 Richmond, VA 23219-3095

Schedule 4.1(d)(iii)-2

Washington	Perkins Coie LLP 1201 Third Avenue Suite 4800 Seattle, Washington

West Virginia	Spilman Thomas & Battle, PLLC Spilman Center 300 Kanawha Boulevard East (25301) Post Office Box 273 Charleston, WV 25321-0273

Schedule 4.1(d)(iii)-3

SCHEDULE 5.8(c)

REAL PROPERTY OWNED BY

EACH CREDIT PARTY AND ITS SUBSIDIARIES

Property Name	Address/County*	Property Owner

ALABAMA

Valhalla Cemetery and Funeral Home	5317 Bessemer Highway, Jefferson County, Birmingham, Alabama 35228	The Valhalla Cemetery Company LLC

Crestwood Memorial Cemetery and Funeral Home	2209 East Broad Street, Gadsden, Etowah County, Alabama 35903	StoneMor Alabama LLC

Forestlawn Gardens	802 Golden Springs Rd., Anniston, Calhoun County, Alabama 36207	StoneMor Alabama LLC

Lakeview Memory Gardens	3800 North Highway 431, Phenix City, Russell County, Alabama 36867	StoneMor Alabama LLC

Ridout’s Forest Crest Cemetery	5730 Highway 78 East, Birmingham, Jefferson County, Alabama 35210	StoneMor Alabama LLC

Ridout’s Forest Hill Cemetery	431 North 60th Street, Birmingham, Jefferson County, Alabama 35212	StoneMor Alabama LLC

Walker Memory Gardens	692 Highway 5 North, Jasper, Walker County, Alabama 35503	StoneMor Alabama LLC

COLORADO

Grand Junction Memorial Gardens	2970 North Avenue, Grand Junction, Mesa County, Colorado 81504	StoneMor Colorado LLC

Olinger’s Evergreen Cemetery	200 East 168th Avenue, Broomfield, Broomfield County, Colorado 80020	StoneMor Colorado LLC

DELAWARE

Henlopen Cemetery	RD 1 226A, Milton, Sussex County, Delaware 19968	Henlopen Memorial Park LLC

GEORGIA

Lakewood Memory Gardens South	325 Greens Lake Road, Rossville, Catoosa County, Georgia 30741	Lakewood Memory Gardens South LLC

Floral Memory Gardens	120 Old Pretoria Road, Albany, Dougherty County, Georgia 31707	StoneMor Georgia LLC

Schedule 5.8(c)-1

Property Name	Address/County*	Property Owner

Floyd Memory Gardens	U.S. Highway 411 East, Rome, Floyd County, Georgia 30165	StoneMor Georgia LLC

Oaknoll Memorial Gardens	2549 Shorter Avenue, Rome, Floyd County, Georgia 30165	StoneMor Georgia LLC

Restlawn Memory Gardens	2098 Mooty Bridge Road, LaGrange, Troup County, Georgia 30240	StoneMor Georgia LLC

Sunset Hill Memorial Gardens	Church Street, Rome, Floyd County, Georgia 30165	StoneMor Georgia LLC

Carroll Memory Gardens	914 Stripling Chapel Road, Carrollton, Carroll County, Georgia 30116	StoneMor Georgia LLC

ILLINOIS

Mount Vernon Memorial Estates	11875 Archer Avenue, Lemont, Cook County, Illinois 60439	StoneMor Illinois LLC

Floral Lawn Cemetery	835 Dearborn Avenue, South Beloit, Winnebago County, Illinois 61080	StoneMor Illinois LLC

INDIANA

Calvary Cemetery and Crematory	2701 Willowdale Road, Portage, Porter County, Indiana 46368	StoneMor Indiana LLC

KANSAS

Old Mission Wichita Park Cemetery/Crematory and Old Mission Mortuary	3424 East 21st Street, Wichita, Sedgwick County, Kansas 67208	StoneMor Kansas LLC

White Chapel Memorial Gardens	1806 North Oliver, Wichita, Sedgwick County, Kansas 67208	StoneMor Kansas LLC

KENTUCKY

Highland Memory Garden	279 Landis Lane, Mount Washington, Bullitt County, Kentucky 40047	StoneMor Kentucky LLC

MARYLAND

Cedar Hill Cemetery, Cedar Hill Funeral Home	4111 Pennsylvania Avenue, Suitland, Prince Georges County, Maryland 20746	Osiris Holding of Maryland LLC

Lincoln Memorial Cemetery	4001 Suitland Road, Suitland, Prince Georges County, Maryland 20746	Osiris Holding of Maryland LLC

Glen Haven Memorial Park	7215 Ritchie Highway, Glen Burnie, Anne Arundel County, Maryland 21061	Glen Haven Memorial Park LLC

Lorraine Park Cemetery	5608 Dogwood Road, Baltimore, Baltimore County, Maryland 21207	Lorraine Park Cemetery LLC

Schedule 5.8(c)-2

Property Name	Address/County*	Property Owner

Washington National Cemetery	4101 Suitland Road, Suitland, Prince Georges County, Maryland 20746	WNCI LLC

Columbia Memorial Park	12005 Clarksville Pike, Route 108, Clarksville, Howard County, Maryland 21029	Columbia Memorial Park LLC

Hillcrest Burial Park	10901 Mason Road NE, Cumberland, Allegheny County, Maryland 21502	Modern Park Development LLC

Springhill Memory Gardens	US Highway 50, Marker 106, Hebron, Wicomico County, Maryland 21830	Springhill Memory Gardens LLC

Sunset Memorial Park	13800 North East Bedford Road, Cumberland, Allegheny County, Maryland 21502	Sunset Memorial Park LLC

Wicomico Memorial Park	721 Snow Hill Road, Salisbury, Wicomico County, Maryland 21801	Wicomico Memorial Parks LLC

MICHIGAN

Floral Gardens Cemetery	2215 West Cass Avenue Road, Bay City, Bay County, Michigan 48708	StoneMor Michigan LLC

Floral Lawn Memorial Gardens	1490 East Michigan Avenue, Battle Creek, Calhoun County, Michigan 49014	StoneMor Michigan LLC

Roseland Memorial Gardens	3744 Brooklyn Road, Jackson, Jackson County, Michigan 49203	StoneMor Michigan LLC

MISSOURI

Forest Hill Calvary Cemetery and Funeral Chapel	6901 Troost Avenue, Kansas City, Jackson County, Missouri 64131	StoneMor Missouri LLC

NEW JERSEY

Beth Israel Cemetery	U.S. Highway 1 South, Woodbridge, Middlesex County, New Jersey 07095	Beth Israel Cemetery Association of Woodbridge New Jersey

Bethel Memorial Park	1620 Cove Road, Pennsauken, Camden County, New Jersey 08110	Bethel Cemetery Association

Arlington Park Cemetery	1620 Cove Road, Pennsauken, Camden County, New Jersey 08110	Arlington Development Company

Schedule 5.8(c)-3

Property Name	Address/County*	Property Owner

Clover Leaf Memorial Park	U.S. Highway 1 and U.S. Highway 35, Woodbridge, Middlesex County, New Jersey 07095	Clover Leaf Park Cemetery Association

Locustwood Cemetery	1550 Marlton Pike (Route 70) West, Cherry Hill, Camden County, New Jersey 08002	Locustwood Cemetery Association

Mt. Lebanon Cemetery	Gill Lane, Iselin, Middlesex County, New Jersey 08830	Clover Leaf Park Cemetery Association

NORTH CAROLINA

Randolph Memorial Park	4538 US Highway 220 Business North, Asheboro, Randolph County, North Carolina 27203	StoneMor North Carolina LLC

Alamance Memorial Park	4039 South Church Street, Burlington, Alamance County, North Carolina, 27215	StoneMor North Carolina LLC

West Lawn Memorial Park	1350 South Main Street, China Grove, Rowan County, North Carolina 28023	StoneMor North Carolina LLC

Wayne Memorial Park	2925 U.S. Highway 117 North and 1193 Old Grantham Road, Goldsboro, Wayne County, North Carolina 27530	StoneMor North Carolina LLC

Lakeview Memorial Park	3600 U.S. Highway 29 North, Greensboro, Guilford County, North Carolina 27405	StoneMor North Carolina LLC

Skyline Memory Gardens	432 Old Buck Shoals Road, Mount Airy, Surry County, North Carolina 27030	StoneMor North Carolina LLC

Oakhill Memorial Park	2603 Tower Hill Road, Kinston, Lenoir County, North Carolina 28501	StoneMor North Carolina LLC

Pinelawn Memorial Park	4488 Highway 70 West, Kinston, Lenoir County, North Carolina 28504	StoneMor North Carolina LLC

Oaklawn Memorial Gardens	3250 High Point Road, Winston-Salem, Forsyth County, North Carolina 27107	StoneMor North Carolina LLC

Rowan Memorial Park	4125 U.S. Highway 601 North, Salisbury, Rowan County, North Carolina 28147	StoneMor North Carolina LLC

Schedule 5.8(c)-4

Property Name	Address/County*	Property Owner

OHIO

Crown Hill Cemetery	8730 Darrow Road, Twinsburg, Summit County, Ohio 44087	Crown Hill Cemetery Association (and Crown Hill Mausoleum Company)

Butler County Memorial Park	4570 Trenton-Oxford Road, Hamilton, Butler County, Ohio 45011	Butler County Memorial Park LLC

OREGON

Hillcrest Memorial Park/Crematory and Hillcrest Mortuary	2201 North Phoenix Rd., Medford, Jackson County, Oregon 97504	StoneMor Oregon LLC

Memory Gardens Memorial Park and Memory Gardens Mortuary	1395 Arnold Lane, Medford, Jackson County, Oregon 97501	StoneMor Oregon LLC

Roseburg Memorial Gardens	1056 Northwest Hicks Rd., Roseburg, Douglas County, Oregon 97470	StoneMor Oregon LLC

Valley View Cemetery	683 Valley View Road, Sutherlin, Douglas County, Oregon 97479	StoneMor Oregon LLC

Restlawn Memorial Gardens & Mausoleum and Restlawn Funeral Home	201 Oak Grove Road NW, Salem, Polk County, Oregon 97304	StoneMor Oregon LLC

Wilson’s Chapel of the Roses and Roseburg Crematory	965 West Harvard Boulevard, Roseburg, Douglas County, Oregon 97470	StoneMor Oregon Subsidiary LLC

PENNSYLVANIA

Allegheny County Memorial Park	1600 Duncan Avenue, Allison Park, Allegheny County, Pennsylvania 15101	Bedford County Memorial Park LLC

Bethlehem Memorial Park	1851 Linden Street, Bethlehem, Northampton County, Pennsylvania 18017	Melrose Land LLC

Blair Memorial Park	RD #7, Altoona, Blair County, Pennsylvania 16601	Bedford County Memorial Park LLC

Blue Ridge Memorial Gardens	6701 Jonestown Road, Harrisburg, Dauphin County, Pennsylvania 17112	Blue Ridge Memorial Gardens LLC

Castle View Memorial Park	3010 Wilmington Road, New Castle, Lawrence County, Pennsylvania 16105	Bedford County Memorial Park LLC

Centre County Memorial Park	1032 Benner Pike, State College, Centre County, Pennsylvania 16801	Bedford County Memorial Park LLC

Schedule 5.8(c)-5

Property Name	Address/County*	Property Owner

Chartiers Cemetery	801 Noblestown Road, Carnegie, Allegheny County, Pennsylvania 15106	Chartiers Cemetery LLC

Coraopolis Cemetery	Main & Woodlawn Road, Coraopolis, Allegheny County, Pennsylvania 15108	The Coraopolis Cemetery LLC

Crestview Memorial Park	749 North Broad Street Extension, Grove City, Mercer County, Pennsylvania 16127	Bedford County Memorial Park LLC

Cumberland Valley Memorial Gardens	1921 Ritner Highway, Carlisle, Cumberland County, Pennsylvania 17013	Osiris Holding of Pennsylvania LLC

Eloise B. Kyper Funeral Home	1034 Benner Pike, State College, Centre County, Pennsylvania 16801	Eloise B. Kyper Funeral Home, Inc.

Erie County Memorial Gardens	7880 Edinboro Road, Erie, Erie County, Pennsylvania 16509	Bedford County Memorial Park LLC

Grand View Memorial Park	500 N. Weber Street, Annville, Lebanon County, Pennsylvania 17003	Bedford County Memorial Park LLC

Greene County Memorial Park	RD #1, Waynesburg, Greene County, Pennsylvania 15370	Bedford County Memorial Park LLC

Greenlawn Burial Estates (for additional acreage see Semper Concrete Products)	731 West Old Route 422, Butler, Butler County, Pennsylvania 16001	Bedford County Memorial Park LLC

Green Lawn Memorial Park	Junction of Routes 15 and 54, Montgomery, Lycoming County, Pennsylvania 17752	Green Lawn Memorial Park LLC

Greenwood Cemetery	719 Highland Avenue, Lancaster, Lancaster County, Pennsylvania 17603	Osiris Holding of Pennsylvania LLC

Juniata Memorial Park	9010 US Highway 577 South, Lewistown, Mifflin County, Pennsylvania 17044	Juniata Memorial Park LLC

Lakewood Memorial Park	RD #2, P.O. Box 2948, Cheswick, Allegheny County, Pennsylvania 15024	Bedford County Memorial Park LLC

Laurelwood Cemetery	901 Bryant Street, Stroudsburg, Monroe County, Pennsylvania 18360	Laurelwood Cemetery LLC

Lawn Haven Burial Estates	RD #1, Box 38, Worthington, Armstrong County, Pennsylvania 16262	Bedford County Memorial Park LLC

Schedule 5.8(c)-6

Property Name	Address/County*	Property Owner

The Morris Cemetery	428 Nutt Road, Phoenixville, Chester County, Pennsylvania 19460	J.V. Walker LLC

Mount Airy Cemetery	3012 Old Freeport Road, Natrona Heights, Allegheny County, Pennsylvania 15065	Mt. Airy Cemetery LLC

Mount Lebanon Cemetery	509 Washington Road, Pittsburgh, Allegheny County, Pennsylvania 15228	Mount Lebanon Cemetery LLC

Mount Royal Cemetery	2700 Mount Royal Boulevard, Glenshaw, Allegheny County, Pennsylvania 15116	Bedford County Memorial Park LLC

Mount Zion Cemetery and Mausoleum	225 East Schuylkill Road, Pottstown, Chester County, Pennsylvania 19465	Bedford County Memorial Park LLC

Parklawn Memorial Gardens	Route 219, Boot Jack Road, Ridgeway, Elk County, Pennsylvania 15853	Osiris Holding of Pennsylvania LLC

Pinewood Memorial Park	20950 Route 19, Evans City, Butler County, Pennsylvania 16066	Bedford County Memorial Park LLC

Pleasant View Cemetery	650 Fritztown Road, Sinking Spring, Berks County, Pennsylvania 19608	Osiris Holding of Pennsylvania LLC

Prospect Cemetery	501 Prospect Street, East Stroudsburg, Monroe County, Pennsylvania 18301	The Prospect Cemetery LLC

Prospect Hill Cemetery	4855 Londonderry Road, Harrisburg, Dauphin County, Pennsylvania 17113	Prospect Hill Cemetery LLC

Riverside Cemetery	200 South Montgomery Avenue, Norristown, Montgomery County, Pennsylvania 19403	Riverside Cemetery LLC

Riverview Memorial Gardens	3776 Peters Mountain Road, Halifax, Dauphin County, Pennsylvania 17032	Riverview Memorial Gardens LLC

Rolling Green Memorial Park	Route 3 at Route 202 Bypass, West Chester, Chester County, Pennsylvania 19382	Rolling Green Memorial Park LLC

Roselawn Memorial Gardens	17045 Conneaut Lake Road, Meadville, Crawford County, Pennsylvania 16335	Bedford County Memorial Park LLC

Schedule 5.8(c)-7

Property Name	Address/County*	Property Owner

Semper Concrete Products (adjacent to Greenlawn Burial Estates)	S.R. 422, Butler, Butler County, Pennsylvania 16001	CMS West LLC

South Side Cemetery	1404 Brownsville Road, Pittsburgh, Allegheny County, Pennsylvania 15210	Bedford County Memorial Park LLC

Sunset Hill Memorial Gardens	Route 322, Cranberry, Venango County, Pennsylvania 16319	Bedford County Memorial Park LLC

Tioga County Memorial Gardens	Box 82A, Trout Run, Tioga County, Pennsylvania 17771	Tioga County Memorial Gardens LLC

Tri-County Memorial Gardens	740 Wyndamere Road, Lewisberry, York County, Pennsylvania 17339	Tri-County Memorial Gardens LLC

Twin Hills Memorial Park and Mausoleum	3332 Lycoming Mall Drive, Muncy, Lycoming County, Pennsylvania 17756	Twin Hills Memorial Park and Mausoleum LLC

Voegtly Cemetery	1955 Lowrie Street, Pittsburgh, Allegheny County, Pennsylvania 15212	CMS West LLC

Westminster Cemetery	1159 Newville Road, Carlisle, Cumberland County, Pennsylvania 17013	Westminster Cemetery LLC

Woodlawn Cemetery	450 Penn Avenue, Aliquippa, Beaver County, Pennsylvania 15001	Bedford County Memorial Park LLC

Woodlawn Memorial Gardens	4855 Londonderry Road, Harrisburg, Dauphin County, Pennsylvania 17113	Woodlawn Memorial Gardens LLC

Woodlawn Memorial Park	1500 Airport Road, Allentown, Lehigh County, Pennsylvania 18103	Woodlawn Memorial Park LLC

Cedar Hill Memorial Park	1700 Airport Road, Allentown, Lehigh County, Pennsylvania 18103	StoneMor Pennsylvania LLC

Grandview Cemetery	2735 Walbert Avenue, Allentown, Lehigh County, Pennsylvania 18104	StoneMor Pennsylvania LLC

Laurel Cemetery	Kimmett Avenue and Castasauqua Avenue, Whitehall, Lehigh County, Pennsylvania 18052	StoneMor Pennsylvania LLC

Arlington Memorial Park	3843 Lehigh Street, Whitehall, Lehigh County, Pennsylvania 18052	StoneMor Pennsylvania LLC

Schedule 5.8(c)-8

Property Name	Address/County*	Property Owner

Sylvan Heights Cemetery/Stephen R. Haky Funeral Home	603 and 609 North Gallatin Avenue, Uniontown, Fayette County, Pennsylvania 15401	StoneMor Pennsylvania LLC

Mountain View Cemetery	Hopwood Fairchance Road, Uniontown, Fayette County, Pennsylvania 15401	StoneMor Pennsylvania LLC

LaFayette Memorial Park	132 Twin Hills Road, Brier Hill, Fayette County, Pennsylvania 15401	StoneMor Pennsylvania LLC

Haky Funeral Home	515 North Main Street, Masontown, Fayette County, Pennsylvania 15401	CMS West Subsidiary LLC

Weber Funeral Home - Hamilton	1619 Hamilton Street, Allentown, Lehigh County, Pennsylvania 18102	CMS West Subsidiary LLC

Weber Funeral Home	502 and 526-528 Ridge Street, Allentown, Lehigh County, Pennsylvania 18102	CMS West Subsidiary LLC

Norcross – Weber Funeral Home	101 N. Main Street, Allentown, Lehigh County, Pennsylvania 18036	CMS West Subsidiary LLC

RHODE ISLAND

Newport Cemetery	123 Howland Avenue, Middletown, Newport County, Rhode Island 02840	Osiris Holding of Rhode Island LLC

Trinity Cemetery	367 East Main Road, Portsmouth, Newport County, Rhode Island 02871	Osiris Holding of Rhode Island LLC

TENNESSEE

Lakewood Memory Gardens East	4621 Shallowford Road, Chattanooga, Hamilton County, Tennessee 37411	Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens West	3509 Cummings Road, Chattanooga, Hamilton County, Tennessee 37419	Lakewood/Hamilton Cemetery LLC

Hamilton Memorial Park	8900 Dallas Hollow Road, Soddy Daisy, Hamilton County, Tennessee 37379	Lakewood/Hamilton Cemetery LLC

VIRGINIA

Alleghany Memorial Park	7008 Winterberry Road, Covington, Alleghany County, Virginia 24426	Alleghany Memorial Park LLC

Schedule 5.8(c)-9

Property Name	Address/County*	Property Owner

Altavista Memorial Park	Route 29 North, Altavista, Campbell County, Virginia 24517	Altavista Memorial Park LLC

Augusta Memorial Park	Route 6 & Goose Creek Road, Waynesboro, Augusta County, Virginia 22980	Virginia Memorial Service LLC

Birchlawn Burial Park	US Route 460 East, Pearisburg, Giles County, Virginia 24134	Birchlawn Burial Park LLC

Briarwood Memorial Gardens	Highway 29 South, Amherst, Amherst County, Virginia 24521	Stitham LLC

Crestview Memorial Park	18599 Highway 1 North, LaCrosse, Mecklenberg County, Virginia 23950	Covenant Acquisition LLC

Evergreen Memorial Gardens	Mayre Lane, Luray, Page County, Virginia 22835	PVD Acquisitions LLC

Fort Hill Memorial Park	5196 Fort Avenue, Lynchburg, City of Lynchburg, Virginia 24506	Stitham LLC

Henry Memorial Park	8443 North Virginia Avenue, Bassett, Henry County, Virginia 24055	Henry Memorial Park LLC

Hillcrest Memory Gardens	4160 Rixeyville Road, Jefffersonton, Culpeper County, Virginia 22724	PVD Acquisitions LLC

Laurel Hill Memorial Park/ Laurel Hill Funeral Home	10127 Plank Road, Spotsylvania, Spotsylvania County, Virginia 22553	Laurel Hill Memorial Park LLC

Mount Rose Cemetery	10069 Crescent Road, Glade Spring, Washington County, Virginia 24340	Rose Lawn Cemeteries LLC

Northern Neck Memorial Gardens	Route 360 East, Callao, Northumberland County, Virginia 22435	Covenant Acquisition LLC

Oaklawn Mausoleum and Memory Gardens	1921 Shutterlee Mill Road, Staunton, Staunton City, Virginia 24401	Southern Memorial Sales LLC

Heidi Memorial Pet Cemetery	1921 Shutterlee Mill Road, Staunton, Staunton City, Virginia 24401	KIRIS LLC

Oak Hill Cemetery	1902 Plank Road, Fredericksburg, Fredericksburg City, Virginia 22401	Oak Hill Cemetery LLC

Schedule 5.8(c)-10

Property Name	Address/County*	Property Owner

Old Dominion Memorial Park	3650 Cloverdale Road, Roanoke, Botetourt County, Virginia 24019	Star City Memorial Sales LLC

Panorama Memorial Gardens	4917 Strasburg Road, Strasburg, Warren County, Virginia 22630	PVD Acquisitions LLC

Powell Valley Memorial Gardens	5650 Powell Valley Road, Big Stone Gap, Wise County, Virginia 24219	Loewen [Virginia] LLC

Rockbridge Memorial Gardens	Route 60 East, Lexington, Rockbridge County, Virginia 24450	Rockbridge Memorial Gardens LLC

Roosevelt Memorial Park	1101 Campostella Road, Chesapeake, City of Chesapeake, Virginia 23320	Cemetery Investments LLC

Roselawn Burial Park and Roselawn Funeral Home	103 Clearview Drive, Martinsville, Martinsville City, Virginia 24114	Roselawn Development LLC

Rose Lawn Cemetery	Highway 11 South, Marion, Smyth County, Virginia 24354	Rose Lawn Cemeteries LLC

Roselawn Memorial Gardens	2880 North Franklin Street, Christiansburg, Montgomery County, Virginia 24073	Loewen [Virginia] LLC

Rosewood Memorial Gardens (Rural Retreat)	Route 2, Rural Retreat, Wythe County, Virginia 24368	Loewen [Virginia] LLC

Russell Memorial Cemetery	1010 East Main Street, Lebanon, Russell County, Virginia 24266	Russell Memorial Cemetery LLC

Shenandoah Memorial Park	1270 Front Royal Pike Box 73, Winchester, Frederick County, Virginia 22602	Shenandoah Memorial Park LLC

Sunset Memorial Gardens	3702 Loren Drive, Fredericksburg, Spotsylvania County, Virginia 22407	Sunset Memorial Gardens LLC

Temple Hill Memorial Park	Route 3, Box 76, Castlewood, Russell County, Virginia 24224	Temple Hill LLC

Virginia Monument Company (adjacent to Rose Lawn Cemetery)	3137 Lee Highway, Marion, Smyth County, Virginia 24354	Rose Lawn Cemeteries LLC

Virginia Memorial Park	11490 Forest Road, Forest, Bedford County, Virginia 24551	Stitham LLC

Schedule 5.8(c)-11

Property Name	Address/County*	Property Owner

WASHINGTON

Oakwood Hill Cemetery and Funeral Chapel	5210 South Alder, Tacoma, Pierce County, Washington 98409	StoneMor Washington, Inc.

Piper-Morley-Mellinger Funeral Chapel	5436 South Puget Sound Avenue, Pierce County, Tacoma, Washington 98409	StoneMor Washington Subsidiary LLC

WEST VIRGINIA

Beverly Hills Memorial Gardens	Route 19 South, Westover, Monongalia County, West Virginia 26505	Cornerstone Family Services of West Virginia LLC

Clendenin Memorial Gardens	1313 Hillview Drive, Dunbar, Kanawha County, West Virginia 25064	Cornerstone Family Services of West Virginia LLC

Evergreen Cemetery North	4800 Emerson Avenue, Parkersburg, Wood County, West Virginia 26104	Cornerstone Family Services of West Virginia LLC

Evergreen Cemetery South	14th Avenue and Beverly Street, Parkersburg, Wood County, West Virginia 26104	Cornerstone Family Services of West Virginia LLC

Fairview Memory Gardens	State Street, Hamlin, Lincoln County, West Virginia 25523	Cornerstone Family Services of West Virginia LLC

Floral Hills Garden of Memories	6839 Sissonville Drive, Sissonville, Kanawha County, West Virginia 25320	Cornerstone Family Services of West Virginia LLC

Floral Hills Memorial Gardens	Route 1, Mt. Clare, Harrison County, West Virginia 26408	Cornerstone Family Services of West Virginia LLC

Forest Memorial Park	Route 60 East, Milton, Cabell County, West Virginia 25541	Cornerstone Family Services of West Virginia LLC

Forest Lawn Memorial Gardens and Mausoleum	1889 Goodwill Road, Huntington, Cabell County, West Virginia 25704	Cornerstone Family Services of West Virginia LLC

Grandview Memorial Park and Mausoleum	1313 Hillview Drive, Dunbar, Kanawha County, West Virginia 25064	Cornerstone Family Services of West Virginia LLC

Grandview Memorial Gardens	Route 4, Fairmont, Marion County, West Virginia 26554	Cornerstone Family Services of West Virginia LLC

Greenbrier Burial Park	2000 Miller Street, Hinton, Summers County, West Virginia 25951	Cornerstone Family Services of West Virginia LLC

Guyan Memorial Gardens	Old Logan Road, Godby, Logan County, West Virginia 25547	Cornerstone Family Services of West Virginia LLC

Schedule 5.8(c)-12

Property Name	Address/County*	Property Owner

Halcyon Hills Memorial Gardens	RD 3 Sherrard, Wheeling, Marshall County, West Virginia 26003	Cornerstone Family Services of West Virginia LLC

Highland Hills Memorial Garden	401 Archer Road, Follansbee, Brooke County, West Virginia 26037	Cornerstone Family Services of West Virginia LLC

Highland Memory Gardens	Route 119, Mitchell Heights Road, Pecks Mill, Logan County, West Virginia 25547	Cornerstone Family Services of West Virginia LLC

Jackson County Memory Gardens	Route 33 West, Cottageville, Jackson County, West Virginia 25239	Cornerstone Family Services of West Virginia LLC

Montgomery Memorial Park	Route 60, London, Kanawah County, West Virginia 25126	Cornerstone Family Services of West Virginia LLC

Palm Memorial Gardens	Route 10 Main Street, Matheny, Wyoming County, WV 24860	Cornerstone Family Services of West Virginia LLC

Parkview Memorial Gardens	Waddles Run Road, Wheeling, Ohio County, West Virginia 26003	Cornerstone Family Services of West Virginia LLC

Pineview Cemetery	Route 3 East, Orgas, Boone County, West Virginia 25148	Cornerstone Family Services of West Virginia LLC

Resthaven Memorial Park	1917 West Main Street, Princeton, Mercer County, West Virginia 24740	Cornerstone Family Services of West Virginia LLC

Restlawn Memorial Gardens	Route 20, Bluefield, Mercer County, West Virginia 24701	Cornerstone Family Services of West Virginia LLC

Restwood Memorial Garden	HC 80 Box 32-D, Madams Creek Road, Hinton, Summers County, West Virginia 25951	Cornerstone Family Services of West Virginia LLC

Shadow Lawn Memory Gardens	Sixth Street, Newel, Hancock County, West Virginia 26050	Cornerstone Family Services of West Virginia LLC

Spring Valley Memory Gardens	1889 Goodwill Road, Huntington, Wayne County, West Virginia 25704	Cornerstone Family Services of West Virginia LLC

Sunset Memorial Park - South Charleston	4301 MacCorkle Avenue SW, South Charleston, Kanawha County, West Virginia 25309	Cornerstone Family Services of West Virginia LLC

Sunset Memorial Park - Beckley	1915 Harper Road, Beckley, Raleigh County, West Virginia 25801	Cornerstone Family Services of West Virginia LLC

Valley View Memorial Park	2466 Main Street, Hurricane, Putnam County, West Virginia 25526	Cornerstone Family Services of West Virginia LLC

Schedule 5.8(c)-13

Property Name	Address/County*	Property Owner

West Virginia Memorial Gardens	RR 55 Little Beaver Creek, Calvin, Nicholas County, West Virginia 26660	Cornerstone Family Services of West Virginia LLC

White Chapel Memorial Gardens	US Route 60, Midland Trail, Barboursville, Cabell County, West Virginia 25504	Cornerstone Family Services of West Virginia LLC

Woodlawn Memorial Park	Route 52 Bluewell, Bluefield, Mercer County, West Virginia 24701	Cornerstone Family Services of West Virginia LLC

Schedule 5.8(c)-14

SCHEDULE 5.8(d)(i)

REAL PROPERTY UNDER WHICH A

CREDIT PARTY OR ITS SUBSIDIARIES IS A LESSOR

1.	Lease dated February 22, 2002, between Rittenhouse Circle Partners, L.P., as landlord, and Cornerstone Family Services, Inc., assigned to StoneMor Operating LLC, as tenant:

Location:	StoneMor headquarters, 155 Rittenhouse Circle, Bristol, Bucks County, Pennsylvania 19007
Use:	Office building
Term:	Expires February 28, 2012

2.	Agreement of Lease dated January 31, 1994, First Amendment to Office Lease dated March 26, 1999 and Second Amendment to Lease Agreement dated 2004 between Corporate Plaza Associates, L.L.C. (as successor to Metropolitan Life Insurance Company), as landlord, and Osiris Management, Inc. (as successor to Shipper Management Group), as tenant:

Location:	Metropolitan Corporate Plaza, 485 Route One, Building B, Iselin, Middlesex County, New Jersey 08830
Use:	2,668 square feet for general office use
Term:	Expires July 31, 2009, with option of tenant to renew for five years

3.	Lease Agreement dated November 2, 2000 between Howard Fine, as landlord, and Glen Haven Memorial Park, Inc., assigned to Glen Haven Memorial Park and/or StoneMor Partners L.P., as tenant:

Location:	Suites D and E, 7231 Ritchie Highway, Glen Burnie, Anne Arundel County, Maryland 21061.
Use:	General office
Term:	Expires January 31, 2003, renewed until January 31, 2008

4.	Lease dated November 1, 1999, between BRIT Limited Partnership, as landlord, and Cornerstone Family Services, Inc., assumed by Columbia Memorial Park, as tenant:

Location:	Suite 121, Building 1000, Century Plaza, 10630 Little Patuxent Parkway, Howard County, Columbia, Maryland 21044
Use:	General office
Term:	Expires October 31, 2000, was renewed for additional one year periods as lease provides for automatic one year renewals; current renewal expires October 31, 2007

Schedule 5.8(d)(i)-1

5.	Lease dated June 2, 1999, with Storage USA, as lessor, and Cornerstone Family Services, Inc., assigned to StoneMor Partners L.P., as lessee:

Location:	Storage Unit #0070, 2900 Ford Road, Bristol, Bucks County, Pennsylvania 19007
Use:	Lease of a 10 by 25 foot storage unit
Term:	Month to month

6.	Lease dated January 26, 2000, between William B. Consolo, as landlord, and Crown Hill Cemetery Association, as tenant:

Location:	2194 East Enterprise Road, Twinsburg, Summit County, Ohio 44087
Use:	Office and warehouse use
Term:	Three (3) years from the date which is ten days after substantial completion of the improvements (sometime in or about February 2003), renewed month to month

7.	Lease Agreement dated November 22, 2002, between Roger L. DeVille, as lessor, and Cornerstone Family Services, Inc. assigned to Crown Hill Cemetery Association, as lessee:

Location:	Suite 109, Village Court East 3969 Convenience Circle, N.W., Canton, Stark County, OH 44718
Use:	Office Space, 3,348 Square Feet
Term:	Expires December 31, 2007

8.	Funeral Home Lease dated September 28, 2006, between Brown-Service Funeral Home Company, Inc., as landlord, and StoneMor Alabama Subsidiary, Inc., as tenant:

Location:	Elliott Funeral Home, 15215 Court Street, Moulton, Lawrence County, Alabama 35650
Use:	Lease is for the Elliott Funeral Home
Term:	Ten (10) years from 9/28/2006 to 9/27/2016

9.	Funeral Home Lease dated September 28, 2006, between Brown-Service Funeral Home Company, Inc., as landlord, and StoneMor Alabama Subsidiary, Inc., as tenant:

Location:	Ridout’s Brown-Service Funeral Home, 711 Memorial Drive Southwest, Decatur, Morgan County, Alabama 35601
Use:	Lease is for the Ridout’s Brown-Service Funeral Home
Term:	Ten (10) years from 9/28/2006 to 9/27/2016

10.	Funeral Home Lease dated September 28, 2006, between Uniservice Corporation, as landlord, and StoneMor Oregon Subsidiary LLC, as tenant:

Location:	811 West 6th Avenue, Sutherlin, Douglas County, Oregon 97479
Use:	Lease is for the Chapel of the Firs funeral home
Term:	Six (6) months from 9/28/2006, renewed month to month thereafter

Schedule 5.8(d)(i)-2

11.	Funeral Home Lease dated July 31, 1990, between Richard L. Long, as landlord, and SCI West Virginia Funeral Services, Inc., assigned to Cornerstone Family Services of West Virginia Subsidiary, Inc., as tenant:

Location:	Long & Fisher Funeral Home, 6837 Sissonville Drive, Sissonville, Kanawha County, West Virginia 25230
Use:	Lease is for the Long & Fisher Funeral Home
Term:	Five (5) year initial term, commencing 7/31/1990, with four (4) options to extend for periods of five (5) years each (expiring 7/30/2015 if all options exercised)

12.	Funeral Home Lease dated July 31, 1990, between Richard L. Long, as landlord, and SCI West Virginia Funeral Services, Inc., assigned to Cornerstone Family Services of West Virginia Subsidiary, Inc., as tenant:

Location:	Pryor Funeral Home, 184 Walnut Street, East Bank, Kanawha County, West Virginia 25067
Use:	Lease is for the Pryor Funeral Home
Term:	Five (5) year initial term, commencing 7/31/1990, with four (4) options to extend for periods of five (5) years each (expiring 7/30/2015 if all options exercised)

13.	Funeral Home Lease dated July 31, 1990, between Richard L. Long, as landlord, and SCI West Virginia Funeral Services, Inc., assigned to Cornerstone Family Services of West Virginia Subsidiary, Inc., as tenant:

Location:	706 Rebecca Street, Charleston, Kanawha County, West Virginia 25312
Use:	Lease is for the Powell-Jarrett Funeral Home (not operated by Cornerstone Family Services of West Virginia Subsidiary, Inc. – proposed to be sub-leased to an operator)
Term:	Five (5) year initial term, commencing 7/31/1990, with four (4) options to extend for periods of five (5) years each (expiring 7/30/2015 if all options exercised)

Schedule 5.8(d)(i)-3

14.	Agreement made December 14, 1966, between St. Peter’s Church of South Beloit (and Catholic Diocese of Rockford) (collectively, the “Catholic Church”) and Floral Lawns, Inc., current assignees StoneMor Illinois LLC and StoneMor Illinois Subsidiary LLC (collectively, the “Cemetery”) involving approximately two acres of land owned by the Catholic Church within Floral Lawn Cemetery (acquired from Floral Lawns, Inc. to comply with ecclesiastical law requiring the Catholic Church to own the cemetery land used for Catholic burials):

Location:	835 Dearborn Avenue, South Beloit, Winnebago County, Illinois 61080
Use:	The Cemetery has the right sell graves in the approximately two acres of land owned by the Catholic Church; the Cemetery has responsibility for maintenance and operation of the land; and the Cemetery must pay the Catholic Church 5% of the sale price from graves and related merchandise for use in the land
Term:	Perpetual

15.	Lease Agreement dated June 23, 1997, between Scotsman Group, Inc., as landlord, and Grandview Cemetery, assigned to StoneMor Pennsylvania Subsidiary LLC, as lessee:

Location:	Grandview Cemetery, 2735 Walbert Avenue, Allentown, Lehigh County, Pennsylvania 18104
Use:	Lease of modular building used as office building
Term:	Month to month

16.	Lease Agreement dated June 29, 2004, between AAA Modular Buildings, as lessor and Lakeview Memory Gardens, assigned to StoneMor Alabama Subsidiary, Inc., as lessee:

Location:	Lakeview Memory Gardens, 3800 North Highway 431, Phenix City, Russell County, Alabama 36867
Use:	Lease of modular building used as office building at Lakeview Memory Gardens
Term:	Month to month

17.	Lease dated July 31, 2007, between Ethel E. Gerlach, trustee of the Ethel E. Gerlach Revocable Trust dated March 20, 1992, as landlord, and StoneMor Indiana Subsidiary LLC, as tenant:

Location:	5799 Central Avenue, Portage, Porter County, Indiana 46368
Use:	Residential property for use by a cemetery employee
Term:	Five (5)years, commencing on August 1, 2007, and ending on July 31, 2012; tenant has an option to renew for an additional term of three (3) years

Schedule 5.8(d)(i)-4

SCHEDULE 5.8(d)(ii)

REAL PROPERTY UNDER WHICH

A CREDIT PARTY OR ITS SUBSIDIARIES IS A LESSOR

1.	Lease Agreement dated May 25, 2000, between Bedford County Memorial Park LLC, as landlord, and Crown Atlantic Company LLC, as tenant:

Location:	Mt. Royal Cemetery, 2700 Mt. Royal Road, Glenshaw, Allegheny Pennsylvania 15116
Use:	Communications Cell tower
Term:	Five (5) years from May 25, 2000, with four (4) automatic five (5) year extensions and one (1) 4 (four) year, 11 (eleven) month extension

2.	Oral Lease between Mt. Airy Cemetery LLC, as landlord, and Michael Shane, as tenant:

Location:	Mount Airy Cemetery, 2800 Old Freeport Road, Natrona Heights, Allegheny County, Pennsylvania 15065
Use:	Lease of a house to Michael Shane
Term:	Month to month; Michael Shane is the superintendent of the cemetery

3.	Lease dated April 10, 2001 between CMS West LLC (Voegtly Cemetery), as landlord, and The Lamar Companies, as tenant:

Location:	Voegtly Cemetery, 1955 Lowrie Street, Pittsburgh, Allegheny County, Pittsburgh, Pennsylvania 15212
Use:	Right to install a Billboard at the site
Term:	Five (5) years, expires March 14, 2006; automatic renewal for an additional five (5) year term, thereafter automatic year to year renewals

4.	Lease dated January 1, 1996, between The Prospect Cemetery LLC, as landlord, and Matthew Outdoor Advertising Acquisition Co. L.P.:

Location:	Prospect Cemetery, 501 East Prospect Street, East Stroudsburg, Monroe County, Pennsylvania 18301
Use:	Right to install a Billboard at the site
Term:	Five (5) year term, with automatic renewal from year to year

5.	Agreement with Bernard Stoecklein that allows Walter Stoecklein to utilize an area of the Lakewood Memorial Park (Bedford County Memorial Park LLC) at 943 Route 10, Cheswick, Allegheny County, Pennsylvania 15024 as a pasture for his horse

Schedule 5.8(d)(ii)-1

6.	License Agreement dated February 11, 2003 between PVD Acquisitions LLC, as landlord, and The Church at Waterlick, as tenant:

Location:	Panorama Memorial Gardens, 4917 Strasburg Road, Strasburg, North River District, Warren County, Virginia 22630
Use:	Revocable license for area approximately 200 feet by 1,227.5 feet for use for church functions.
Term:	Five (5) years, expiring February 11, 2008, unless terminated sooner

7.	Lease dated December 19, 2003 with Option to Purchase between Chartiers Cemetery LLC, as landlord, and Pennsylvania-American Water Company, as tenant:

Location:	Chartiers Cemetery, 801 Noblestown Road, Carnegie, Allegheny County, Pittsburgh, Pennsylvania 15106
Use:	Lease is for land for Tenant to construct and operate a pressure reducing valve station and a below grade meter vault (for municipal water service).
Term:	Ninety-nine (99) years from January 1, 2004, to December 31, 2103, with one option to renew for ninety-nine (99) additional years, plus an option to purchase by Tenant at any time during the term

8.	Funeral Home Lease between Eloise B. Kyper Funeral Home, Inc., as landlord, and Mark D. Heintzelman Funeral and Cremation Services, P.C., as tenant:

Location:	1034 Benner Pike, State College, Centre County, Pennsylvania 16801
Use:	Lease is for Mark D. Heintzelman Funeral Home - branch
Term:	Unless earlier terminated, twenty (20) consecutive one-year terms starting on or about March 17, 2005

9.	Funeral Home Lease between CMS West Subsidiary LLC, as landlord, and Haky Funeral Homes, Inc., as tenant:

Location:	515 North Main Street., Masontown, Fayette County, Pennsylvania 15401
Use:	Lease is for the Haky Funeral Home
Term:	Unless earlier terminated, twenty (20) consecutive one-year terms starting March 29, 2006

10.	Funeral Home Lease between CMS West Subsidiary LLC, as landlord, and Haky Funeral Homes, Inc., as tenant:

Location:	101 N. Main Street, Allentown, Lehigh County, Pennsylvania 18036
Use:	Lease is for the Norcross–Weber Funeral Home
Term:	Unless earlier terminated, twenty (20) consecutive one-year terms starting March 29, 2006

Schedule 5.8(d)(ii)-2

11.	Funeral Home Lease between CMS West Subsidiary LLC, as landlord, and Weber Funeral Homes, P.C., as tenant:

Location:	1619 Hamilton Street, Allentown, Lehigh County, Pennsylvania 18102
Use:	Lease is for the Weber Funeral Home – Hamilton branch
Term:	Unless earlier terminated, twenty (20) consecutive one-year terms starting March 29, 2006

12.	Funeral Home Lease between CMS West Subsidiary LLC, as landlord, and Weber Funeral Homes, P.C., as tenant:

Location:	502 and 526-528 Ridge Street, Allentown, Lehigh County, Pennsylvania 18102
Use:	Lease is for the Weber Funeral Home
Term:	Unless earlier terminated, twenty (20) consecutive one-year terms starting March 29, 2006

13.	Lease agreement dated November 1, 1997, between Oaknoll Memorial Gardens, assigned to StoneMor Georgia LLC, as landlord, and Tommy Grissof, as tenant, for mobile home site (tenant owns mobile home); oral lease for use of site while the tenant remains an employee at the cemetery

Location:	Oaknoll Memorial Gardens, 2549 Shorter Avenue, Rome, Floyd County, Georgia 30165
Use:	Residential
Term:	While employed at Oaknoll Memorial Gardens; mobile home to be removed within 90 days after termination of a tenant’s employment at Oaknoll Memorial Gardens

14.	Lease agreement dated November 1, 1997, between Oaknoll Memorial Gardens, assigned to StoneMor Georgia LLC, as landlord, and Charlie Alverson, as tenant, for mobile home site (tenant owns mobile home); oral lease for use of site while the tenant remains an employee at the cemetery

Location:	Oaknoll Memorial Gardens, 2549 Shorter Avenue, Rome, Floyd County, Georgia 30165
Use:	Residential
Term:	While employed at Oaknoll Memorial Gardens; mobile home to be removed within 90 days after termination of a tenant’s employment at Oaknoll Memorial Gardens

15.	Communications Site Lease Agreement between StoneMor Oregon LLC, as assignee of SCI Oregon Funeral Services, Inc., as lessor, and United States Cellular Operating Company of Medford, as lessee:

Location:	Memory Gardens Memorial Park and Memory Gardens Mortuary, 1395 Arnold Lane, Medford, Jackson County, Oregon 97501
Use:	Communications facilities
Term:	Five (5) years commencing on the first to occur of the commencement of the construction of the communications facilities or 12 months after lease date; four (4) renewal periods of five (5) years each

Schedule 5.8(d)(ii)-3

16.	Communications Site Lease Agreement between StoneMor Kansas LLC, as assignee of SCI Kansas Funeral Services, Inc., as lessor, and Horizon Telecommunications, Inc., as lessee:

Location:	Old Mission Wichita Park Cemetery, 3424 East 21st Street, Wichita, Sedgwick County, Kansas 67208
Use:	Communications facilities
Term:	Five (5) years commencing on the first to occur of the commencement of the construction of the communications facilities or 12 months after lease date; five (5) renewal periods of five (5) years each

17.	Oral lease between StoneMor Washington, Inc., as assignee of SCI Washington Funeral Services, Inc., as landlord, and Brian C. Larson, as tenant, for apartment included as part of funeral director employment arrangement:

Location:	Piper-Morley-Mellinger Funeral Chapel, 5436 South Puget Sound Avenue, Tacoma, Pierce County, Washington 98409
Use:	Residential apartment
Term:	While employed as a funeral director at Piper-Morley-Mellinger Funeral Chapel

18.	Oral lease between StoneMor Washington, Inc., as assignee of SCI Washington Funeral Services, Inc., as landlord, and an individual, as tenant, for apartment and parking space:

Location:	Oakwood Hill Funeral Chapel, 5210 South Alder, Tacoma, Pierce County, Washington 98409
Use:	Residential apartment and parking
Term:	Month to month

19.	Oral lease agreement between StoneMor Oregon LLC, as assignee of SCI Oregon Funeral Services, Inc., as landlord, and Richard Allen, as tenant, to farm 23.6 acres of undeveloped cemetery land in a crop share arrangement (landlord receives 1/3 of the sale of the annual rye grass):

Location:	Restlawn Memory Gardens and Mausoleum, 201 Oak Grove Road NW, Salem, Polk County, Oregon 97304
Use:	Farming
Term:	Farming season to season

Schedule 5.8(d)(ii)-4

20.

Lease agreement effective March 1, 2005, between StoneMor Oregon LLC, as assignee of SCI Oregon Funeral Services, Inc., as landlord, and Herbert Dixon and Cheryl Dixon, as tenant, for not more than  1/2 acre:

Location:	Restlawn Memory Gardens and Mausoleum and Restlawn Funeral Home, 201 Oak Grove Road NW, Salem, Polk County, Oregon 97304
Use:	Residential use appurtenant to tenant’s residence
Term:	Month to month

21.

Lease agreement effective March 1, 2005, between StoneMor Oregon LLC, as assignee of SCI Oregon Funeral Services, Inc., as landlord, and Herbert Dixon and Marguerite Dixon, as tenant, for not more than  1/2 acre (with tenant assuming certain responsibilities to lock and unlock the mausoleum):

Location:	Restlawn Memory Gardens and Mausoleum and Restlawn Funeral Home, 201 Oak Grove Road NW, Salem, Polk County, Oregon 97304
Use:	Residential use appurtenant to tenant’s residence
Term:	Month to month

22.	Oral lease agreement between StoneMor Oregon LLC, as assignee of SCI Oregon Funeral Services, Inc., as landlord, and Straus Ranches, as tenant:

Location:	Hillcrest Memorial Park, 2201 North Phoenix Road, Medford, Jackson County, Oregon 97504
Use:	Grazing rights on undeveloped land
Term:	Month to month

23.	Lease Agreement dated March 1, 2001, between Funeral Corporation of Pennsylvania d/b/a Norcross-Weber Funeral Home, assigned to CMS West Subsidiary LLC, as landlord, and Carolyn Zabolotnyi, as tenant:

Location:	Norcross – Weber Funeral Home, 101 N. Main Street, Allentown, Lehigh County, Pennsylvania 18036
Use:	Lease of building
Term:	Through April 30, 2007, tenant has continued in occupancy since

24.	Lease Agreement dated August 1, 2004, between Weber Funeral Home, assigned to CMS West Subsidiary LLC, as landlord, and Dana Hess, as tenant:

Location:	Weber Funeral Home – Hamilton, 1619 Hamilton Street, Allentown, Lehigh County, Pennsylvania 18102
Use:	Second and third floor apartment for residential use
Term:	Month to month

Schedule 5.8(d)(ii)-5

25.	Communication Site Lease Agreement dated October 18, 2004, between SCI Pennsylvania Funeral Services, Inc., d/b/a Grandview Cemetery, assigned to StoneMor Pennsylvania LLC, as landlord, and Allentown SMSA Limited Partnership d/b/a Verizon Wireless, as tenant:

Location:	Grandview Cemetery, 2735 Walbert Avenue, Allentown, Lehigh County, Pennsylvania 18104
Use:	Cell phone tower
Term:	Five (5) years; Lessee can extend for four (4) additional five (5) year terms

26.	Oral lease agreement between StoneMor Pennsylvania LLC, as landlord, and a farmer, as tenant, for 8-9 acres at LaFayette Memorial Park, for a rental of $25 per year:

Location:	LaFayette Memorial Park, 132 Twin Hills Road, Brier Hill, Fayette County, Pennsylvania 15401
Use:	Farming
Term:	Farming season to season

27.	Lease dated March 3, 1994, between Calumet Gary Cemetery Association, Inc., assigned to StoneMor Indiana LLC, as lessor, and Whiteco Metrocom, division of Whiteco Industries, Inc., as lessee:

Location:	Calvary Cemetery, 2701 Willowdale Road, Portage, Porter County, Indiana 46368; three sites of approximately 300 square feet each, adjacent to Central Avenue, referred to as the southside of Central Avenue, east of Swanson
Use:	Right to install 3 outdoor advertising sign structures, each approximately 20 feet long.
Term:	Ten (10)years, initially expiring March 3, 2004; right of lessee to renew for two (2) additional ten (10) year terms

Schedule 5.8(d)(ii)-6

SCHEDULE 5.8(e)

EXISTING INVESTMENTS

Issuing Entity	Principal Amount of Certificates of Interest, Debt or Indebtedness Issued	Holder of Certificates Outstanding
Bethel Cemetery Association (a New Jersey non-profit corporation)	$240,556.34	Arlington Development Company
Beth Israel Cemetery Association of Woodbridge, New Jersey (a New Jersey non-profit corporation)	$22,510,730.00	StoneMor Operating LLC
Clover Leaf Park Cemetery Association (a New Jersey non-profit corporation)	$325,625.00	StoneMor Operating LLC
Locustwood Cemetery Association (a New Jersey non-profit corporation)	$2,060,000.00	StoneMor Operating LLC

Schedule 5.8(e)-1

SCHEDULE 5.9

ENVIRONMENTAL COMPLIANCE

None.

Schedule 5.9-1

SCHEDULE 5.12(d)

MULTIEMPLOYER PLANS

This Schedule 5.12(d) sets forth the Plans that are Multiemployer Plans, the total number of employees of any Borrower or ERISA Affiliate who are participants in each such Multiemployer Plan and the total number of participants in each such Multiemployer Plan.

Name of Plan	Number of employees of any Borrower or ERISA Affiliate who are Participants	Total Number of Participants
Laborers District Council of Western PA Pension Fund	21	13,454	[1]
Pension Plan of Local 102	8	691	[2]
SEIU National Industry Pension Fund	3	96,427	[3]

[1]	Per Line 7(f) of the publicly available IRS Form 5500 for the Plan Year ended December 31, 2005.

[2]	Per Line 7(f) of the publicly available IRS Form 5500 for the Plan Year ended March 31, 2006.

[3]	Per Line 7(f) of the publicly available IRS Form 5500 for the Plan Year ended December 31, 2005.

Schedule 5.12(d)-1

SCHEDULE 5.13(a)

SCHEDULE 5.13(c)

SUBSIDIARIES OF THE CREDIT PARTIES

OWNERSHIP OF SUBSIDIARY EQUITY INTERESTS

ORGANIZATION OF CREDIT PARTIES

OWNERSHIP OF ISSUER EQUITY INTERESTS

EIN = United States Taxpayer Identification Number

For subsidiary entities which operate at multiple locations, one of those locations is designated below as a principal place of business.

ALABAMA (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Alabama LLC	2209 East Broad Street Gadsden, AL 35903	72-1602507	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Alabama Subsidiary, Inc.	2209 East Broad Street Gadsden, AL 35903	72-1602509	StoneMor Alabama LLC, 200 shares common stock, 100%

The Valhalla Cemetery Company LLC	5317 Bessemer Highway Birmingham, AL 35228	63-0216030	StoneMor Operating LLC, 100 membership units, 100%

The Valhalla Cemetery Subsidiary Corporation	5317 Bessemer Highway Birmingham, AL 35228	20-1027540	The Valhalla Cemetery Company LLC, 200 shares common stock, 100%

Schedule 5.13(a) and (c)-1

COLORADO (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Colorado LLC	2970 North Avenue Grand Junction, CO 81504	61-1498146	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Colorado Subsidiary LLC	2970 North Avenue Grand Junction, CO 81504	61-1498142	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

CONNECTICUT (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Willowbrook Management Corp.	155 Rittenhouse Circle Bristol, PA 19007	22-2598658	Laurelwood Holding Company, 1,000 shares common stock, 100%

DELAWARE (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Cemetery Management Services, L.L.C.	155 Rittenhouse Circle Bristol, PA 19007	26-0047038	Henlopen Memorial Park Subsidiary, Inc., 100 membership units, 100%

Cemetery Management Services of Mid-Atlantic States, L.L.C.	155 Rittenhouse Circle Bristol, PA 19007	55-0789275	Cemetery Management Services, L.L.C., 1 membership unit, 100%

Cemetery Management Services of Ohio, L.L.C.	8730 Darrow Road Twinsburg, OH 44087	30-0024384	Cemetery Management Services, L.L.C., 1 membership unit, 100%

Cemetery Management Services of Pennsylvania, L.L.C.	155 Rittenhouse Circle Bristol, PA 19007	26-0046991	Cemetery Management Services, L.L.C., 1 membership unit, 100%

Cornerstone Family Insurance Services, Inc.	155 Rittenhouse Circle Bristol, PA 19007	23-3091746	Henlopen Memorial Park Subsidiary, Inc., 100 shares common stock, 100%

Schedule 5.13(a) and (c)-2

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Cornerstone Funeral and Cremation Services LLC	8592 Darrow Road Twinsburg, OH 44087	56-2287191	Henlopen Memorial Park Subsidiary, Inc., 100 membership units, 100%

Glen Haven Memorial Park LLC	7215 Ritchie Highway Glen Burnie, MD 21061	76-0763757	StoneMor Operating LLC, 100 membership units, 100%

Henlopen Memorial Park LLC	RD 1 226A, Milton, DE 19968	51-0101683	StoneMor Operating LLC, 100 membership units, 100%

Henlopen Memorial Park Subsidiary, Inc.	RD 1 226A, Milton, DE 19968	20-1618002	Cornerstone Family Services of West Virginia Subsidiary, Inc., 200 shares common stock, 100%

Lorraine Park Cemetery LLC	5608 Dogwood Road Baltimore, MD 21207	76-0763744	StoneMor Operating LLC, 100 membership units, 100%

Osiris Holding Finance Company	155 Rittenhouse Circle Bristol, PA 19007	23-2653124	Henlopen Memorial Park Subsidiary, Inc., 100 shares common stock, 100%

Osiris Holding of Maryland LLC	4111 Pennsylvania Avenue, Suitland, MD 20746	23-2648923	StoneMor Operating LLC, 100 membership units, 100%

Perpetual Gardens.Com, Inc.	155 Rittenhouse Circle Bristol, PA 19007	23-3090963	Henlopen Memorial Park Subsidiary, Inc., 100 shares common stock, 100%

StoneMor GP LLC	155 Rittenhouse Circle Bristol, PA 19007	80-0103152	Not applicable

StoneMor Operating LLC	155 Rittenhouse Circle Bristol, PA 19007	90-0182025	StoneMor Partners L.P., 1,000 membership units, 100%

StoneMor Partners L.P.	155 Rittenhouse Circle Bristol, PA 19007	80-0103159	StoneMor GP LLC, sole general partner

WNCI LLC	4101 Suitland Road Suitland Maryland 20746	76-0763751	StoneMor Operating LLC, 100 membership units, 100%

Schedule 5.13(a) and (c)-3

GEORGIA (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Lakewood Memory Gardens South LLC	325 Greens Lake Road Rossville, GA 30741	58-2590484	StoneMor Operating LLC, 100 membership units, 100%

Lakewood Memory Gardens South Subsidiary, Inc.	325 Greens Lake Road Rossville, GA 30741	20-1633468	Lakewood Memory Gardens South LLC, 200 shares common stock, 100%

StoneMor Georgia LLC	2549 Shorter Avenue Rome, GA 30165	51-0548419	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Georgia Subsidiary, Inc.	2549 Shorter Avenue Rome, GA 30165	51-0548421	StoneMor Georgia LLC, 200 shares common stock, 100%

ILLINOIS (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Illinois LLC	11875 Archer Avenue Lemont, IL 60439	86-1170642	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Illinois Subsidiary LLC	11875 Archer Avenue Lemont, IL 60439	86-1170645	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

INDIANA (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Indiana LLC	2701 Willowdale Road Portage, IN 46368	56-2661323	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Indiana Subsidiary LLC	2701 Willowdale Road Portage, IN 46368	56-2661326	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

Schedule 5.13(a) and (c)-4

KANSAS (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Kansas LLC	3424 East 21st Street Wichita, KS 67208	61-1498141	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Kansas Subsidiary LLC	3424 East 21st Street Wichita, KS 67208	61-1498138	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

KENTUCKY (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Kentucky LLC	279 Landis Lane Mount Washington, KY 40047	38-3732170	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Kentucky Subsidiary LLC	279 Landis Lane Mount Washington, KY 40047	61-1498118	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

Schedule 5.13(a) and (c)-5

MARYLAND (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Cedar Hill Funeral Home, Inc.	4111 Pennsylvania Avenue Suitland, MD 20746	52-0497840	Sunset Memorial Park Subsidiary, Inc., 100 shares common stock, 100%

Columbia Memorial Park LLC	12005 Clarksville Pike, Route 108 Clarksville, MD 21029	76-0763759	StoneMor Operating LLC, 100 membership units, 100%

Columbia Memorial Park Subsidiary, Inc.	12005 Clarksville Pike, Route 108 Clarksville, MD 21029	20-0872737	Columbia Memorial Park LLC, 200 shares common stock, 100%

Glen Haven Memorial Park Subsidiary, Inc.	7215 Ritchie Highway Glen Burnie, MD 21061	20-0872664	Glen Haven Memorial Park LLC, 200 shares common stock, 100%

Lorraine Park Cemetery Subsidiary, Inc.	5608 Dogwood Road Baltimore, MD 21207	20-0872318	Lorraine Park Cemetery LLC, 200 shares common stock, 100%

Modern Park Development LLC	10901 Mason Road NE Cumberland, MD 21502	30-0263781	StoneMor Operating LLC, 100 membership units, 100%

Modern Park Development Subsidiary, Inc.	10901 Mason Road NE Cumberland, MD 21502	20-0872273	Modern Park Development LLC, 200 shares common stock, 100%

Osiris Holding of Maryland Subsidiary, Inc.	4111 Pennsylvania Avenue Suitland, MD 20746	20-0872608	Osiris Holding of Maryland LLC, 200 shares common stock, 100%

Springhill Memory Gardens LLC	US Highway 50, Marker 106 Hebron, MD 21830	76-0763746	StoneMor Operating LLC, 100 membership units, 100%

Springhill Memory Gardens Subsidiary, Inc.	US Highway 50, Marker 106 Hebron, MD 21830	20-0872387	Springhill Memory Gardens LLC, 200 shares common stock, 100%

Sunset Memorial Park LLC	13800 North East Bedford Road Cumberland, MD 21502	76-0763755	StoneMor Operating LLC, 100 membership units, 100%

Sunset Memorial Park Subsidiary, Inc.	13800 North East Bedford Road Cumberland, MD 21502	20-0872559	Sunset Memorial Park LLC, 200 shares common stock, 100%

Wicomico Memorial Parks LLC	721 Snow Hill Road Salisbury, MD 21801	76-0763753	StoneMor Operating LLC, 100 membership units, 100%

Wicomico Memorial Parks Subsidiary, Inc.	721 Snow Hill Road Salisbury, MD 21801	20-0872493	Wicomico Memorial Parks LLC, 200 shares common stock, 100%

W N C Subsidiary, Inc.	4101 Suitland Road Suitland Maryland 20746	20-0872430	WNCI LLC, 200 shares common stock, 100%

Schedule 5.13(a) and (c)-6

MICHIGAN (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Michigan LLC	2215 West Cass Avenue Road Bay City, MI 48708	36-4584459	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Michigan Subsidiary LLC	2215 West Cass Avenue Road Bay City, MI 48708	37-1520064	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

MISSOURI (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Missouri LLC	6901 Troost Avenue Kansas City, MO 64131	61-1498134	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Missouri Subsidiary LLC	6901 Troost Avenue Kansas City, MO 64131	61-1498131	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

Schedule 5.13(a) and (c)-7

NEW JERSEY (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Arlington Development Company	1620 Cove Road Pennsauken, NJ 08110	21-0396590	Cornerstone Family Services of New Jersey, Inc., 100 shares common stock, 100%

Bethel Cemetery Association	1620 Cove Road Pennsauken, NJ 08110	21-0406840	Owners of interment space have one vote for each grave, crypt and niche owned, and an owner of a certificate of indebtedness or interest has one vote for each $250 of the principal face amount of the certificate, whenever voting by members is required or permitted. Arlington Development Company owns a certificate of interest in the principal face amount of $240,556.34.

Beth Israel Cemetery Association of Woodbridge, New Jersey	U.S. Highway 1 South Woodbridge, NJ 07095	22-0771100	Owners of interment space have one vote for each grave, crypt and niche owned, and an owner of a certificate of indebtedness or interest has one vote for each $250 of the principal face amount of the certificate, whenever voting by members is required or permitted. StoneMor Operating LLC owns a certificate of indebtedness in the principal face amount of $22,510,730.00.

Schedule 5.13(a) and (c)-8

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Clover Leaf Park Cemetery Association	U.S. Highway 1 and U.S. Highway 35 Woodbridge, NJ 07095	22-0827940	Owners of interment space have one vote for each grave, crypt and niche owned, and an owner of a certificate of indebtedness or interest has one vote for each $250 of the principal face amount of the certificate, whenever voting by members is required or permitted. StoneMor Operating LLC owns a certificate of indebtedness in the principal face amount of $325,625.00.

Cornerstone Family Services of New Jersey, Inc.	155 Rittenhouse Circle Bristol, PA 19007	20-1633476	StoneMor Operating LLC, 200 shares common stock, 100%

Legacy Estates, Inc.	155 Rittenhouse Circle Bristol, PA 19007	23-3092731	Cornerstone Family Services of New Jersey, Inc., 10 shares common stock, 100%

Locustwood Cemetery Association	1550 Marlton Pike (Route 70) West Cherry Hill, NJ 08002	21-0501600	Owners of interment space have one vote for each grave, crypt and niche owned, and an owner of a certificate of indebtedness or interest has one vote for each $250 of the principal face amount of the certificate, whenever voting by members is required or permitted. StoneMor Operating LLC owns a certificate of indebtedness in the principal face amount of $2,060,000.00.

Schedule 5.13(a) and (c)-9

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Osiris Management, Inc.	485 Route 1 South Iselin, NJ 08830	22-3278549	Cornerstone Family Services of West Virginia Subsidiary, Inc., 200 shares common stock, 100%

NEW YORK (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Osiris Telemarketing Corp.	155 Rittenhouse Circle Bristol, PA 19007	23-3482788	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 shares common stock, 100%

NORTH CAROLINA (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor North Carolina LLC	4039 South Church Street Burlington, NC 27215	51-0548425	StoneMor Operating LLC, 100 membership units, 100%

StoneMor North Carolina Funeral Services, Inc.	155 Rittenhouse Circle Bristol, PA 19007	20-3214220	Cornerstone Family Services of West Virginia Subsidiary, Inc., 200 shares common stock, 100%

StoneMor North Carolina Subsidiary LLC	4039 South Church Street Burlington, NC 27215	54-2177480	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

Schedule 5.13(a) and (c)-10

OHIO (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Butler County Memorial Park LLC	4570 Trenton-Oxford Road Hamilton, OH 45011	77-0640604	StoneMor Operating LLC, 100 membership units, 100%

Butler County Memorial Park Subsidiary, Inc.	4570 Trenton-Oxford Road Hamilton, OH 45011	20-1002754	Butler County Memorial Park LLC, 200 shares common stock, 100%

Crown Hill Cemetery Association	8730 Darrow Road Twinsburg, OH 44087	34-0170388	The governing board of members has voting rights. Vacancies on the board are filled by vote of the remaining members.

OREGON (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Oregon LLC	2201 North Phoenix Road Medford, OR 97504	61-1498130	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Oregon Subsidiary LLC	2201 North Phoenix Road Medford, OR 97504	61-1498125	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

Schedule 5.13(a) and (c)-11

PENNSYLVANIA (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Bedford County Memorial Park LLC	2700 Mount Royal Boulevard Glenshaw, PA 15116	55-0878592	StoneMor Operating LLC, 100 membership units, 100%

Bedford County Memorial Park Subsidiary LLC	2700 Mount Royal Boulevard Glenshaw, PA 15116	51-0518655	Laurelwood Holding Company, 100 membership units, 100%

Blue Ridge Memorial Gardens LLC	6701 Jonestown Road Harrisburg, PA 17112	55-0878644	StoneMor Operating LLC, 100 membership units, 100%

Blue Ridge Memorial Gardens Subsidiary LLC	6701 Jonestown Road Harrisburg, PA 17112	51-0518646	Laurelwood Holding Company, 100 membership units, 100%

Chartiers Cemetery LLC	801 Noblestown Road Carnegie, PA 15106	55-0878666	StoneMor Operating LLC, 100 membership units, 100%

Chartiers Cemetery Subsidiary LLC	801 Noblestown Road Carnegie, PA 15106	51-0518671	Laurelwood Holding Company, 100 membership units, 100%

CMS West LLC	1955 Lowrie Street Pittsburgh, PA 15212	55-0878663	StoneMor Operating LLC, 100 membership units, 100%

CMS West Subsidiary LLC	1955 Lowrie Street Pittsburgh, PA 15212	51-0518668	Laurelwood Holding Company, 100 membership units, 100%

Eloise B. Kyper Funeral Home, Inc.	1034 Benner Pike State College, PA 16801	25-1646241	CMS West Subsidiary LLC, 600 shares common stock, 100%

Green Lawn Memorial Park LLC	Junction of Route 15 and 54 Montgomery, PA 17752	55-0878616	StoneMor Operating LLC, 100 membership units, 100%

Green Lawn Memorial Park Subsidiary LLC	Junction of Route 15 and 54 Montgomery, PA 17752	51-0518632	Laurelwood Holding Company, 100 membership units, 100%

J.V. Walker LLC	428 Nutt Road Phoenixville, PA 19460	55-0878634	StoneMor Operating LLC, 100 membership units, 100%

J.V. Walker Subsidiary LLC	428 Nutt Road Phoenixville, PA 19460	51-0518627	Laurelwood Holding Company, 100 membership units, 100%

Schedule 5.13(a) and (c)-12

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Juniata Memorial Park LLC	9010 US Highway 577 South Lewistown, PA 17044	55-0878631	StoneMor Operating LLC, 100 membership units, 100%

Juniata Memorial Park Subsidiary LLC	9010 US Highway 577 South Lewistown, PA 17044	51-0518623	Laurelwood Holding Company, 100 membership units, 100%

Laurelwood Cemetery LLC	901 Bryant Street Stroudsburg, PA 18360	01-0861522	Laurelwood Holding Company, 100 membership units, 100%

Laurelwood Cemetery Subsidiary LLC	155 Rittenhouse Circle Bristol, PA 19007	26-0388578	StoneMor Operating LLC, 100 membership units, 100%

Laurelwood Holding Company	155 Rittenhouse Circle Bristol, PA 19007	23-2952494	StoneMor Operating LLC, 100 shares common stock, 100%

Melrose Land LLC	1851 Linden Street Bethlehem, PA 18017	55-0878598	StoneMor Operating LLC, 100 membership units, 100%

Melrose Land Subsidiary LLC	1851 Linden Street Bethlehem, PA 18017	51-0518607	Laurelwood Holding Company, 100 membership units, 100%

Morris Cemetery Perpetual Care Company	155 Rittenhouse Circle Bristol, PA 19007	56-2306497	StoneMor Operating LLC, 100 shares common stock, 100%

Mount Lebanon Cemetery LLC	509 Washington Road Pittsburgh, PA 15228	55-0878643	StoneMor Operating LLC, 100 membership units, 100%

Mount Lebanon Cemetery Subsidiary LLC	509 Washington Road Pittsburgh, PA 15228	51-0518677	Laurelwood Holding Company, 100 membership units, 100%

Mt. Airy Cemetery LLC	3012 Old Freeport Road Natrona Heights, PA 15065	01-0861524	Laurelwood Holding Company, 100 membership units, 100%

Mt. Airy Cemetery Subsidiary LLC	155 Rittenhouse Circle Bristol, PA 19007	51-0158677	StoneMor Operating LLC, 100 membership units, 100%

Osiris Holding of Pennsylvania LLC	1921 Ritner Highway Carlisle, PA 17013	55-0878660	StoneMor Operating LLC, 100 membership units, 100%

Osiris Holding of Pennsylvania Subsidiary LLC	1921 Ritner Highway Carlisle, PA 17013	51-0518664	Laurelwood Holding Company, 100 membership units, 100%

Schedule 5.13(a) and (c)-13

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Subsidiary LLC	Carlisle, PA 17013		100 membership units, 100%

Prospect Hill Cemetery LLC	4855 Londonderry Road Harrisburg, PA 17113	55-0878647	StoneMor Operating LLC, 100 membership units, 100%

Prospect Hill Cemetery Subsidiary LLC	4855 Londonderry Road Harrisburg, PA 17113	51-0518682	Laurelwood Holding Company, 100 membership units, 100%

Riverside Cemetery LLC	200 South Montgomery Avenue Norristown, PA 19403	55-0878651	StoneMor Operating LLC, 100 membership units, 100%

Riverside Cemetery Subsidiary LLC	200 South Montgomery Avenue Norristown, PA 19403	51-0518652	Laurelwood Holding Company, 100 membership units, 100%

Riverview Memorial Gardens LLC	3776 Peters Mountain Road Halifax, PA 17032	55-0878633	StoneMor Operating LLC, 100 membership units, 100%

Riverview Memorial Gardens Subsidiary LLC	3776 Peters Mountain Road Halifax, PA 17032	51-0518625	Laurelwood Holding Company, 100 membership units, 100%

Rolling Green Memorial Park LLC	Route 3 at Route 202 Bypass West Chester, PA 19382	55-0878637	StoneMor Operating LLC, 100 membership units, 100%

Rolling Green Memorial Park Subsidiary LLC	Route 3 at Route 202 Bypass West Chester, PA 19382	51-0518638	Laurelwood Holding Company, 100 membership units, 100%

Stephen R. Haky Funeral Home, Inc.	603 & 609 North Gallatin Avenue Uniontown, PA 15401	23-0899160	CMS West Subsidiary LLC, 101 shares common stock, 100%

StoneMor Pennsylvania LLC	1700 Airport Road Allentown, PA 18103	54-2177478	StoneMor Operating LLC, 100 membership units, 100%

StoneMor Pennsylvania Subsidiary LLC	1700 Airport Road Allentown, PA 18103	54-2177483	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

Schedule 5.13(a) and (c)-14

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

The Coraopolis Cemetery LLC	Main & Woodlawn Road Coraopolis, PA 15108	01-0861526	Laurelwood Holding Company, 100 membership units, 100%

The Coraopolis Cemetery Subsidiary LLC	155 Rittenhouse Circle Bristol, PA 19007	26-0388728	StoneMor Operating LLC, 100 membership units, 100%

The Prospect Cemetery LLC	501 Prospect Street East Stroudsburg, PA 18301	55-0878646	StoneMor Operating LLC, 100 membership units, 100%

The Prospect Cemetery Subsidiary LLC	501 Prospect Street East Stroudsburg, PA 18301	51-0518680	Laurelwood Holding Company, 100 membership units, 100%

Tioga County Memorial Gardens LLC	Box 82A Trout Run, PA 17771	55-0878629	StoneMor Operating LLC, 100 membership units, 100%

Tioga County Memorial Gardens Subsidiary LLC	Box 82A Trout Run, PA 17771	51-0518620	Laurelwood Holding Company, 100 membership units, 100%

Tri-County Memorial Gardens LLC	740 Wyndamere Road Lewisberry, PA 17339	55-0878659	StoneMor Operating LLC, 100 membership units, 100%

Tri-County Memorial Gardens Subsidiary LLC	740 Wyndamere Road Lewisberry, PA 17339	51-0518662	Laurelwood Holding Company, 100 membership units, 100%

Twin Hills Memorial Park and Mausoleum LLC	3332 Lycoming Mall Drive Muncy, PA 17756	55-0878668	StoneMor Operating LLC, 100 membership units, 100%

Twin Hills Memorial Park and Mausoleum Subsidiary LLC	3332 Lycoming Mall Drive Muncy, PA 17756	51-0518673	Laurelwood Holding Company, 100 membership units, 100%

Westminster Cemetery LLC	1159 Newville Road Carlisle, PA 17013	55-0878655	StoneMor Operating LLC, 100 membership units, 100%

Westminster Cemetery Subsidiary LLC	1159 Newville Road Carlisle, PA 17013	51-0518660	Laurelwood Holding Company, 100 membership units, 100%

Woodlawn Memorial Gardens LLC	4855 Londonderry Road Harrisburg, PA 17113	55-0878618	StoneMor Operating LLC, 100 membership units, 100%

Schedule 5.13(a) and (c)-15

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Woodlawn Memorial Gardens Subsidiary LLC	4855 Londonderry Road Harrisburg, PA 17113	51-0518617	Laurelwood Holding Company, 100 membership units, 100%

Woodlawn Memorial Park LLC	1500 Airport Road Allentown, PA 18103	01-0861517	Laurelwood Holding Company, 100 membership units, 100%

Woodlawn Memorial Park Subsidiary LLC	155 Rittenhouse Circle Bristol, PA 19007	26-0401167	StoneMor Operating LLC, 100 membership units, 100%

RHODE ISLAND (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Osiris Holding of Rhode Island LLC	123 Howland Avenue Middletown, RI 02840	55-0883441	StoneMor Operating LLC, 100 membership units, 100%

Osiris Holding of Rhode Island Subsidiary, Inc.	123 Howland Avenue, Middletown, RI 02840	20-1614798	Osiris Holding of Rhode Island LLC, 200 shares common stock, 100%

TENNESSEE (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Lakewood/Hamilton Cemetery LLC	4621 Shallowford Road, Chattanooga, TN 37411	62-1840058	StoneMor Operating LLC, 100 membership units, 100%

Lakewood/Hamilton Cemetery Subsidiary, Inc.	4621 Shallowford Road, Chattanooga, TN 37411	20-1614748	Lakewood/Hamilton Cemetery LLC, 200 shares common stock, 100%

Schedule 5.13(a) and (c)-16

VIRGINIA (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Alleghany Memorial Park LLC	7008 Winterberry Road Covington, VA 24426	54-1005829	StoneMor Operating LLC, 100 membership units, 100%

Alleghany Memorial Park Subsidiary, Inc.	7008 Winterberry Road Covington, VA 24426	20-0731317	Alleghany Memorial Park LLC, 200 shares common stock, 100%

Altavista Memorial Park LLC	Route 29 North Altavista, VA 24517	54-1796637	StoneMor Operating LLC, 100 membership units, 100%

Altavista Memorial Park Subsidiary, Inc.	Route 29 North Altavista, VA 24517	20-0149966	Altavista Memorial Park LLC, 200 shares common stock, 100%

Augusta Memorial Park Perpetual Care Company	155 Rittenhouse Circle Bristol, PA 19007	57-1142047	StoneMor Operating LLC, 100 shares common stock, 100%

Birchlawn Burial Park LLC	US Route 460 East Pearisburg, VA 24134	54-0141255	StoneMor Operating LLC, 100 membership units, 100%

Birchlawn Burial Park Subsidiary, Inc.	US Route 460 East Pearisburg, VA 24134	20-0750450	Birchlawn Burial Park LLC, 200 shares common stock, 100%

Cemetery Investments LLC	1101 Campostella Road Chesapeake, VA 23320	54-1504298	StoneMor Operating LLC, 100 membership units, 100%

Cemetery Investments Subsidiary, Inc.	1101 Campostella Road Chesapeake, VA 23320	20-0750481	Cemetery Investments LLC, 200 shares common stock, 100%

Covenant Acquisition LLC	Route 360 East Callao, VA 22435	54-1901020	StoneMor Operating LLC, 100 membership units, 100%

Covenant Acquisition Subsidiary, Inc.	Route 360 East Callao, VA 22435	20-0750502	Covenant Acquisition LLC, 200 shares common stock, 100%

Henry Memorial Park LLC	8443 North Virginia Avenue Bassett, VA 24055	54-1796636	StoneMor Operating LLC, 100 membership units, 100%

Henry Memorial Park Subsidiary, Inc.	8443 North Virginia Avenue Bassett, VA 24055	20-0750551	Henry Memorial Park LLC, 200 shares common stock, 100%

Schedule 5.13(a) and (c)-17

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

KIRIS LLC	1921 Shutterlee Mill Road Staunton, VA 24401	54-1339659	StoneMor Operating LLC, 100 membership units, 100%

KIRIS Subsidiary, Inc.	155 Rittenhouse Circle Bristol, PA 19007	26-0388858	StoneMor Operating LLC, 200 shares common stock, 100%

Laurel Hill Memorial Park LLC	10127 Plank Road Spotsylvania, VA 22553	54-1437357	StoneMor Operating LLC, 100 membership units, 100%

Laurel Hill Memorial Park Subsidiary, Inc.	10127 Plank Road Spotsylvania, VA 22553	20-0731545	Laurel Hill Memorial Park LLC, 200 shares common stock, 100%

Loewen [Virginia] LLC	5650 Powell Valley Road Big Stone Gap, VA 24219	54-0630417	StoneMor Operating LLC, 100 membership units, 100%

Loewen [Virginia] Subsidiary, Inc.	5650 Powell Valley Road Big Stone Gap, VA 24219	20-0770030	Loewen [Virginia] LLC, 200 shares common stock, 100%

Oak Hill Cemetery LLC	1902 Plank Road Fredericksburg, VA 22401	54-1437357	StoneMor Operating LLC, 100 membership units, 100%

Oak Hill Cemetery Subsidiary, Inc.	1902 Plank Road Fredericksburg, VA 22401	20-0731513	Oak Hill Cemetery LLC, 200 shares common stock, 100%

PVD Acquisitions LLC	4160 Rixeyville Road Jefffersonton, VA 22724	54-1812287	StoneMor Operating LLC, 100 membership units, 100%

PVD Acquisitions Subsidiary, Inc.	4160 Rixeyville Road Jefffersonton, VA 22724	20-0731446	PVD Acquisitions LLC, 200 shares common stock, 100%

Rockbridge Memorial Gardens LLC	Route 60 East Lexington, VA 24450	54-1804348	StoneMor Operating LLC, 100 membership units, 100%

Rockbridge Memorial Gardens Subsidiary Company	Route 60 East Lexington, VA 24450	20-0769959	Rockbridge Memorial Gardens LLC, 200 shares common stock, 100%

Rose Lawn Cemeteries LLC	10069 Crescent Road Glade Spring, VA 24340	54-0458328	StoneMor Operating LLC, 100 membership units, 100%

Rose Lawn Cemeteries Subsidiary, Incorporated	10069 Crescent Road Glade Spring, VA 24340	20-0750570	Rose Lawn Cemeteries LLC, 200 shares common stock, 100%

Roselawn Development LLC	103 Clearview Drive Martinsville, VA 24114	54-0363753	StoneMor Operating LLC, 100 membership units, 100%

Schedule 5.13(a) and (c)-18

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Roselawn Development Subsidiary Corporation	103 Clearview Drive Martinsville, VA 24114	20-0750525	Roselawn Development LLC, 200 shares common stock, 100%

Russell Memorial Cemetery LLC	1010 East Main Street Lebanon, VA 24266	54-0801067	StoneMor Operating LLC, 100 membership units, 100%

Russell Memorial Cemetery Subsidiary, Inc.	1010 East Main Street Lebanon, VA 24266	20-0769928	Russell Memorial Cemetery LLC, 200 shares common stock, 100%

Shenandoah Memorial Park LLC	1270 Front Royal Pike Box 73 Winchester, VA 22602	54-0619588	StoneMor Operating LLC, 100 membership units, 100%

Shenandoah Memorial Park Subsidiary, Inc.	1270 Front Royal Pike Box 73 Winchester, VA 22602	20-0749844	Shenandoah Memorial Park LLC, 200 shares common stock, 100%

Southern Memorial Sales LLC	1921 Shutterlee Mill Road Staunton, VA 24401	54-1166384	StoneMor Operating LLC, 100 membership units, 100%

Southern Memorial Sales Subsidiary, Inc.	1921 Shutterlee Mill Road Staunton, VA 24401	20-0731388	Southern Memorial Sales LLC, 200 shares common stock, 100%

Star City Memorial Sales LLC	3650 Cloverdale Road Roanoke, VA 24019	54-1188378	StoneMor Operating LLC, 100 membership units, 100%

Star City Memorial Sales Subsidiary, Inc.	3650 Cloverdale Road Roanoke, VA 24019	20-0749800	Star City Memorial Sales LLC, 200 shares common stock, 100%

Stitham LLC	Highway 29 South Amherst, VA 24521	52-1522627	StoneMor Operating LLC, 100 membership units, 100%

Stitham Subsidiary, Incorporated	Highway 29 South Amherst, VA 24521	20-0770001	Stitham LLC, 200 shares common stock, 100%

Sunset Memorial Gardens LLC	3702 Loren Drive Fredericksburg, VA 22407	35-1649893	StoneMor Operating LLC, 100 membership units, 100%

Sunset Memorial Gardens Subsidiary, Inc.	3702 Loren Drive Fredericksburg, VA 22407	20-0749913	Sunset Memorial Gardens LLC, 200 shares common stock, 100%

Temple Hill LLC	Route 3, Box 76 Castlewood, VA 24224	54-1036810	StoneMor Operating LLC, 100 membership units, 100%

Temple Hill Subsidiary Corporation	Route 3, Box 76 Castlewood, VA 24224	20-0769982	Temple Hill LLC, 200 shares common stock, 100%

Schedule 5.13(a) and (c)-19

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Virginia Memorial Service LLC	Route 6 & Goose Creek Road Waynesboro, VA 22980	54-0722366	StoneMor Operating LLC, 100 membership units, 100%

Virginia Memorial Service Subsidiary Corporation	Route 6 & Goose Creek Road Waynesboro, VA 22980	20-0729541	Virginia Memorial Service LLC, 200 shares common stock, 100%

WASHINGTON (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

StoneMor Washington, Inc.	5210 South Alder Tacoma, WA 98409	20-5455426	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 shares common stock, 100%

StoneMor Washington Subsidiary LLC	5210 South Alder Tacoma, WA 98409	11-3788634	Cornerstone Family Services of West Virginia Subsidiary, Inc., 100 membership units, 100%

WEST VIRGINIA (jurisdiction of formation for entities listed in first column below)

Subsidiary Entity	Principal Place of Business	EIN	Owner, Number And % Of Equity Interests Owned

Cornerstone Family Services of West Virginia LLC	Route 19 South Westover, WV 26505	80-0112461	StoneMor Operating LLC, 100 membership units, 100%

Cornerstone Family Services of West Virginia Subsidiary, Inc.	Route 19 South Westover, WV 26505	20-1010994	Cornerstone Family Services of West Virginia LLC, 200 shares common stock, 100%

Schedule 5.13(a) and (c)-20

SCHEDULE 5.14(a)

EXISTING INDEBTEDNESS

“Existing Indebtedness” under that certain Amended and Restated Credit Agreement dated as of August 15, 2007, by and among (i) StoneMor GP LLC, (ii) StoneMor Partners L.P, (iii) StoneMor Operating LLC (the “Operating Company”), (iv) each of the Operating Company’s direct and indirect corporate subsidiaries and corporate entities identified therein in which it holds direct or indirect voting interests, and (v) each of the Operating Company’s direct and indirect limited liability company subsidiaries identified therein, and (vi) the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, with Bank of America, N.A. as Collateral Agent for the benefit of the Secured Creditors as defined therein, is as follows:

StoneMor Operating LLC

Payoff Figures August 15, 2007

	Rev and Acq TL Unused Fees	Revolver Unused Fee	Revolver & Acq TL Principal	Revolver & Term Interest	Per Diem
Acquisition TL Unused	$1,905.56				$—
Revolver Unused	$642.36				$0.694444444
T00000068009417		$7,441.67			$158.3333333
					$—
Revolver Base Rate			$4,250,000.00	$6,145.55	$1,077.054794520
Acquisition TL Libor			$4,593,750.00	$14,863.33	$1,061.666666600
Acquisition TL Libor			$9,000,000.00	$102,410.00	$2,090.000000000
Acquisition TL Libor			$400,000.00	$5,201.78	$92.888888890
Acquisition TL Libor			$900,000.00	$1,457.75	$208.250000000
Acquisition TL Libor			$1,050,000.00	$6,583.50	$243.833333330
Acquisition TL Libor			$1,600,000.00	$5,546.67	$369.777777780
Revolver Libor			$1,000,000.00	$4,391.11	$231.111111110
Revolver Libor			$1,400,000.00	$6,147.55	$323.555555560
Revolver Libor Mat 9/20/07			$2,500,000.00	$13,320.84	$13,320.840000000
Revolver Libor Mat 9/07/07			$2,500,000.00	$4,049.31	$579.166666670
Revolver Libor			$2,000,000.00	$26,008.89	$464.444444440
Revolver Libor			$1,200,000.00	$5,269.33	$273.333333333
	$2,547.92	$7,441.67	$32,393,750.00	$201,395.61
Grand Total					$32,605,135.20

Schedule 5.14(a)-1

SCHEDULE 5.17

INTELLECTUAL PROPERTY; LICENSES, ETC.

Trademarks:

Owner of Record	Trademark	Registration No.	Registration Date
Laurelwood Holding Company	ESSENTIAL FAMILY CARE	2,717,705	5/20/2003
Laurelwood Holding Company	CORNERSTONE FAMILY SERVICES	2,541,002	2/19/2002

Internet Domain Names:

Registrant/Owner	Domain Name	Expiration Date
StoneMor Partners L.P.	www.cornerstonefs.com	March 30, 2008
StoneMor Partners L.P.	www.stonemor.com	February 23, 2008

Patents and Applications:

Robert B. Hellman Jr., who serves as a director of StoneMor Partners L.P., as the Chief Executive Officer and a Managing Director of McCown De Leeuw & Co., LLC, a sponsor of numerous private equity investment funds, and in various other positions with affiliated entities, applied for a United States patent (Application Serial Number 10/306,836) on a technology entitled, “Apparatus and Method for Operating a Death Care Business as a Master Limited Partnership.” The computer-implemented method defines death care master limited partnership assets based upon qualifying death care business income sources and non-qualifying death care business income sources. The pending patent Application was filed on November 27, 2002, and claims priority to an earlier patent application filed November 30, 2001. To date, the United States Patent and Trademark Office has not issued a communication regarding the substantive merits of the Application. The patent Application was assigned to McCown De Leeuw & Co. IV, L.P. on February 13, 2003, and the assignment was recorded in the United States Patent and Trademark Office. McCown De Leeuw & Co. IV, L.P. granted StoneMor Partners L.P. a perpetual, royalty-free license to use the patent (and Application) and assigned a 50% ownership interest in the patent (and Application) to StoneMor Partners L.P. on September 20, 2004, including each application claiming the priority of the Application, including each continuation, continuation-in-part (but only with respect to claims fully supported in the Application), divisional, and foreign counterpart thereof; and all United States and/or foreign patents issuing from an application described in the foregoing, and all reissues, extensions, and re-examinations thereof.

Schedule 5.17-1

Trade, Assumed and Fictitious Names*:

*	plus variations of the listed names

Name(s) of Credit Party	Trade, Assumed and Fictitious Name(s)

The Valhalla Cemetery Company LLC The Valhalla Cemetery Subsidiary Corporation	Valhalla Cemetery

The Valhalla Cemetery Subsidiary Corporation	Valhalla Funeral Home

StoneMor Alabama LLC StoneMor Alabama Subsidiary, Inc.	Crestwood Memorial Cemetery Forestlawn Gardens Lakeview Memory Gardens Ridout’s Forest Crest Cemetery Ridout’s Forest Hill Cemetery Walker Memory Gardens

StoneMor Alabama Subsidiary, Inc.	Crestwood Memorial Funeral Home Elliott Funeral Home Ridout’s Brown-Service Funeral Home

Henlopen Memorial Park LLC Henlopen Memorial Park Subsidiary, Inc.	Henlopen Cemetery

StoneMor Colorado LLC StoneMor Colorado Subsidiary LLC	Grand Junction Memorial Gardens Olinger’s Evergreen Cemetery

Lakewood Memory Gardens South LLC Lakewood Memory Gardens South Subsidiary, Inc.	Lakewood Memory Gardens South

StoneMor Georgia LLC StoneMor Georgia Subsidiary, Inc.	Floral Memory Gardens Floyd Memory Gardens Oaknoll Memorial Gardens Restlawn Memory Gardens Sunset Hill Memorial Gardens Carroll Memory Gardens

StoneMor Illinois LLC StoneMor Illinois Subsidiary LLC	Mount Vernon Memorial Estates Floral Lawn Cemetery

StoneMor Indiana LLC StoneMor Indiana Subsidiary LLC	Calvary Cemetery Calvary Crematory Calvary Cemetery and Crematory

StoneMor Kansas LLC StoneMor Kansas Subsidiary LLC	Old Mission Wichita Park Cemetery White Chapel Memorial Gardens

StoneMor Kansas Subsidiary LLC	Old Mission Wichita Park Crematory Old Mission Mortuary

StoneMor Kentucky LLC StoneMor Kentucky Subsidiary LLC	Highland Memory Garden

Osiris Holding of Maryland LLC Osiris Holding of Maryland Subsidiary, Inc.	Cedar Hill Cemetery Lincoln Memorial Cemetery

Cedar Hill Funeral Home, Inc.	Cedar Hill Funeral Home

Columbia Memorial Park LLC Columbia Memorial Park Subsidiary, Inc.	Columbia Memorial Park

Schedule 5.17-2

Name(s) of Credit Party	Trade, Assumed and Fictitious Name(s)

Glen Haven Memorial Park LLC Glen Haven Memorial Park Subsidiary, Inc.	Glen Haven Memorial Park

Lorraine Park Cemetery LLC Lorraine Park Cemetery Subsidiary, Inc.	Lorraine Park Cemetery

Modern Park Development LLC Modern Park Development Subsidiary, Inc.	Hillcrest Burial Park Hillcrest Memorial Park

Springhill Memory Gardens LLC Springhill Memory Gardens Subsidiary, Inc.	Springhill Memory Gardens

Sunset Memorial Park LLC Sunset Memorial Park Subsidiary, Inc.	Sunset Memorial Park

WNCI LLC W N C Subsidiary, Inc.	Washington National Cemetery

Wicomico Memorial Parks LLC Wicomico Memorial Parks Subsidiary, Inc.	Wicomico Memorial Park

StoneMor Michigan LLC StoneMor Michigan Subsidiary LLC	Floral Gardens Cemetery Floral Lawn Memorial Gardens Roseland Memorial Gardens

StoneMor Missouri LLC StoneMor Missouri Subsidiary LLC	Forest Hill Calvary Cemetery and Funeral Chapel

Arlington Development Company	Arlington Park Cemetery

Beth Israel Cemetery Association of Woodbridge, New Jersey	Beth Israel Cemetery

Bethel Cemetery Association	Bethel Memorial Park

Clover Leaf Park Cemetery Association	Clover Leaf Park Cemetery Mt. Lebanon Cemetery

Locustwood Cemetery Association	Locustwood Cemetery

StoneMor North Carolina LLC StoneMor North Carolina Subsidiary LLC

Randolph Memorial Park

Alamance Memorial Park

West Lawn Memorial Park

Wayne Memorial Park

Lakeview Memorial Park

Skyline Memory Gardens

Oakhill Memorial Park

Pinelawn Memorial Park

Oaklawn Memorial Gardens

Rowan Memorial Park

Butler County Memorial Park LLC Butler County Memorial Park Subsidiary, Inc.	Butler County Memorial Park

Crown Hill Cemetery Association	Crown Hill Cemetery

StoneMor Oregon LLC StoneMor Oregon Subsidiary LLC	Hillcrest Memorial Park Memory Gardens Memorial Park Roseburg Memorial Gardens Valley View Cemetery Restlawn Memorial Gardens & Mausoleum

Schedule 5.17-3

Name(s) of Credit Party	Trade, Assumed and Fictitious Name(s)

StoneMor Oregon Subsidiary LLC

Hillcrest Memorial Park Crematory

Hillcrest Mortuary

Hillcrest Memorial Park Mortuary

Memory Gardens Mortuary

Restlawn Funeral Home

Wilson’s Chapel of the Roses

Roseburg Crematory

Chapel of the Firs

Long & Shukel Memorial Chapel

Bedford County Memorial Park LLC Bedford County Memorial Park Subsidiary LLC

Allegheny County Memorial Park

Blair Memorial Park

Castleview Memorial Park

Castle View Memorial Park

Centre County Memorial Park

Crestview Memorial Park

Erie County Memorial Gardens

Erie County Memorial Park

Faithful Companions Pet Cemetery

Garden of Faithful Friends

Grand View Memorial Park

Greene County Memorial Park

Green County Memorial Park

Greenlawn Burial Estates

Lakewood Memorial Park

Lawn Haven Burial Estates

Mt. Royal Memorial Park

Mount Royal Cemetery

Mount Zion Cemetery and Mausoleum

Noah’s Ark Pet Cemetery

Pineview Pet Cemetery

Pinewood Memorial Park

Roselawn Memorial Gardens

South Side Cemetery

Sunset Hill Memorial Gardens

Sunset Hill Memorial Park

Tri-State Cemetery

Tri-State Funeral Association

Woodlawn Cemetery

Blue Ridge Memorial Gardens LLC Blue Ridge Memorial Gardens Subsidiary LLC	Blue Ridge Memorial Gardens

Chartiers Cemetery LLC Chartiers Cemetery Subsidiary LLC	Chartiers Cemetery

CMS West LLC CMS West Subsidiary LLC	Voegtly Cemetery

Schedule 5.17-4

Name(s) of Credit Party	Trade, Assumed and Fictitious Name(s)

CMS West LLC Laurelwood Holding Company	CMS West, Inc.

CMS West Subsidiary LLC	Semper Concrete Products Weber Funeral Home Haky Funeral Home Weber Funeral Home - Hamilton Norcross-Weber Funeral Home Mark D. Heintzelman Funeral Service Mark D. Heintzelman Funeral Service (branch)

The Coraopolis Cemetery LLC	Coraopolis Cemetery

Eloise B. Kyper Funeral Home, Inc.	Eloise B. Kyper Funeral Home

Green Lawn Memorial Park LLC Green Lawn Memorial Park Subsidiary LLC	Green Lawn Memorial Park

Juniata Memorial Park LLC Juniata Memorial Park Subsidiary LLC	Juniata Memorial Park

Juniata Memorial Park LLC Laurelwood Holding Company	Juniata Memorial Park, Inc.

J.V. Walker LLC J.V. Walker Subsidiary LLC	The Morris Cemetery

Laurelwood Cemetery LLC	Laurelwood Cemetery

Melrose Land LLC Melrose Land Subsidiary LLC	Bethlehem Memorial Park Bethlehem Memorial Park Cemetery

Mount Lebanon Cemetery LLC Mount Lebanon Cemetery Subsidiary LLC	Mt. Lebanon Cemetery Mount Lebanon Cemetery

Mt. Airy Cemetery LLC	Mt. Airy Cemetery Mount Airy Cemetery

Osiris Holding of Pennsylvania LLC Osiris Holding of Pennsylvania Subsidiary LLC	Cumberland Valley Memorial Gardens Greenwood Cemetery Parklawn Memorial Gardens Pleasant View Cemetery

Osiris Holding of Pennsylvania LLC Laurelwood Holding Company	Osiris Holding of Pennsylvania, Inc.

Prospect Hill Cemetery LLC Prospect Hill Cemetery Subsidiary LLC	Prospect Hill Cemetery

Riverside Cemetery LLC Riverside Cemetery Subsidiary LLC	Riverside Cemetery Co. Riverside Cemetery

Riverview Memorial Gardens LLC Riverview Memorial Gardens Subsidiary LLC	Riverview Memorial Gardens

Rolling Green Memorial Park LLC Rolling Green Memorial Park Subsidiary LLC	Rolling Green Memorial Park

Rolling Green Memorial Park LLC Laurelwood Holding Company	Rolling Green Memorial Park, Inc.

Schedule 5.17-5

Name(s) of Credit Party	Trade, Assumed and Fictitious Name(s)

The Prospect Cemetery LLC The Prospect Cemetery Subsidiary LLC	Evergreen Hill Memorial Gardens Mountainview Mausoleum Prospect Cemetery The Pocono Pet Cemetery

Tioga County Memorial Gardens LLC Tioga County Memorial Gardens Subsidiary LLC	Tioga County Memorial Gardens

Tioga County Memorial Gardens LLC Laurelwood Holding Company	Tioga County Memorial Gardens, Inc.

Tri-County Memorial Gardens LLC Tri-County Memorial Gardens Subsidiary LLC	Tri-County Memorial Gardens

Twin Hills Memorial Park and Mausoleum LLC Twin Hills Memorial Park and Mausoleum Subsidiary LLC	Twin Hill Memorial Park Twin Hills Memorial Park and Mausoleum

Westminster Cemetery LLC Westminster Cemetery Subsidiary LLC	Westminster Cemetery

Woodlawn Memorial Park LLC	Woodlawn Memorial Park

Woodlawn Memorial Gardens LLC Woodlawn Memorial Gardens Subsidiary LLC	Woodlawn Memorial Gardens

Stephen R. Haky Funeral Home, Inc.	Stephen R. Haky Funeral Home

StoneMor Pennsylvania LLC StoneMor Pennsylvania Subsidiary LLC	Cedar Hill Memorial Park Grandview Cemetery Laurel Cemetery Arlington Memorial Park Sylvan Heights Cemetery Mountain View Cemetery LaFayette Memorial Park

StoneMor Pennsylvania Subsidiary LLC	Weber Funeral Home Haky Funeral Home Weber Funeral Home - Hamilton Norcross-Weber Funeral Home

Osiris Holding of Rhode Island LLC Osiris Holding of Rhode Island Subsidiary, Inc.	Newport Memorial Park Newport Cemetery Trinity Cemetery

Lakewood/Hamilton Cemetery LLC Lakewood/Hamilton Cemetery Subsidiary, Inc.	Lakewood Memory Gardens East Lakewood Memory Gardens West Hamilton Memorial Park

Alleghany Memorial Park LLC Alleghany Memorial Park Subsidiary, Inc.	Alleghany Memorial Park

Altavista Memorial Park LLC Altavista Memorial Park Subsidiary, Inc.	Altavista Memorial Park

Birchlawn Burial Park LLC Birchlawn Burial Park Subsidiary, Inc.	Birchlawn Burial Park

Schedule 5.17-6

Name(s) of Credit Party	Trade, Assumed and Fictitious Name(s)

Cemetery Investments LLC Cemetery Investments Subsidiary, Inc.	Roosevelt Memorial Park

Covenant Acquisition LLC Covenant Acquisition Subsidiary, Inc.	Crestview Memorial Park Northern Neck Memorial Gardens

Henry Memorial Park LLC Henry Memorial Park Subsidiary, Inc.	Henry Memorial Park

KIRIS LLC Southern Memorial Sales Subsidiary, Inc.	Heidi Memorial Pet Cemetery

Laurel Hill Memorial Park LLC Laurel Hill Memorial Park Subsidiary, Inc.	Laurel Hill Memorial Park

Laurel Hill Memorial Park Subsidiary, Inc.	Laurel Hill Funeral Home

Loewen [Virginia] LLC Loewen [Virginia] Subsidiary, Inc.	Powell Valley Memorial Gardens Roselawn Memorial Gardens Rosewood Memorial Gardens Rural Retreat

Oak Hill Cemetery LLC Oak Hill Cemetery Subsidiary, Inc.	Oak Hill Cemetery

PVD Acquisitions LLC PVD Acquisitions Subsidiary, Inc.	Evergreen Memorial Gardens Hillcrest Memorial Memory Gardens Hillcrest Memory Gardens Panorama Memorial Gardens

Rockbridge Memorial Gardens LLC Rockbridge Memorial Gardens Subsidiary Company	Rockbridge Memorial Gardens

Roselawn Development LLC Roselawn Development Subsidiary Corporation	Roselawn Burial Park

Roselawn Development Subsidiary Corporation	Roselawn Chapel Funeral Home Roselawn Funeral Home

Rose Lawn Cemeteries LLC Rose Lawn Cemeteries Subsidiary, Incorporated	Mount Rose Cemetery Mount Rose Cemetery, Incorporated Rose Lawn Cemeteries Rose Lawn Cemeteries, Inc. Rose Lawn Cemetery Virginia Monument Company Roselawn Cemetery

Russell Memorial Cemetery LLC Russell Memorial Cemetery Subsidiary, Inc.	Russell Memorial Cemetery

Southern Memorial Sales LLC Southern Memorial Sales Subsidiary, Inc.	Oaklawn Mausoleums and Memory Gardens Oaklawn Mausoleum and Memory Gardens

Star City Memorial Sales LLC Star City Memorial Sales Subsidiary, Inc.	Old Dominion Memorial Gardens

Schedule 5.17-7

Name(s) of Credit Party	Trade, Assumed and Fictitious Name(s)

Stitham LLC Stitham Subsidiary, Incorporated	Bedford County Memorial Gardens Briarwood Memorial Gardens Fort Hill Memorial Park Virginia Memorial Park

Sunset Memorial Gardens LLC Sunset Memorial Gardens Subsidiary, Inc.	Florence County Memorial Gardens Shenandoah Memorial Park Southland Memorial Gardens and Mausoleum Sunset Memorial Gardens Woodlawn Memorial Park

Shenandoah Memorial Park LLC Shenandoah Memorial Park Subsidiary, Inc.	Shenandoah Memorial Park

Temple Hill LLC Temple Hill Subsidiary Corporation	Temple Hill Memorial Park

Virginia Memorial Service LLC Virginia Memorial Service Subsidiary Corporation	Augusta Memorial Park

StoneMor Washington, Inc.	Oakwood Hill Cemetery and Funeral Chapel

StoneMor Washington Subsidiary LLC	Oakwood Hill Funeral Chapel Piper-Morley-Mellinger Funeral Chapel

Cornerstone Family Services of West Virginia LLC Cornerstone Family Services of West Virginia Subsidiary, Inc.

Beverly Hills Memorial Garden

Beverly Hills Memorial Gardens

Palm Memorial Gardens

Evergreen Cemetery

Evergreen Cemetery Group

Evergreen Cemetery North

Evergreen Cemetery South

Floral Hills Memorial Gardens

Greenbriar Burial Park

Guyan Memorial Gardens

Floral Hills Garden of Memories

Highland Memory Gardens

Jackson County Memory Gardens

Montgomery Memorial Park

Grandview Memorial Gardens

Halcyon Hills Memorial Gardens

Highland Hill Memorial Gardens

Highland Hills Memorial Garden

Marion County Memorial Park

Parkview Memorial Gardens

Park View Memorial Gardens

Shadow Lawn Memorial Gardens

Shadow Lawn Memory Gardens

Pineview Cemetery

Resthaven Memorial Park

Restlawn Memorial Gardens

Schedule 5.17-8

Name(s) of Credit Party	Trade, Assumed and Fictitious Name(s)

Cornerstone Family Services of West Virginia LLC Cornerstone Family Services of West Virginia Subsidiary, Inc.

Restwood Memorial Gardens

Restwood Memorial Garden

Clendenin Memorial Garden

Clendenin Memorial Gardens

Fairview Memory Gardens

Forest Lawn Memorial Garden & Mausoleum

Forest Lawn Memorial Gardens and Mausoleum

Forest Memorial Park

Grandview Memorial Park & Mausoleum

Grandview Memorial Park and Mausoleum

Spring Valley Memory Gardens

West Virginia Memorial Gardens

Sunset Memorial Park

Sunset Memorial Park (S. Charleston)

Sunset Memorial Park - South Charleston

Sunset Memorial Park of Beckley

Sunset Memorial Park — Beckley

Valley View Memorial Park

White Chapel Memorial Garden

White Chapel Memorial Gardens

Woodlawn Memorial Park

Delta Marketing

Davids Mountaineer Vaults

Mountain State Wilbert VA

Cornerstone Family Services of West Virginia Subsidiary, Inc.	Long & Fisher Funeral Home Pryor Funeral Home

Schedule 5.17-9

EXHIBIT A-1

[FORM OF SERIES A NOTE]

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

7.66% SENIOR SECURED NOTE DUE 2009

No. RA-[ ]	New York, New York
$[ ]	[Date]
PPN: 86185@ AA 2

STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”) and each of the other undersigned, each a corporation, limited liability company or a limited partnership, as the case may be (collectively with the Company, the “Issuers”) for value received, hereby jointly and severally promise to pay to [                                         ], or registered assigns, the principal sum of [                                        ] Dollars ($            ) on September 20, 2009, with interest (computed on the basis of a 360- day year of twelve 30-day months) (a) subject to clause (b) on the unpaid principal balance hereof from the date of this Note at the rate of 7.66% per annum, payable on March 20, June 20, September 20 and December 20 in each year, until the principal amount hereof shall become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (but only upon the request of the Required Holders), payable on demand on the unpaid principal balance hereof, and on any overdue premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate per annum equal to the greater of (i) 9.66% or (ii) 2% over the rate of interest from time to time publicly announced by Citibank, N.A. in New York, New York as its “prime” or “base” rate. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America at the principal office of Citibank, N.A. or such other office or agency in New York, New York as designated by the Company.

This Note is one of the 7.66% Senior Secured Notes due September 20, 2009 (herein called the “Note”) of the Issuers issued pursuant to that certain Amended and Restated Note Purchase Agreement dated as of August, 15, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; unless defined herein, terms defined in the Note Purchase Agreement are to be defined herein as defined therein) entered into by the Issuers and the institutional investors listed in Schedule A thereto, and is entitled to the benefits, and subject to the provisions of, the Note Purchase Agreement. This Note is secured by certain Security Documents referred to in the Note Purchase Agreement and is entitled to the benefits of certain General Partner/Parent Guarantee from time to time delivered pursuant to the Note Purchase Agreement and to an Intercreditor Agreement entered into pursuant thereto. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, with or without a premium as specified in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

Exhibit A-1-1

Under certain circumstances as specified in the Note Purchase Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

Notwithstanding anything set forth in this Note each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and any Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

This Note shall be governed by and construed in accordance with New York law, without regard to principles of conflicts of laws.

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:
Title:

[SUBSIDIARY ISSUERS]

By:
Name:
Title:

Exhibit A-1-2

EXHIBIT A-2

[FORM OF SERIES B NOTE]

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

9.34% SERIES B SENIOR SECURED NOTE DUE 2012

No. RB-[__]
Original Principal Amount:	$[_________]
Original Issue Date:	August 15, 2007
Interest Rate:	9.34% per annum
Interest Payment Dates:	November 15, February 15, May 15 and August 15 of each year commencing on November 15, 2007
Final Maturity Date:	August 15, 2012
Principal Prepayment Dates and Amounts:	Entire outstanding balance due on the Final Maturity Date
PPN: 86186@ AA1

FOR VALUE RECEIVED, the undersigned, STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), and each of the other undersigned, each a corporation, limited liability company or a limited partnership, as the case may be (collectively with the Company, the “Issuers”), hereby jointly and severally promise to pay to [                                         ], or registered assigns, the principal sum of [                                        ] Dollars ($[            ]) on the Final Maturity Date specified above in an amount equal to the unpaid balance hereof, with interest (computed on the basis of a 360-day year, 30-day month) (a) subject to clause (b), on the unpaid balance of the principal thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (but only upon the request of the Required Holders), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) on the unpaid balance of the principal, on any overdue payment of interest, and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 11.34% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “prime” or “base” rate.

Payments of principal, interest hereon and any Make-Whole Amount payable with respect to this Note are to be made at the main office of Citibank, N.A. in New York, New York or such other office or agency in New York, New York as designated by the Company.

This Note is one of the Series B Notes (herein called the “Note”) issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of August, 15, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuers and the institutional investors listed in Schedule A thereto, and is entitled to the benefits thereof. As provided in the Note Purchase Agreement, this Note is subject to optional prepayment, in whole or

Exhibit A-2-1

from time to time in part, on the terms specified in the Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Security Documents. Reference is made to the Security Documents for the terms and conditions governing the Collateral for the obligations of the Issuers hereunder.

Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by the General Partner and Parent in accordance with the terms of the General Partner/Parent Guarantee.

This Note is a registered Note and, as provided in and subject to the terms of the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Notwithstanding anything set forth in this Note each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and any Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:
Title:

[SUBSIDIARY ISSUERS]

By:
Name:
Title:

Exhibit A-2-2

EXHIBIT A-3

[FORM OF SHELF NOTE]

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

SENIOR SECURED SERIES [        ] NOTE

No. R[__]-[__]
Original Principal Amount:	$[_________]
Original Issue Date:	[_________]
Interest Rate:	[____]%
Interest Payment Dates:	[_________]*
Final Maturity Date:	[_________]
Principal Prepayment Dates and Amounts:	[_________]
PPN:	[_________]

FOR VALUE RECEIVED, the undersigned, STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), and each of the other undersigned, each a corporation, limited liability company or a limited partnership, as the case may be (collectively with the Company, the “Issuers”), hereby jointly and severally promise to pay to [                                    ], or registered assigns, the principal sum of [                                    ] Dollars ($[            ]) on the Final Maturity Date specified above in an amount equal to the unpaid balance hereof, with interest (computed on the basis of a 360-day year, 30-day month) (a) subject to clause (b), on the unpaid balance of the principal thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (but only upon the request of the Required Holders), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) on the unpaid balance of the principal, on any overdue payment of interest, and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) [        ]% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “prime” or “base” rate.

Payments of principal, interest hereon and any Make-Whole Amount payable with respect to this Note are to be made at the main office of Citibank, N.A. in New York, New York or such other office or agency in New York, New York as designated by the Company.

This Note is one of the Shelf Notes (herein called the “Note”) issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of August, 15, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuers and the institutional investors listed in Schedule A thereto, and is entitled to the benefits thereof. As provided in the Note Purchase Agreement, this Note is subject to optional prepayment, in whole or

*	Payable quarterly commencing in the third month after the month in which the Notes are issued, payable on the same day of such third month as the day of the month on which the Notes are issued (or the last day of such third month if there is no such equivalent day).

Exhibit A-3-1

from time to time in part, on the terms specified in the Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Security Documents. Reference is made to the Security Documents for the terms and conditions governing the Collateral for the obligations of the Issuers hereunder.

Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by the General Partner and Parent in accordance with the terms of the General Partner/Parent Guarantees.

This Note is a registered Note and, as provided in and subject to the terms of the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Notwithstanding anything set forth in this Note each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and any Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:
Title:

[SUBSIDIARY ISSUERS]

By:
Name:
Title:

Exhibit A-3-2

EXHIBIT 2.4

[FORM OF REQUEST FOR PURCHASE]

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

Reference is made to the Amended and Restated Note Purchase Agreement (the “Agreement”), dated as of August, 15, 2007, among STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), each of the other Issuers, and the institutional investors listed in Schedule A thereto. All terms herein that are defined in the Agreement have the respective meanings specified in the Agreement. Pursuant to Section 2.4 of the Agreement, the Issuers hereby make the following Request for Purchase:

1.	Aggregate principal amount

of the Shelf Notes covered hereby (the “Shelf Notes”) $_______________

Portion thereof allocable to Prudential (___%)

Portion thereof allocable to iStar (___%)

2.	Individual specifications of the Shelf Notes:

Principal Amount *	Final Maturity Date **	Principal Prepayment Dates and Amounts ***	Interest Payment Dates	Designated Spread

3.	Optional prepayment provisions: [ ]

4.	Use of proceeds of the Shelf Notes:

5.	Proposed day for the closing of the purchase and sale of the Shelf Notes:

6.	The purchase price of the Shelf Notes is to be transferred to:

Name, Address and ABA Routing Number of Bank	Number of Account	Name & Telephone No. of Bank Officer

*	Minimum of $5,000,000

**	Not more than five (5) years

***	Average life of not more than five (5) years

Exhibit 2.4-1

7. Each of the Issuers certifies (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase, except as set forth on Annex 1 hereto and (b) that there exists on the date of this Request for Purchase no Event of Default or Default (both before and after giving effect to the issuance and purchase of the Notes contemplated hereby).

Dated: _______________ _____, ________

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:
Title:

[SUBSIDIARY ISSUERS]

By:
Name:
Title:

Exhibit 2.4-2

Annex 1 to Request for Purchase

Exceptions to Representations and Warranties

Exhibit 2.4-3

EXHIBIT 2.6

[FORM OF CONFIRMATION OF ACCEPTANCE]

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

Reference is made to the Amended and Restated Note Purchase Agreement (the “Agreement”), dated as of August, 15, 2007, among STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), each of the other Issuers, and the institutional investors listed in Schedule A thereto. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

[Prudential] [iStar] which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2.6 and 2.8 of the Agreement.

Pursuant to Section 2.6 of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.	Accepted Shelf Notes: Aggregate principal amount $ .

(A) (a)	Name of Purchaser:

(b)	Principal amount:

(c)	Final maturity date:

(d)	Principal prepayment dates and amounts:

(e)	Interest rate:

(f)	Interest payment dates:

(g)	Optional prepayment provisions, including prepayment compensation (if applicable):

(h)	Payment and notice instructions: As set forth on attached Purchaser Schedule.

(B) (a)	Name of Purchaser:

(b)	Principal amount:

(c)	Final maturity date:

(d)	Principal prepayment dates and amounts:

(e)	Interest rate:

Exhibit 2.6-1

(f)	Interest payment dates:

(g)	Optional prepayment provisions, including prepayment compensation (if applicable):

(h)	Payment and notice instructions: As set forth on attached Purchaser Schedule.

[(C),	(D) . . . same information as above.]

II.	Closing Day: _______________ _____, _______

Dated: _______________ _____, ________

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:
Title:

[SUBSIDIARY ISSUERS]

By:
Name:
Title:

[Prudential]

By:
Name:
Title:

[iStar]

By:
Name:
Title:

Exhibit 2.6-2

EXHIBIT 4.1(d)(ii)

FORM OF OPINION OF BLANK ROME LLP,

COUNSEL FOR THE CREDIT PARTIES

See attached.

Exhibit 4.1(d)(ii)-1

EXHIBIT 4.1(d)(iii)

FORM OF OPINION OF EACH LOCAL

COUNSEL TO THE CREDIT PARTIES

See attached.

Exhibit 4.1(d)(iii)-1

EXHIBIT 4.1(e)

FORM OF CONFIRMATION AND REAFFIRMATION OF

GENERAL PARTNER/PARENT GUARANTEE

See attached.

Exhibit 4.1(e)-1

EXHIBIT 4.1(g)

FORM OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT

See attached.

Exhibit 4.1(g)-1

EXHIBIT 4.1(h)(i)

FORM OF CONFIRMATION AGREEMENT

See attached.

Exhibit 4.1(h)(i)-1

EXHIBIT 4.1(h)(ii)

FORM OF MODIFICATION

Recording Requested By and

When Recorded, Return To:

Steven M. Regan, Esq.

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219

SUPPLEMENT TO MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES

AND FIXTURE FILING

THIS SUPPLEMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Supplement”) is dated _________ __, 2007, by and between ____________________________, a _____________________________ (“Mortgagor”), whose address is c/o StoneMor Operating LLC, 155 Rittenhouse Circle, Bristol, Bucks County, PA 19007, to BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, as Collateral Agent (in such capacity, “Collateral Agent”) for the Secured Creditors and all successor Collateral Agents and permitted assigns (Collateral Agent and all successor Collateral Agents, and permitted assigns, “Mortgagee”).

W I T N E S S E T H, That:

WHEREAS, on ________________, 200____, Mortgagor executed and delivered in favor of Mortgagee a certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, recorded _______________, 200____, in the official real estate records of ________________ County, _______________, as Instrument No. _______________ (the “Original Mortgage”), in order to secure the Secured Obligations;

WHEREAS, StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”) and StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), together with various Subsidiaries of the Partnership, including the Mortgagor (collectively, the “Borrowers”, and together with the General Partner, the Partnership and the Operating Company, the “Credit Parties”), entered into that certain Credit Agreement dated September 20, 2004, with various lenders (the “Lenders”), and the Mortgagee, as Collateral Agent and as Administrative Agent thereunder, as amended by a First Amendment, dated November 12, 2004, a Second Amendment dated September 28, 2006, a Third Amendment dated May 7, 2007, a Fourth Amendment dated June 29, 2007 and a Fifth Amendment dated July 31, 2007 (as so amended, the “Original Credit Agreement”), pursuant to which the Existing Lenders have provided to the Borrowers aggregate financing commitments in the maximum principal amount of Thirty Five Million Dollars ($35,000,000);

WHEREAS, the Credit Parties, including the Mortgagor, Mortgagee and the Lenders are this day amending and restating the Original Credit Agreement pursuant to that certain Amended

Exhibit 4.1(h))(ii)-1

and Restated Credit Agreement (as the same may hereafter be amended from time to time, the “Credit Agreement”), under the terms of which the Lenders have agreed, among other things, to increase their aggregate maximum financing commitments to Sixty Five Million Dollars ($65,000,000) with options to increase such commitments to Ninety Million Dollars ($90,000,000) in the aggregate;

WHEREAS, pursuant to the Credit Agreement, the Borrowers have issued promissory notes with aggregate original principal amounts of Sixty Five Million Dollars ($65,000,000), subject to the option to increase such financing commitments to Ninety Million Dollars ($90,000,000) in the aggregate; and

WHEREAS, the Credit Parties and certain purchasers (together with any successors or assigns thereto, the “Noteholders”) have entered in that certain Note Purchase Agreement dated as of September 20, 2004, as amended by the First Amendment to Note Purchase Agreement dated as of November 12, 2004 (as so amended, the “Existing Note Agreement”), pursuant to which the Noteholders have purchased certain 7.66% senior secured notes of the Operating Company due September 20, 2009 (the “Existing Series A Notes”) in the maximum aggregate amount of $80,000,000;

WHEREAS, the Credit Parties and the Noteholders are entering into that certain Amended and Restated Note Purchase Agreement (as amended, restated, supplemented, and/or modified from time to time, the “Purchase Agreement”), pursuant to which the Noteholders have agreed to (a) exchange the Existing Series A Notes for the Series A Notes (as defined in the Purchase Agreement) and (b) purchase those certain Series B Notes (as defined in the Purchase Agreement) due August 15, 2012 in the aggregate amount of Thirty-Five Million Dollars ($35,000,000), subject to the option to purchase additional secured notes in the aggregate amount of up to Thirty-Five Million Dollars ($35,000,000) (the Exiting Placement Notes and all other secured notes issued pursuant to the Purchase Agreement being referred to herein as the “Placement Notes”);

WHEREAS, it is a condition of the Credit Agreement that Mortgagor execute, deliver and cause to be recorded this Supplement to supplement the Original Mortgage to secure the Notes and the other Secured Obligations; and

WHEREAS, it is a condition of the Purchase Agreement that Mortgagor execute, deliver and cause to be recorded this Supplement to supplement the Original Mortgage to secure the Placement Notes and other Secured Obligations.

NOW, THEREFORE, incorporating the foregoing recital of facts and in consideration of the mutual covenants hereinafter set forth, the Mortgagee and Mortgagor, intending to be legally bound, hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein as if fully set forth.

2. Capitalized Terms. Capitalized terms not otherwise defined in this Supplement shall have the meaning given to such terms in the Original Mortgage.

3. Mortgage Supplements. The Original Mortgage is hereby supplemented as follows:

3.1 Each reference in the Original Mortgage to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as amended, restated, modified, extended, renewed, replaced, supplemented, restructured and/or refinanced from time to time.

Exhibit 4.1(h))(ii)-2

3.2 Each reference in the Original Mortgage to the “Credit Document Obligations” shall be deemed to include the Obligations as defined in the Credit Agreement and each reference in the Original Mortgage to the “Purchase Document Obligations” shall be deemed to include the Borrowers’ obligations under the Placement Notes.

3.3 Each reference in the Original Mortgage to the “Intercreditor Agreement” means that certain Intercreditor and Collateral Agency Agreement dated September 20, 2004, among the Credit Parties, the Secured Creditors, the Administrative Agent and the Collateral Agent, as amended and restated by that certain Amendment and Restatement dated the date hereof, and as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof.

3.4 Each reference in the Original Mortgage to the “Mortgage” shall be deemed to refer to the Original Mortgage as amended by this Supplement.

3.5 Each reference in the Original Mortgage to the “Purchase Agreement” shall be deemed to refer to the Purchase Agreement, as amended, restated, supplemented, and/or modified from time to time.

3.6 Each reference in the Original Mortgage to the “Security Agreement” means that certain Security Agreement dated September 20, 2004, among the Credit Parties, as debtors, and the Collateral Agent, as secured party, as amended and confirmed pursuant to that certain Confirmation Agreement dated the date hereof, and as amended, restated, supplemented, and/or modified from time to time.

3.7 Each reference in the Original Mortgage to the maximum principal amount secured by the Mortgage in the amount of $120,000,000 is hereby deleted and replaced with the sum of $240,000,000.

3.8 Each reference in the Original Mortgage to Secured Creditors shall be deemed to include Cash Management Banks, each reference to Secured Obligations in the Original Mortgage shall be deemed to include Cash Management Obligations and each reference in the Original Mortgage to Lender Creditors shall be deemed to include the Swing Line Lender and the L/C Issuer.

3.9 [Kentucky Mortgages Only] Section 9.5 of the Mortgage is hereby deleted and replaced with the following: “Pursuant to Kentucky Revised Statute Section 382.330, the final maturity date of the Secured Obligations is May ___, 2012.”]

Or

3.9. [Oregon Deeds of Trust Only] The statement regarding the Maturity Date of the Notes, as described on the cover sheet of the Deed of Trust, is hereby deleted and replaced with the following: “The maturity date of the notes evidencing the Acquisition Loan, Revolving Credit Loan and Swingline Loan (all as defined in the Original Deed of Trust) and the secured by this Deed of Trust, exclusive of any option to renew or extend such maturity date, is May ___, 2012. The final maturity date of the Purchase Document Obligations is September 20, 2009.”]

4. Limitation on Modification. Except as specifically supplemented and amended herein, the terms and conditions of the Original Mortgage shall remain in full force and effect as executed. This Supplement modifies and supplements the terms of the Original Mortgage only as set out herein, leaving in effect all other terms and provisions of the Original Mortgage.

Exhibit 4.1(h)(ii)-3

Except as specifically set forth herein, nothing contained herein is intended to constitute a waiver, release, limitation or modification of any right, privilege, condition or event of default under the Original Mortgage or the other Credit Documents (as defined in the Credit Agreement) or the Noteholder Documents (as defined in the Intercreditor Agreement).

5. No Novation. Mortgagor and Mortgagee acknowledge and agree that (i) this Supplement, the Credit Agreement, the Notes and the other Credit Documents do not constitute a novation of the existing indebtedness of the Borrower owing under the Credit Documents, but are intended to be amendments and modifications of the Credit Documents and (ii) this Supplement, the Purchase Agreement, the Placement Notes and the other Noteholder Documents do not constitute a novation of the existing indebtedness of the Borrower owing under the Existing Purchase Agreement, the Existing Placement Notes and the other documents executed in connection therewith, but are intended to be amendments and modifications of such documents.

6. Parties Bound. This Supplement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and permitted assigns.

7. Governing Law. The provisions of this Supplement regarding the creation, perfection and enforcement of the liens and security interests, if any, shall be governed and construed under the laws of the state in which the Mortgaged Property (as defined in the Mortgage) is located. All other provisions of this Supplement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

8. No Further Amendment. The Credit Documents cannot be further amended except in accordance with the terms hereof.

9. Counterparts. This Supplement may be executed by the parties in separate counterparts, all of which executed counterparts shall constitute one and the same agreement.

10. [Local Law Provisions. ___________________________________.]

Exhibit 4.1(h)(ii)-4

IN WITNESS WHEREOF, the Mortgagee and Mortgagor have executed this Supplement as of the day and year first above written.

WITNESS/ATTEST:	MORTGAGOR:

,
a __________________________________________________

By:
Print Name: _________________________________________
Title:

MORTGAGEE:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Print Name: _________________________________________
Title:

Exhibit 4.1(h)(ii)-5

ACKNOWLEDGEMENTS

STATE OF ___________	)
) ss
COUNTY OF _________	)

On the _____ day of _________, in the year 2007, before me, the undersigned, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF ___________	)
) ss
COUNTY OF _________	)

On the _____ day of __________, in the year 2007, before me, the undersigned, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Exhibit 4.1(h)(ii)-6

EXHIBIT 4.1(k)(iv)

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ________, ____

Prudential Investment Management Inc.

The Prudential Insurance Company of America

Prudential Retirement Insurance and Annuity Company

Each Affiliate of Prudential Investment Management Inc.

which becomes bound by certain provisions of

the Note Agreement (as hereinafter defined)

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

iStar Financial Inc.

SFT I, Inc.

Each Affiliate of iStar Financial Inc. which becomes

bound by certain provisions of the Note Agreement

1114 Avenue of the Americas

New York, NY 10036

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of August 15, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Note Agreement,” the terms defined therein being used herein as therein defined), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually an “Issuer” and collectively, the “Issuers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Parent”, together with the General Partner and the Issuers, each a “Credit Party” and collectively, the “Credit Parties”), Prudential Investment Management Inc. (“Prudential”), iStar Financial Inc. (“iStar”) and each of the holders of Notes from time to time party thereto (the “Noteholders” and, together with Prudential and iStar, collectively, the “Investor Group”). Unless otherwise indicated, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Note Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________ of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Investor Group on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

Exhibit 4.1(k)(iv)-1

1. The Credit Parties have delivered the year-end audited financial statements required by Section 7.1(a) of the Note Agreement for the fiscal year of the Credit Parties ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

2. The Credit Parties have delivered the unaudited financial statements required by Section 7.1(b) of the Note Agreement for the fiscal quarter of the Credit Parties ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

3. The undersigned has reviewed and is familiar with the terms of the Note Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

4. The review described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the fiscal period covered by the financial statements described in paragraph 1 above[, except as set forth below].

5. The representations and warranties of the Credit Parties contained in Article V of the Note Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Note Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1 of the Note Agreement, including the statements in connection with which this Compliance Certificate is delivered.

6. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate for the fiscal period covered thereby.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

STONEMOR GP LLC

By:
Name:
Title:

Exhibit 4.1(k)(iv)-2

For the Quarter/Year ended ___________________, ____ (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I. Section 10.11 (a) – Minimum EBITDA.

A. Consolidated EBITDA for Measurement Period ending on above date (“Subject Period”):	$	______

1. Consolidated Net Income of the Parent and its Subsidiaries for Subject Period:	$	______

2. Consolidated interest expense of the Parent and its Subsidiaries for Subject Period:	$	______

3. Provision for income taxes for Subject Period:	$	______

4. Depreciation and amortization expenses for Subject Period:	$	______

5. Non-cash cost for Cemetery Property and real property sold for Subject Period:	$	______

6. Any extraordinary losses for Subject Period:	$	______

7. Losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for Subject Period:	$	______

8. Other non-cash items (including, without limitation, one-time charges associated with “cheap stock” compensation expense) for the Subject Period:	$	______

9. Reasonable fees, costs and expenses incurred in connection with the Transaction and restructuring of the Existing Credit Agreement and the Existing Note Agreement for the Subject Period:	$	______

10. Any extraordinary gains for the Subject Period:	$	______

11. Gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for the Subject Period:	$	______

Exhibit 4.1(k)(iv)-4

12.    The amount of non-cash gains (other than as a result of deferral of purchase price with respect to notes or installment sale contracts received in connection with the sales of Cemetery Property) for the Subject Period:

	$	______

13. Other non-cash gains for the Subject Period:	$	______

14. Balance Sheet Adjustments	$	______

15. Pro Forma Basis Adjustments	$	______

16. Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 – 10 – 11 – 12 – 13 +/- 14 +/- 15):	$	______

B. $26,900,000	$	______

C. Permitted Acquisition Step-Up (80% of Consolidated EBITDA)	$	_______

D. Minimum required: (Line I.B + I.C)	$	_______

E. Excess (deficient) for covenant compliance (Line I.A16 above – I.D):	$	_______

II. Section 10.11 (b) – Consolidated Interest Coverage Ratio.

A. Consolidated EBITDA for Subject Period (Line I.A.16 above):	$	______

B. Consolidated Interest Charges for Subject Period:	$	______

C. Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B):		___ to 1.0

Minimum required:		3.5 to 1.0

III. Section 10.11(c) - Consolidated Leverage Ratio

A. Consolidated Funded Indebtedness for Subject Period:	$	______

B. Consolidated EBITDA for Subject Period (Line I.A.16 above):	$	______

C. Consolidated Leverage Ratio for Subject Period (Line III.A ÷ III.B):		___ to 1.0

Maximum permitted:		3.5 to 1.0

Exhibit 4.1(k)(iv)-5

EXHIBIT 4.2(a)(v)

FORM OF SHELF OPINION

The opinion referred to in Section 4.2(a)(v) (the “Shelf Opinion”) shall be substantially in the form of the opinion referred to in Section 4.1(d)(ii) (the “Series B Closing Date Opinion”) except that (i) it will apply only to the Shelf Notes being issued on the applicable Closing Day (and not the Transaction Documents referred to in the Series B Closing Date Opinion), (ii) only paragraphs 2 to 5, inclusive and 12 to 15, inclusive, of the Series B Closing Date Opinion shall be included in the Shelf Opinion, (iii) there shall be an opinion stating that the Shelf Notes being issued on the applicable Closing Day are part of the obligations secured pursuant to the Security Agreement, the Pledge Agreement and the Mortgages (as such terms are defined in the Series B Closing Date Opinion) and (iv) appropriate modifications shall be made to the assumptions and other portions of the Series B Closing Date Opinion not referred to above to reflect the scope of the Shelf Opinion. This Exhibit 4.2(a)(v) does not in any way limit the requirement in Section 4.2(a)(v) that the Shelf Opinion address such other matters as a Purchaser may reasonably request.

Exhibit 4.2(a)(v)-1

EXHIBIT 10.2(h)

FORM OF SELLER SUBORDINATION PROVISIONS

The provisions set forth below shall be included in any agreement evidencing Seller Subordinated Debt. The terms used herein shall have the meanings set for in the Amended and Restated Note Purchase Agreement dated August 15, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Note Agreement”), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually an “Issuer” and collectively, the “Issuers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Parent”, together with the General Partner and the Issuers, each a “Credit Party” and collectively, the “Credit Parties”), Prudential Investment Management Inc. (“Prudential”), iStar Financial Inc. (“iStar”) and each of the holders of Notes from time to time party thereto (the “Noteholders” and, together with Prudential and iStar, collectively, the “Investor Group”).

1. Subordination of Payment. The payment of principal of and interest on any and all Seller Subordinated Debt shall be expressly subordinated to the Obligations, and there shall be no principal payments required on the Seller Subordinated Debt at any time when the Obligations are outstanding. The Seller Subordinated Debt may provide, however, that if no Event of Default or Default under the Note Agreement has occurred and is continuing at the time any scheduled payments of principal and/or interest on the Seller Subordinated Debt are payable, and such payment would not give rise to an Event of Default or Default under the Note Agreement, and the Issuers may pay such scheduled payments of principal and/or interest as the same accrues.

2. Liens and Security Interests. The Credit Parties may not provide any collateral to the holder(s) of the Seller Subordinated Debt.

3. Terms. The covenants and other terms of the Seller Subordinated Debt shall be no more favorable to the subordinated creditor than the terms and conditions set forth in the Note Agreement are to the Investor Group.

4. Moratorium on Remedies. The subordinated creditor shall agree not to accelerate, demand, sue for, commence any collection or enforcement action or proceeding, take, receive, accept or retain any payment or distribution of any character, whether in cash, securities or other property, in respect of the principal of, premium on, or, except to the extent permitted under Paragraph 1 above, interest on, the Seller Subordinated Debt, or any collateral security therefor until the Obligations shall have been paid in full with interest, including interest during any bankruptcy or similar proceeding involving any Credit Party, from the date of the filing thereof to the date of distribution (notwithstanding any statute, including without limitation the Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary).

5. Distributions on Insolvency, Etc. The subordinated creditor shall agree that in the event of the institution of and in connection with any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relative to any Credit Party

Exhibit 10.2(h)-1

or its property, or of any proceeding for the voluntary liquidation, dissolution or other winding-up of any Credit Party, whether or not involving insolvency or bankruptcy proceedings:

(a) all amounts due under the Notes and Note Agreement shall first be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of any Seller Subordinated Debt;

(b) any payment or distribution of any character, whether in cash, securities or other property, which would otherwise be payable or deliverable in respect of any Seller Subordinated Debt (other than reorganization securities that are subordinated to securities received by the Noteholders substantially the same terms as those set forth in this Exhibit 4.1(k)(iv)) shall be paid or delivered directly to the Noteholders, until all amounts due under the Notes and Note Agreement shall have been paid in full in cash, with the subordinated creditor retaining a right of subrogation to any remaining distributions payable on account of the Notes and Note Agreement after the Noteholders have received aggregate distributions in cash equal to all amounts due under the Notes and Note Agreement, and the subordinated creditor shall irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators and others having authority to effect all such payments and deliveries; and

(c) the subordinated creditor shall agree to execute and deliver to the members of the Investor Group all such further instruments confirming the authorization referred to in the foregoing clause (b) and all such powers of attorney, proofs of claim, assignments of claim and other instruments and shall take all such other actions as may be reasonably requested by the members of the Investor Group in order to enable each of the members to enforce all its rights hereunder and all claims of such member upon or in respect of the Seller Subordinated Debt, and failing execution of such instruments or taking of such actions by the subordinated creditor, the members of the Investor Group shall be authorized and empowered to execute and perform the same on behalf of the subordinated creditor.

6. Unauthorized Distributions Held in Trust. The subordinated creditor shall agree that, in the event any payment or distribution of any character, whether in cash, securities or other property, is received by subordinated creditor in contravention of the terms of subordination set forth in this Exhibit 4.1(k)(iv), such payment or distribution shall be held by subordinated creditor, as trustee of an express trust, in trust for the benefit of, and shall be paid over or delivered and transferred to the Noteholders for application to all amounts due under the Notes and Note Agreement remaining unpaid until such amounts shall have been paid in full.

7. Notation of Subordination. If the Seller Subordinated Debt is evidenced in whole or part by any promissory note or other instruments, the subordinated creditor shall note on the face thereof or otherwise adequately reference that the same is subject to the subordination provisions required by this Exhibit 4.1(k)(iv).

8. No Modification of Seller Subordinated Debt. The subordinated creditor shall agree that so long as the Notes remain outstanding, subordinated creditor will not modify or amend or permit modification or amendment of the terms and conditions of the Seller Subordinated Debt without obtaining the Investor Group’s prior written consent thereto unless, as amended, such Seller Subordinated Debt would satisfy all requirements of this Exhibit 4.1(k)(iv).

Exhibit 10.2(h)-2

9. Waiver of Notices. The subordinated creditor shall waive all notices with respect to the Notes and Note Agreement, including, but not limited to, the making of loans or advances to any Credit Party or any extensions, renewals or modifications thereof, releases of collateral security or guarantors or other indulgences of any character, or of the occurrence or declaration of any default or the taking of any collection or enforcement action.

Exhibit 10.2(h)-3